As filed with the Securities and Exchange Commission on January 17, 2007 .	Registration Statement No. 333-139537

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM SB-2/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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URANERZ ENERGY CORPORATION
(Name of small business issuer in its charter)

Nevada State or jurisdiction of incorporation or organization	1081 Primary Standard Industrial Classification Code Number	98-0365605 I.R.S. Employer Identification No.

Suite 1410 - 800 West Pender Street

Vancouver, British Columbia Canada V6C 2V6

604-689-1659

(Address and telephone number of principal executive offices)

1701 East “E” Street

P.O. Box 50850

Casper, Wyoming, 82601

307-265-8900

(Address and telephone number of principal place of business)

Dorsey & Whitney LLP

Republic Plaza Building, Suite 4700

370 Seventeenth Street

Denver, CO 80202-5647

(303) 629-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth G. Sam, Esq.

Jason K. Brenkert, Esq.

Dorsey & Whitney LLP

Republic Plaza Building, Suite 4700

370 Seventeenth Street

Denver, CO 80202-5647

(303) 629-3445

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock to be offered for resale by selling shareholders	197,500	$3.65	$720,875	$78
TOTAL	197,500	--	$720,875	$78

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for purposes of calculating amount of registration fee, based on the average of the high and low sales prices of the Registrant’s common stock on January 10, 2007, as quoted on the American Stock Exchange.

(2)

In connection with the Form SB-2 filed by the Registrant on December 20, 2006, the Registrant previously paid a registration fee of $11,678 relating to the remaining 28,058,698 shares of common stock to be offered for resale by selling shareholders and 4,812,849 shares of common stock acquirable upon exercise of warrants to be offered for resale by selling shareholders pursuant to the prospectus contained in this Form SB-2/A.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The Registrant is filing this Amendment No. 1 to its Form SB-2 registration statement, filed with the Securities and Exchange Commission on December 20, 2006, to update certain shareholdings of the selling shareholders and correct a technical error in the signature block of the form.

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the selling shareholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject To Completion: Dated ___________, 2006

Uranerz Energy Corporation

33,069,047 Shares of Common Stock

This prospectus relates to the sale, transfer or distribution of up to 32,871,547 shares of the common stock, par value $0.001 per share, of Uranerz Energy Corporation, by selling shareholders described herein. The price at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The shares of common stock registered for sale:

28,256,198 shares of common stock held by selling shareholders;

3,622,499 shares of common stock acquirable upon exercise of Warrants issued March 3, 2006 (March Warrants) at $1.75 per share until March 3, 2007 and then at $2.50 per share until March 3, 2008 held by selling shareholders;

1,071,100 shares of common stock acquirable upon exercise of Warrants issued May 19, 2006 (May Warrants) at $2.25 per share held by selling shareholders; and

119,250 shares of common stock acquireable upon exercise of Warrants issued as commission on the March 3, 2006 and May 19, 2006 private placements at between $1.75 and $2.25 per share held by selling shareholders.

We will not receive any proceeds from the sale or distribution of the common stock by the selling shareholders.

We may receive proceeds from the exercise of the warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

Our common stock is listed on the American Stock Exchange (AMEX) under the symbol “URZ”. On January 11, 2007, the closing sale price for our common stock was $3.65 on the AMEX.

Investing in our common stock involves risks. See “Risk Factors and Uncertainties” beginning on page 5.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________________, 2006.

TABLE OF CONTENTS

SUMMARY INFORMATION	1
RISK FACTORS AND UNCERTAINTIES	5
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	14
DIVIDEND POLICY	14
SELLING SHAREHOLDERS	14
PLAN OF DISTRIBUTION	43
LEGAL PROCEEDINGS	44
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	44
EXECUTIVE COMPENSATION	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
DESCRIPTION OF SECURITIES	58
THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	61
DESCRIPTION OF THE BUSINESS	62
MANAGEMENT’S DISCUSSION AND ANALYSIS	79
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	85
SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	86
TRANSFER AGENT AND REGISTRAR	86
LEGAL MATTERS	86
EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	86
WHERE YOU CAN FIND MORE INFORMATION	86
FINANCIAL STATEMENTS	F-1

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

THE OFFERING

This is an offering of up to 33,069,047 shares of our common stock by certain selling shareholders.

Shares Offered By the Selling Shareholders	33,069,047 shares of common stock, $0.001 par value per share, including:
28,256,198 shares of common stock held by selling shareholders; and
3,622,499 shares of common stock acquirable upon exercise of March Warrants at $1.75 to $2.50 per share; and
1,071,100 shares of common stock acquirable upon exercise of May Warrants at $2.25 per share; and
119,250 shares of common stock acquirable upon exercise of Commission Warrants at $1.75 to $2.50 per share.
Offering Price	Determined at the time of sale by the selling shareholders
Common Stock Outstanding as of December 13, 2006	34,510,338 shares
Use of Proceeds

We will not receive any of the proceeds of the shares offered by the selling shareholders. We may receive proceeds from the exercise of warrants, if any, and will use any such proceeds for general working capital purposes.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.
American Stock Exchange Symbol	URZ

The number of shares of our common stock that will be outstanding immediately after this offering includes 34,510,338 shares of common stock outstanding as of December 13, 2006. This calculation excludes:

•     2,395,000 shares of common stock issuable upon vested exercise of options outstanding as of December 13, 2006;

•     3,622,499 shares of common stock acquirable upon exercise of March Warrants at $1.75 per share until March 3, 2007 and then at $2.50 per share until March 3, 2008;

•     1,071,100 shares of common stock acquirable upon exercise of May Warrants at $2.25 per share; and

•     119,250 shares of common stock issuable to the underwriters pursuant to Commission Warrants granted to the underwriters at a price of $1.75 to $2.50 per share.

SUMMARY OF OUR BUSINESS

Uranerz Energy Corporation was incorporated under the laws of the State of Nevada as Carleton Ventures Corp. on May 26, 1999. On July 5, 2005, we changed our name from Carleton Ventures Corp. to Uranerz Energy Corporation. Our executive offices are located at Suite 1410 - 800 West Pender Street, Vancouver, British Columbia Canada V6C 2V6, and our phone number is 604-689-1659.

Our principal business offices are located at Suite 1410-800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6, and our telephone number is (604) 689-1659. Our operations office is located at 1701 East “E” Street, PO Box 50850, Casper, Wyoming 82605-0850, USA and our phone number there is 307-265-8900.

We are engaged in the acquisition, exploration and, if warranted, development of uranium properties. We own interests in properties in Wyoming, USA; Saskatchewan, Canada; and Mongolia. We have entered into joint venture agreements for each of our Saskatchewan and Mongolia properties whereby the joint venture partner for each property can earn an ownership interest in the property. We have also joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore, and if warranted, develop our projects in the Powder River Basin area of Wyoming.

We hold interests in the following mineral properties:

Name of Property	Location
State Mineral Leases, Federal Mining Claims and Private (Fee) Mineral	Powder River Basin, Wyoming, USA
State Mineral Leases, Federal Mining Claims (option and joint venture agreement in place)	Great Divide Basin, Wyoming, USA
Cochrane River Property (option and joint venture agreement in place)	Saskatchewan, Canada
Eight Exploration Licenses (option and joint venture agreement in place)	Mongolia

Our plan of operations is to carry out exploration and environmental permitting of our Wyoming Powder River Basin properties while our joint venture partners will be responsible for carrying out exploration of our Wyoming Great Divide Basin properties, Saskatchewan properties, and Mongolia properties.

We are an exploration stage company. All of our projects are at the exploration stage and there can be no assurance that a commercially viable mineral deposit, or reserve, exists on any of our properties until appropriate exploratory work is done and a comprehensive evaluation based on such work concludes legal and economic feasibility. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of any of our properties is determined. There is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists on any of our mineral properties. We anticipate that we may require additional financing in order to pursue full exploration of these claims. We do not have sufficient financing to undertake full exploration and development of all our mineral claims at present and there is no assurance that we will be able to obtain the necessary financing. Because of the long lead times for environmental permitting of mining operations in North America, we have started collecting environmental baseline data on two of our properties in the Powder River Basin area of Wyoming that we feel have the potential, based on data in our possession, of being developed into commercial in-situ recovery uranium mines.

SELECTED FINANCIAL DATA

The selected financial information presented below as of and for the periods indicated is derived from our financial statements contained elsewhere in this prospectus and should be read in conjunction with those financial statements.

INCOME STATEMENT DATA	Year Ended December 31		Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2006	2005	2006	2005
			(unaudited)		(unaudited)
Revenue	NIL	NIL	NIL	NIL	NIL	NIL
Operating Expenses	4,891,392	20,096	1,045,730	4,139,143	6,033,049	4,457,716
Net (Loss)	(5,002,225)	(20,096)	(899,594)	4,139,143	(5,801,995)	(4,457,716)
(Loss) per Common share*	(0.38)	-	(0.03)	(0.30)	(0.20)	(0.43)
Weighted Average Number of Common Shares Outstanding	12,995,000	5,640,500	31,787,000	13,831,000	28,789,000	10,338,000

BALANCE SHEET DATA:	At December 31, 2005	At September 30, 2006
		(unaudited)
Working Capital (Deficiency)	1,775,579	10,803,318
Total Assets	1,978,343	11,205,766
Accumulated (Deficit)	(5,150,531)	(10,952,526)
Stockholders’ Equity	1,784,857	10,910,812

*	Basic and diluted.

RISK FACTORS AND UNCERTAINTIES

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Because our auditors have issued a going concern opinion, we may not be able to achieve our objectives and may have to suspend or cease exploration activities.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. However, our management is of the opinion that we have sufficient financing with which to pursue our plan of operations over the next twelve months.

Our future performance is difficult to evaluate because we have a limited operating history.

We were incorporated in 1999 and we began to implement our current business strategy in the uranium industry in the beginning of 2005. We have had no significant operations and since incorporation our operating cash flow needs have been financed solely through an offering of our common stock. As a result, we have little historical financial and operating information available to help you evaluate our performance or an investment in our common stock and warrants.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our properties do not contain any reserves, and any funds spent on exploration will be lost.

We have no uranium producing properties and have never generated any revenue from our operations. Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our properties do not contain any reserves, and any funds spent on exploration will be lost. It is not known with certainty that uranium exists on any of our properties. We may never discover uranium in commercially exploitable quantities and any identified deposit may never qualify as a commercially mineable (or viable) reserve. We will continue to attempt to acquire the surface and mineral rights on lands that we think are geologically favorable or where we have historical information in our possession that indicates uranium mineralization might be present.

The exploration and development of mineral deposits involves significant financial and other risks over an extended period of time, which even a combination of careful evaluation, experience and knowledge may not eliminate. While discovery of a uranium, precious or base metal deposit may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses are required to establish reserves by drilling and to construct mining and processing facilities at a site. Our uranium properties are all at the exploration stage and do not contain any reserves at this time. It is impossible to ensure that the current or proposed exploration programs on properties in which the Company has an interest will result in the delineation of mineral deposits or in profitable commercial operations. Our operations are subject to the hazards and risks normally incident to exploration, development and production of uranium, precious and base metals, any of which could result in damage to life or property, environmental damage and possible legal liability for such damage. While we may obtain insurance against certain risks, the nature of these risks are such that liabilities could exceed policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance, or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and, potentially our financial viability.

We have a limited operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activities.

We were incorporated in 1999 and are engaged in the business of mineral exploration. We have not realized any revenue from our operations. We have no exploration history upon which an evaluation of our future success or failure can be made. Our net loss since inception through September 30, 2006 is $10,952,526. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties plus development costs to produce saleable product. We may not guarantee we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

Because some of our officers and directors do not have technical training or experience in exploring for, starting, and operating a mine, we may have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease exploration activity which may result in the loss of your investment.

Some, but not all, of our officers and directors do have experience with exploring for, starting, and operating a mine. Because some of our officers and directors are inexperienced with exploring for, starting, and operating a mine, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. Some of our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices would typically take into account standard engineering or managerial approaches mineral exploration companies commonly use. However, our exploration activities, earnings and ultimate financial success could suffer irreparable harm due to certain of management’s decisions. As a result we may have to suspend or cease exploration activities, or any future development activities, which would likely result in the loss of your investment.

We have no known reserves. Without reserves we may not be able to generate income and if we cannot generate income we will have to cease exploration activities which result in the loss your investment.

We have no known reserves. Without reserves, we may not be able to generate income and if we cannot generate income we will have to cease exploration activities which would likely result in the loss of your investment. We have attempted to acquire the surface and mineral rights on lands that we think are geologically favorable or where we have historical information in our possession that indicates uranium mineralization might be present. It is not known with certainty that uranium exists on any of our properties.

Even in the event commercial quantities of uranium are discovered, the mining properties might not be brought into a state of commercial production. Estimates of mineral resources are inherently imprecise and depend to some extent on statistical inferences drawn from limited methods, which may prove unreliable. Fluctuations in the market prices of uranium may render reserves and deposits containing relatively low grades of uranium uneconomic. Whether a uranium, precious or base metal deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as its size and grade; costs and efficiency of the recovery methods that can be employed; proximity to infrastructure; financing costs; and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of minerals and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on our invested capital.

Our future profitability will be dependent on Uranium Prices

Because a significant portion of our anticipated revenues are expected to be derived from the sale of uranium, our net earnings, if any, can be affected by the long- and short-term market price of U3O8. Uranium prices are subject to fluctuation. The price of uranium has been and will continue to be affected by numerous factors beyond our control. With respect to uranium, such factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. Spot prices for U3O8 were at $20.00 per pound U3O8 in December 2004, and then increased to $31.25 per pound in September 2005 and to $35.25 per pound as of December 31, 2005. As of December 11, 2006, the U.S. weekly spot price of U3O8 was $65.50 per pound.

Our operations are subject to environmental risks.

We are required to comply with environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. that the Company must comply with are the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978 (UMTRCA), Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable. We also are required to comply with environmental protection laws in Mongolia. We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the State of Wyoming. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, and other environmental matters, each of which could have a material adverse effect on the costs or the viability of a particular project. We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business, or may cause material changes or delays in our intended activities.

Our operations may require additional analysis in the future including environmental and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. There can be no assurance that we will be able to obtain or maintain all necessary permits that may be required to continue its operation or its exploration of its properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs.

We intend to extract Uranium from our properties using the in-situ recovery mining process which may not be successful

We intend to extract Uranium from our properties using in-situ recovery mining, which is suitable for extraction of certain types of uranium deposits. This process requires in-situ recovery mining equipment and trained personnel. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and certain equipment such as bulldozers, drilling rigs, and other equipment that we might need to conduct exploration and development. We will attempt to locate additional products, equipment and materials as needed. If we cannot find the products and equipment we need, we will have to suspend our exploration and development plans until we do find the products and equipment we need.

We face risks related to exploration and development, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on uranium prices and whether any of our exploration stage properties can be brought into production. The exploration for and development of mineral deposits involves significant risks. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether an uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations.

We are subject to the risks normally encountered in the mining industry, such as:

•	unusual or unexpected geological formations;
•	fires, floods, earthquakes, volcanic eruptions, and other natural disasters;
•	power outages and water shortages;
•	cave-ins, land slides, and other similar mining hazards;
•	labor disruptions and labor disputes;
•	inability to obtain suitable or adequate machinery, equipment, or labor;
•	liability for pollution or other hazards; and
•	other known and unknown risks involved in the operation of mines and the conduct of exploration.

The development of mineral properties is affected by many factors, including, but not limited to: the cost of operations, variations in the grade of ore, fluctuations in metal markets, costs of extraction and processing equipment, availability of equipment and labor, labor costs and possible labor strikes, and government regulations, including without limitation, regulations relating to taxes, royalties, allowable production, importing and exporting of minerals, foreign exchange, employment, worker safety, transportation, and environmental protection. Depending on the price of uranium, we may determine that it is impractical to commence, or, if commenced, continue, commercial production. Such a decision would negatively affect our profits and may affect the value of your investment.

Because some of our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration and development activities, our exploration and development activities may be sporadic which may result in periodic interruptions or suspensions.

Because some of our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration and development activities, these activities may be sporadic and occur only at times which are convenient to our officers and directors. As a result, exploration and development of our properties may be periodically interrupted or suspended.

Because we may be unable to meet property payment obligations or be able to acquire necessary mining licenses, we may lose interests in our exploration properties.

The agreements pursuant to which we acquired our interests in some of our properties provide that we must make a series of cash payments over certain time periods, expend certain minimum amounts on the exploration of the properties or contribute our share of ongoing expenditures. If we fail to make such payments or expenditures in a timely fashion, we may lose our interest in those properties. Further, even if we do complete exploration activities, we may not be able to obtain the necessary licenses to conduct mining operations on the properties, and thus would realize no benefit from our exploration activities on the properties.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, none of our properties has a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Although we intend to carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. There are also physical risks to the exploration personnel working in the rugged terrain of Mongolia, often in poor climate conditions. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

Because we have not put a mineral deposit into production before, we will have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our properties into production and you may lose your investment.

The board of directors includes six individuals that have technical or financial experience in placing mining projects into production. However, we have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place mineral deposit properties into production.

Because Mongolian regulations require the State Administration of Exchange Control to approve the remittance of certain types of income out of Mongolia, we may be unable to repatriate our earnings. If we are unable to repatriate our earnings from Mongolia, you may lose your investment.

Mongolian regulations provide that, subject to payment of applicable taxes, foreign investors may remit out of Mongolia, in foreign exchange, profits or dividends derived from a source within Mongolia. Remittance by foreign investors of any other amounts (including, for instance, proceeds of sale arising from a disposal by a foreign investor of any of his investment in Mongolia) out of Mongolia is subject to the approval of the State Administration of Exchange Control or its local branch office. No assurance can be given that such approval would be granted if we dispose of all or part of our interest in our Mongolia projects. Further, there can be no assurance that additional restrictions on the repatriation of earnings in Mongolia will not be imposed in the future.

Because certain of our mineral interests are in Mongolia, you will be exposed to political risk. Such political risk could result in us losing interests in our properties in Mongolia. If this occurs you could lose your investment.

Some of our mineral interests are in Mongolia and may be affected by varying degrees of political instability and the policies of other nations in respect of these countries. These risks and uncertainties include military repression, political and labor unrest, extreme fluctuations in currency exchange rates, high rates of inflation, terrorism, hostage taking and expropriation. Some of our material mineral interests are currently located in Mongolia. Our mining, exploration and development activities may be affected by changes in government, political instability and the nature of various government regulations relating to the mining industry, including but not limited to, environmental regulation, labor regulations, worker health and safety regulations, and royalties, taxes, import and export laws and regulations. Any changes in regulations or shifts in political conditions are beyond our control and may adversely affect our business and/or holdings. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation, imposition of new, high government royalties and ownership interests, and safety factors. Our operations in Mongolia entail significant governmental, economic, social, medical and other risk factors common to all developing countries. The status of Mongolia as a developing country may make it more difficult for us to obtain any required financing because of the investment risks associated with these countries.

Because some of our operations are in Mongolia we may be adversely affected by economic uncertainty characteristic of developing countries. Such adverse affects could result in a loss of your investment.

Our operations in Mongolia may be adversely affected by the economic uncertainty characteristic of developing countries. Operations in Mongolia are subject to risks relating to Mongolia’s relatively recent transition to a market economy administered by an elected government. While Mongolia has recently permitted private economic activities, the government of Mongolia has exercised and continues to exercise substantial control over virtually every sector of Mongolia’s economy through regulation and state ownership. Our prospects, results of operations and financial condition may be adversely affected by political, economic and social uncertainties in Mongolia, changes in Mongolia’s leadership, diplomatic developments and changes or lack of certainty in the laws and regulations of Mongolia.

Because the acquisition of title to resource properties in Mongolia is a very time consuming process that may be subject to dispute we may not be able to acquire title to our properties. This may result in a loss of the properties and your investment.

The acquisition of title to resource properties or interests therein is a very detailed and time-consuming process. Title to and the area of resource concessions may be disputed. Our resource properties or interests in Mongolia are registered or are in the process of being registered in the name of our president, a Mongolian representative, our wholly-owned subsidiary, or joint venture companies. There is no guarantee of title to any of our properties. The properties may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects. Title may be based upon interpretation of the country’s laws, which laws may be ambiguous, inconsistently applied and subject to reinterpretation or change. We have not surveyed the boundaries of any of our mineral properties and consequently the boundaries of the properties may be disputed.

Because our subsidiary company may require certain approvals to advance our operations we are at risk of not receiving such approvals. If we don’t receive the necessary approvals we may lose our property interests resulting in a loss of your investment.

While we are authorized to explore for uranium on our projects, we may be required to obtain further approvals from regulatory authorities in Mongolia in order to explore for minerals or to conduct mining operations. There is no assurance that such approvals would be granted by the Mongolian authorities at all or on terms favorable to the continued operations. The laws of Mongolia are ambiguous, inconsistently applied and subject to reinterpretation or change. While we believe that we will be properly established and that we have taken the steps necessary to obtain our interest in the projects, there can be no guarantee that such steps will be sufficient to preserve our interests in the projects.

Because our joint venture partners have more influence with various levels of government we may not be able to protect our property interests in Mongolia. If we are unable to protect our interests you may lose your investment.

We may operate in Mongolia through a joint venture with a government controlled entity. Although this connection benefits us in some respects, there is a substantial inequality with respect to the influence of the respective joint venture parties with the various levels of government. The government holds a substantial degree of subjective control over the application and enforcement of laws and the conduct of business. This inequality would become particularly detrimental if a business dispute arose between joint venture parties. We will endeavor to maintain positive relations with both our joint venture partner and local governments, but there can be no guarantee that these measures will be sufficient to protect our interests in Mongolia.

The mining industry is highly competitive.

The business of the acquisition, exploration, and development of uranium properties is intensely competitive. We will be required to compete, in the future, directly with other corporations that may have better access to potential uranium resources, more developed infrastructure, more available capital, better access to necessary financing, and more knowledgeable and available employees than us. We may encounter competition in acquiring uranium properties, hiring mining professionals, obtaining mining resources, such as manpower, drill rigs, and other mining equipment. Such competitors could outbid us for potential projects or produce minerals at lower costs. Increased competition could also affect the our ability to attract necessary capital funding or acquire suitable producing properties or prospects for uranium exploration in the future.

Risks Related to Securities

We are dependent upon key management employees.

The success of our operations will depend upon numerous factors, many of which are beyond our control, including (i) our ability to enter into strategic alliances through a combination of one or more joint ventures, mergers or acquisition transactions; and (ii) our ability to attract and retain additional key personnel in sales, marketing, technical support and finance. We currently depend upon our management employees to seek out and form strategic alliances and find and retain additional employees. There can be no assurance of success with any or all of these factors on which our operations will depend. We have relied and may continue to rely, upon consultants and others for operating expertise.

Our growth will require new personnel, which we will be required to recruit, hire, train and retain

We expect significant growth in the number of its employees if we determine that a mine at any of our properties is commercially feasible, we are able to raise sufficient funding and we elect to develop the property. This growth will place substantial demands on us and our management. Our ability to assimilate new personnel will be critical to our performance. We will be required to recruit additional personnel and to train, motivate and manage employees. We will also have to adopt and implement new systems in all aspects of our operations. This will be particularly critical in the event we decide not to use contract miners at any of our properties. We have no assurance that we will be able to recruit the personnel required to execute our programs or to manage these changes successfully.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

While we believe we have adequate internal control over financial reporting, we are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. Any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we expect that beginning with our annual report on Form 10-KSB for the fiscal year ended December 31, 2007, we will be required to furnish a report by management on our internal control over financial reporting. Such report will contain among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Beginning with our annual report on Form 10-KSB for the fiscal year ended December 31, 2008, such report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management’s assessment of the effectiveness of internal control over financial reporting under Section 404.

While we believe our internal control over financial reporting is effective, we are still compiling the system and processing documentation and performing the evaluation needed to comply with Section 404, which is both costly and challenging. We cannot be certain that we will be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective as of December 31, 2007 (or if, by December 31, 2008, our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

Stock market price and volume volatility

The market for our common shares may be highly volatile for reasons both related to the performance of the Company or events pertaining to the industry (ie, mineral price fluctuation/high production costs/accidents) as well as factors unrelated to the Company or its industry. In particular, market demand for uranium fluctuates from one business cycle to the next, resulting in change of demand for the mineral and an attendant change in the price for the mineral. Our common shares can be expected to be subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors. In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small-capitalization companies, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies. For these reasons, the price of our common shares can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

Dilution through the granting of options

Because the success of the Company is highly dependent upon its respective employees, we may in the future grant to some or all of our key employees, directors and consultants options to purchase our common shares as non-cash incentives. Those options may be granted at exercise prices below those for the common shares prevailing in the public trading market at the time or may be granted at exercise prices equal to market prices at times when the public market is depressed. To the extent that significant numbers of such options may be granted and exercised, the interests of the other stockholders of the Company may be diluted.

You may lose your entire investment in our shares.

An investment in our common stock is highly speculative and may result in the loss of your entire investment. Only investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in us.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

FORWARD-LOOKING STATEMENTS

We use words like “expects,” “believes,” “intends,” “anticipates,” “plans,” “targets,” “projects” “r “estimates” in this prospectus. When used, these words and other, similar words and phrases or statements that an event, action or result “will,” “may,” “could,” or “should” occur, be taken or be achieved, identify “forward-looking” statements. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled “Risk Factors and Uncertainties” beginning at page 5 of this prospectus, “Description of the Business” beginning at page 62 of this prospectus and “Management’s Discussion and Analysis” beginning at page 79 of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things, those matters discussed under the caption “Risk Factors,” as well as the following:

•	the impact of general economic conditions in the United States and Mongolia;
•	industry conditions, including competition;
•	the success of business strategies and intended results;
•	our ability to integrate acquisitions into our operations and management;
•	risks associated with the uranium industry in general;
•	the impact of terrorist activity or war, threats of terrorist activity or war and responses to terrorist activity on the economy in general and the uranium and energy industries in particular;
•	uranium prices;
•	legislative or regulatory requirements; and
•	access to capital markets.

Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this report. We assume no obligation to update or revise them or provide reasons why actual results may differ.

USE OF PROCEEDS

We will not receive any proceeds from the sale or distribution of the common stock by the selling shareholders. We may receive proceeds from the exercise of the March, May and Commission Warrants, upon exercise of these warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

DIVIDEND POLICY

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

SELLING SHAREHOLDERS

This prospectus covers the offering of up to 33,069,047 shares of our common stock by Selling Shareholders. We will not receive any proceeds from the sale of the shares by the Selling Shareholders.

If we issue all of the common stock issuable upon exercise of the Warrants held by Selling Shareholders, we will receive proceeds of $8,971,102 and $11,757,814, depending upon the date of exercise. We intend to use such proceeds, if any, for general working capital purposes. We cannot assure you that any of the warrants will be exercised.

The shares issued to the Selling Shareholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their shares on the AMEX, the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” beginning on page 43 of this prospectus. The Selling Shareholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”) and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

SELLING SHAREHOLDERS INFORMATION

The following are the Selling Shareholders who own an aggregate of 28,256,198 shares of our common stock covered in this prospectus (not including common shares acquirable upon exercise of warrants). Certain Selling Shareholders have the right to acquire the shares of common stock upon the exercise of Warrants sold in our private placements. See “Transactions with Selling Shareholders” beginning on page 41 of this prospectus for further details. At December 13, 2006, we had 34,510,338 shares of common stock issued and outstanding.

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Douglas Higgs (4) 110-7180 Lindsay Rd. Richmond, BC V7C 3M6	300,000	**	300,000	0	0%
Stephanie Norris (5) 5856 186A Street Surrey, BC V3S 7Z9	10,000	**	10,000	0	0%
Dennis Higgs (6) 4520 West 5th Ave. Vancouver, BC V6R 1S7	2,524,001	7.23%	2,174,001	350,000	**
Darcy Higgs (7) 4756 Drummond Dr. Vancouver, BC V6T 1B4	1,455,000	4.22%	1,455,000	0	0%
Martin Tielker (8) 914-1177 Hornby Street Vancouver, BC V6Z 2E9	70,000	**	70,000	0	0%
Robert A. Montgomery (9) Derwentwater, West Lyford Place Lyford Cay, New Providence Bahamas	705,000	2.04%	705,000	0	0%
Mike Stuart (10) 412 Sherbrooke Street New Westminster, BC V3L 3N2	10,000	**	10,000	0	0%
Aileen Lloyd (11) 3996 Michener Court North Vancouver, BC V7K 3C7	1,250,000	3.59%	1,000,000	250,000	**
Arthur Brown (12) Suite 597-1027 Davie St. Vancouver, BC V6E 4L2	159,999	**	159,999	0	0%
Ross MacLachlan (13) 7285 Beechwood Street Vancouver, BC V6P 5O5	10,000	**	10,000	0	0%
Brien F. Lundin (14) 2400 Jefferson Hwy, Suite 600 Jefferson, LA 70121	50,000	**	50,000	0	0%
Kenneth D. Cunningham (15) 5900 Philoree Lane Reno, NV 89511	575,000	1.66%	475,000	100,000	**
Joseph P. Hebért (16) 295 Greencrest Drive Spring Creek, NV 82815	275,000	**	225,000	50,000	**
Steven Ristorcelli IRA(17) 510 Marquette Ave. S. Minneapolis, MN 55402	50,000	**	50,000	0	0%
Glenn J. Catchpole (18) 222 Carriage Circle Cheyenne, WY 82009	1,780,000	5.16%	1,430,000	350,000	**

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
661417 BC Ltd. (Highland Capital) (19) Suite, 1800 999 W. Hastings Street Vancouver, BC V6C 2W2	462,500	1.34%	462,500	0	0%
Eckard Kirsch (20) Verlaengerte Triebstr. 1 68542 Heddesheim, Germany	300,000	**	300,000	0	0%
Devinder Randhawa (21) Suite 310 - 708 Dolphin Ave. Keoowna, BC	150,000	**	150,000	0	0%
Joachim Brunner (22) Hauptstrasse 10-A 4040 Linz, Austria	180,000	**	180,000	0	0%
Accent Marketing Limited (23) Deisenhofener Strasse 79c 81539 Muenchen, Germany	250,000	**	250,000	0	0%
Ralf Sommer (24) Hilbecker Hendeweg 15 D-59457 Werl, Germany	187,500	**	187,500	0	0%
Michael Bunkherr (25) Buchen Weg 18 D-61273 Wehrheim, Germany	150,000	**	150,000	0	0%
Oliver Frank (26) Woernergasse 5 D-35510 Butzbach-Hochweisel Germany	45,000	**	45,000	0	0%
Alexander Flechsig (27) Fuchsweg 13 D-95028 Hof, Germany	30,000	**	30,000	0	0%
Dr. Gerhard Kirchner (28) 330 - 325 Keevil Cresc Saskatoon, SK S7N 4R8	720,000	2.09%	445,000	275,000	**
Johanna M. Brosch Kirchner(29) 330 - 325 Keevil Cresc Saskatoon, SK S7N 4R8	22,500	**	22,500	0	0%
Bjorn Kirchner (30) Gartenstr. 26 4563 Micheldorf, Austria	120,000	**	120,000	0	0%
Bunnaton Ltd. (31) Rooms 2002-2009, 20/F Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong	450,000	1.30%	450,000	0	0%
Harald Reindl (32) Lederergasse 54/4 4210 Gailneukirchen, Austria	60,000	**	60,000	0	0%
Craig Steinke (33) 15380 Columbia Ave. White Rock, BC V4B 1J9	150,000	**	150,000	0	0%
GF Consulting Group (34) 1485 - 6th Ave. West Suite 903 Vancouver, BC V6H 4G1	204,750	**	204,750	0	0%
Frank Vogel (35) Sandwiese 31 65812 Bad Soden, Germany	150,000	**	150,000	0	0%
Michael Bruin (36) 2200 - 609 Granville St. Vancouver, BC V7Y 1H2	150,000	**	150,000	0	0%
Andrew Muir (37) 3446 West 18th Ave. Vancouver, BC V6S 1A7	45,000	**	45,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Donald Goss (38) 30 Danville Drive Toronto, ON M2P 1J1	330,000	**	330,000	0	0%
Philip O’Neill (39) 230 Panorama Hills Terrace NW Calgary, AB T3K 5M7	75,000	**	75,000	0	0%
Bob Zarchekoff (40) 5036 Norris Rd. NW Calgary AB	150,000	**	150,000	0	0%
Dave Forest (41) 146 Ranch Glen Dr. N.W. Calgary, AB T3G 1E8	18,750	**	18,750	0	0%
Bronze Resources Ltd. (42) Suite 1900 - 666 Burrard St. Vancouver, BC	75,000	**	75,000	0	0%
Vertex One Asset Mgmt. (43) 1920 - 1777 West Hastings St. Vancouver, BC V6E 2K3	150,000	**	150,000	0	0%
Euromerica Capital Group Inc. (44) 2102, 120 - 2nd St. West North Vancouver, BC	150,000	**	150,000	0	0%
Mark Mastiliak (45) 981 Cloverdale Ave. Victoria, BC V8X 21H	150,000	**	150,000	0	0%
Elisabeth Kirchner (46) Voggenberg 3b A 5101 Bergheim, Austria	30,000	**	30,000	0	0%
Eric Coffin (47) 2451 Mollie Nye Way North Vancouver, BC V7J 3T8	75,000	**	75,000	0	0%
Alexander Holtermann (48) Kranichsteiner Str. 21 60598 Frankfurt am Main, Germany	75,000	**	75,000	0	0%
Suma Men (49) 4516 Caulfield Lane West Vancouver, BC V7W 3J6	150,000	**	150,000	0	0%
JTE Finance (50) Birmensdorferstrasse 55 Zurich, Switzerland	393,750	1.14%	393,750	0	0%
Holnik Capital Inc. (51) 2000 - 400 Burrard St. Vancouver, BC V6C 3A6	150,000	**	150,000	0	0%
Millerd Holdings Ltd. (52) 833 West 3rd Street North Vancouver, BC V7P 3K7	142,500	**	142,500	0	0%
Trafalgar 1805 Ltd. (53) 90 Jermyn Street London, UK SW1Y 6JD	60,000	**	60,000	0	0%
Virginia Clarke (54) Kimpton Manor Kimpton Andover SP11 8NU Hampshire	45,000	**	45,000	0	0%
Matthew Clarke (55) Meadow Court Tockenham, UK SN4 7PH	45,000	**	45,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
A.M. Millenium Trust (56) C/O BP 176, 17 Av. De La Costa MC 98004, Monaco	45,000	**	45,000	0	0%
Jerry Korpan (57) 68 Church Rd. Wimbledon Lond SW19 5AA UK	75,000	**	75,000	0	0%
Michael Halvorson (58) 7928 Rowland Road Edmonton, AB T6A 3W1	37,500	**	37,500	0	0%
Seamus Lyons (59) Marsh Court Manor Stockbridge Hampshire United Kingdom S020 6JB	33,750	**	33,750	0	0%
Dana Prince Law Corporation (60) 1810-1111 West Georgia Street Vancouver, BC V6E 4M3	75,000	**	75,000	0	0%
Andrew Williams (61) 2707-198 Aquarius Mews Vancouver, BC V6Z 2Y4	37,500	**	37,500	0	0%
David Shepherd (62) 13539 26th Ave. White Rock, BC V4A 6C2	206,250	**	206,250	0	0%
Nancy Lee Girling (63) 1404-53A Street Tsawwassen, BC V4M 3E6	37,500	**	37,500	0	0%
David Elliot ESP Inventory (64) 2466 Westham Island Rd. Delta, BC V4K 3N2	278,749	**	278,749	0	0%
Ian Maclean (65) 1918 Creelman Ave. Vancouver, BC V6J 1B9	15,000	**	15,000	0	0%
Scott Hunter (66) 4552 W. 8th Ave. Vancouver, BC V6R 2A5	195,000	**	195,000	0	0%
Jeff Willis (67) 1945 Anderson Way Port Coquitlam, BC V3C 4R4	45,000	**	45,000	0	0%
George Cross (68) 2288 Mayhers Ave. West Vancouver, BC V7V 2H5	150,000	**	150,000	0	0%
G. Scott Paterson (69) 161 Bay Street, Suite 3840 P.O. Box 214 Toronto, ON M5J 2S1	150,000	**	150,000	0	0%
Diane B. Forward (70) #3 - 5900 Ferry Road Delta, BC V4K 5C3	37,500	**	37,500	0	0%
Chad Robertson (71) c/o 45710 Airport Rd. Chilliwack, BC V2P 1A2	75,000	**	75,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Craig Barton (72) 45710 Airport Road Chilliwack, BC V2P 1A2	75,000	**	75,000	0	0%
James S. Barton (73) 44360 Sumas Central Road Chilliwack, BC V2R 4I3	75,000	**	75,000	0	0%
Gerald Mitton (74) 3543 W. 24th Ave. Vancouver, BC V6S 1L5	825,000	2.38%	825,000	0	0%
Eckart Keil (75) Lofererstr. 1A 81671 Muenchen, Germany	45,000	**	45,000	0	0%
Werner John Ullmann (76) Laerchenstr. 5 86179 Augsburg, Germany	30,000	**	30,000	0	0%
Werner Christian Ullmann (77) Hstzelstr 27 86179 Augsburg, Germany	26,250	**	26,250	0	0%
Banque de Luxembourg S.A. Stabilitas Gold and Resources Funds (78) 14, Boulevard Royal 2449 Luxembourg, Luxembourg	900,000	2.59%	900,000	0	0%
CGT Management Ltd. (79) P.O. Box HND 1179 Hamilton, Bermuda	225,000	**	225,000	0	0%
CR Innovations AG 9 (80) Langgasse 40 Baar 6340, Switzerland	150,000	**	150,000	0	0%
Hartmut Thome (81) Seeweg 6 69234 Dielheim, Germany	75,000	**	75,000	0	0%
Barry Davis Roth IRA(82) 24785 Long Valley Road Hidden Valley, CA 91302	187,500	**	187,500	0	0%
Baybak Family Partners (83) 4515 Ocean View Blvd Suite 305 La Canada, CA 91011	1,325,000	3.81%	1,325,000	0	0%
Christopher Bruening (84) 5 Crooked Stick Drive Newport Beach, CA 92660	112,500	**	112,500	0	0%
Russ Cranswick (85) 1068 Syracuse St. Denver, CO 80230	37,500	**	37,500	0	0%
Michelle Ann Alger TTEE(86) 534 Belle Ave. San Rafael, CA 94901-3415	112,500	**	112,500	0	0%
Inservice Ltd.(87) The Armoury Bldg. 2nd Floor 37 Reid Street Hamilton Hm12 Bermuda	225,000	**	225,000	0	0%
Lloyd Lamont Chambers (88) 145 Cherokee Way Portola Valley, CA 94901-3415	37,500	**	37,500	0	0%
Leah Sturgis (89) 19446 Cuesta Cala Road Topanga, CA 90190	37,500	**	37,500	0	0%
William Lowe (90) 7355 Priest Pass Rd. Helena, MT 59601	150,000	**	150,000	0	0%
David Cole (91) 6031 Silver Thorn Run Littleton, CO 80125	56,250	**	56,250	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Richard Steinberger (92) #1003 - 19 Whispering Sands Dr Sarasota, FL 34242	15,000	**	15,000	0	0%
Stuart Clark (93) P.O. Box 61006 Palo Alto, CA 94306	202,500	**	202,500	0	0%
Paul Dines & Holly Watkins (94) 1001 Bridge Way, Suite 237 Sausalita, CA 94965	37,500	**	37,500	0	0%
Hiro Ogata (95) 7241 Cambie Street, #1804 Vancouver, BC V6P 3H3	30,000	**	30,000	0	0%
Willie Mounzer (96) 188 Monte Vista Ct. North Vancouver, BC V7N 4N1	15,000	**	15,000	0	0%
Waterra Pumps Limited (97) #44-5200 Dixie Rd. Mississauga, ON L4W 1E4	30,000	**	30,000	0	0%
Dragon Equities Ltd. (98) 22 Grosvenor Square London, UK W1K 6LF	30,000	**	30,000	0	0%
Linda Benson (99) 6520 Ranchview Dr. NW Calgary, AB T3G 1A1	15,000	**	15,000	0	0%
AK Abbi Professional Corp. (100) 4511 Vandergrift Cres NW Calgary, AB T3A 0J1	18,000	**	18,000	0	0%
927051 Alberta Ltd. (101) 8180 Macleod trail SE Suite 114 Calgary, AB T2H 2B8	17,250	**	17,250	0	0%
Kenneth Bagan (102) 711 Willingdon Blvd SE Calgary, AB T2J 2B5	18,000	**	18,000	0	0%
David Berg (103) 46 Meadow Pointe Dr. RR1 RPO Dewington, AB T0L 0X0	15,000	**	15,000	0	0%
Alana Constance (104) 184 Valley Creek Road NW Calgary, AB T3B 5W7	11,250	**	11,250	0	0%
Michael Kelly (105) 200 Tuscany ravine View NW Calgary, AB T3L 2W2	18,000	**	18,000	0	0%
Desmond Dwyer (106) 2963 W. Broadway Vancouver, BC V6K 2G9	15,000	**	15,000	0	0%
Vern Nielson (107) 2272 Dewdney Rd. Kelowna, BC V1V 2C3	30,000	**	30,000	0	0%
Mohamed Jessa XR1-5573-cd (108) #109, 34A-2755 Lougheed Hwy Port Coquitlam, BC V3B 5Y9	15,000	**	15,000	0	0%
Burdock Ltd. (109) P.O. Box N-3736 Nassau, Bahamas	15,000	**	15,000	0	0%
Rupert Lee (110) 904-1650 Bayshore Dr. Vancouver, BC V6G 3K2	15,000	**	15,000	0	0%
Gary Upton (111) 860 Evelyn Dr. West Vancouver, BC V7T 1J2	15,000	**	15,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
George Gareb (112) 8663 10th Ave. Burnaby, BC V3N 2S9	22,500	**	22,500	0	0%
Whistler Investments Ltd. (113) Suite 10, 1616 West Broadway Vancouver, BC V6J 1X6	45,000	**	45,000	0	0%
Chris Dyakowski (114) 3750 W. 49th Ave. Vancouver, BC V6N 3T8	60,000	**	60,000	0	0%
Swiss American Securities (115) 12 East 49th Street New York, NY 10017	75,000	**	75,000	0	0%
Irfham Ranjani (116) Suite 400-321 Water Street Vancouver, BC V6B 1B8	45,000	**	45,000	0	0%
Asia Asset Management Inc.(117) 2070 Queens Ave. W. Vancouver, BC V7V 2X9	52,500	**	52,500	0	0%
Arshad Amin (118) House 18A, Apt. No. 3 SE Road 44 Guishan, Dhaka-1212 Bangladesh	22,500	**	22,500	0	0%
Lawrence Roulston (119) 33389 Radcliffe Ave. West Vancouver, BC V7V 1G7	67,500	**	67,500	0	0%
Fancesco Felisati (120) Postfach 122 Richterswil, Switzerland 8805	45,000	**	45,000	0	0%
Fancesco Felisati & Nicola Fischetto (121) Postfach 122 Richterswil, Switzerland 8805	37,500	**	37,500	0	0%
Robert Willis (122) 20970 115th Ave. Maple Ridge, BC V2X 3M5	15,000	**	15,000	0	0%
Marianne Willis (123) 20970 115th Ave. Maple Ridge, BC V2X 3M5	15,000	**	15,000	0	0%
James Mustard (124) 5596 Cortez Rd. North Vancouver, BC V7R 4P7	30,000	**	30,000	0	0%
Neil Higgs (125) 22970 Storey Ave. Maple Ridge, BC V2X 3W1	7,500	**	7,500	0	0%
John Ross (126) 3750 Burns Road Courtenay, BC V9J 1S2	15,000	**	15,000	0	0%
John Day (127) 4368 West 8th Ave. Vancouver, BC V6R 2A1	37,500	**	37,500	0	0%
Mary Millerd (128) 6765 Dufferin Ave. West Vancouver, BC V7W 2K3	30,000	**	30,000	0	0%
Ken Bates (129) 3999 40th Street Delta, BC V4K 3N2	37,500	**	37,500	0	0%
Giles Clarke (130) West Hay Wrington North Somerset United Kingdom, B540 5NP	18,750	**	18,750	0	0%
Timothy Turyk (131) 6891 Cypress Street Vancouver, BC V6P 5L9	37,500	**	37,500	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Lawrence Guichon (132) 4260 River Road West Delta, BC V4K 1S1	37,500	**	37,500	0	0%
Terry Evancio (133) 7643 Garfield Dr. Delta, BC V4C 4E6	37,500	**	37,500	0	0%
Remap Management Ltd. (134) 800-475 West Georgia Street Vancouver, BC V6B 4M9	30,000	**	30,000	0	0%
Charteck Consultants Ltd. (135) Suite 1200-666 Burrard Street Vancouver, BC V6C 2XB	30,000	**	30,000	0	0%
John McCluskey (136) 37 Castle Frank Rd. Toronto, ON M4W 2Z5	30,000	**	30,000	0	0%
Munday Home Sales Ltd. (137) 206-4400 Dominion Street Burnaby, BC V5G 4G3	127,500	**	127,500	0	0%
Adam Vary (138) 1440-625 Howe Street Vancouver, BC V6C 2T6	30,000	**	30,000	0	0%
Wendie Elliott (139) 2466 Westham Island Rd. Delta, BC V4K 3N2	30,000	**	30,000	0	0%
Alan Knowles (140) #301, 808 First Street SW Calgary, AB T2P 1M9	30,000	**	30,000	0	0%
Addax Financial Inc. (141) 492 1755 Robson Street Vancouver, BC V6G 3B7	150,000	**	150,000	0	0%
Financial.de Ag (142) Wanderweg 52 86316 Friedberg, Germany	180,000	**	180,000	0	0%
Sascha Opel (143) Schactgasse 1A Kupferberg 95362 Germany	75,000	**	75,000	0	0%
J. David Pescod (144) 72 Quesnell Road Edmonton, AB T5R 5N2	75,000	**	75,000	0	0%
Vertex One Asset Management (145) 1025 West Georgia Street, 4th Floor Vancouver, BC V6E 2K3	150,000	**	150,000	0	0%
Michael Wilhelm (146) Hospital Gasse 12 B 61169 Frsedberg, Germany	75,000	**	75,000	0	0%
Bankhaus Spaengler (147) Brunngasse 10 A- 5081 , Salzburg, Austria	75,000	**	75,000	0	0%
Pinetree Resource Partnership (148) 130 King St. West, Suite 2810 Toronto, ON M5X 1A9	150,000	**	150,000	0	0%
Double U Master Fund L.P. (149) Harbour House Waterfront Drive Road Town, Tortola, BV1	225,000	**	225,000	0	0%
Ron Struthers (150) RR #1 Hepworth, ON NOH 1P0	75,000	**	75,000	0	0%
Natalie Duell (151) Burgerstr. 1 63075 Olfenbach, Germany	30,000	**	30,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
J.P. Morgan Chase (152) 28 Parsons Close Red Deer, AB T4P 2C8	75,000	**	75,000	0	0%
James Douglas Glass (153) 445 West 26th Street North Vancouver, BC V7N 2G9	15,000	**	15,000	0	0%
David Nobrega (154) 15503 - 63 St. Edmonton, AB T5Y 2N4	214,500	**	214,500	0	0%
Marshall Farris (155) 701 - 1177 West Hastings St. Vancouver, BC V6E 2K3	75,000	**	75,000	0	0%
Susan Ing (156) 3350 Bluebonnet Road North Vancouver, BC V7R 4C7	15,000	**	15,000	0	0%
Aumentare Productions (157) 2585 West 14th Avenue Vancouver, BC V6K 2W6	15,000	**	15,000	0	0%
Martin Reindl (158) Martin Boos Str. 1b A-4210 Gallneukirchen, Austria	60,000	**	60,000	0	0%
Falken Funds (159) 14 Boulevard Royal L-2449 Luxembourg	300,000	**	300,000	0	0%
Pauline Mader (160) Grollweg 12 4040 Linz, Austria	18,000	**	18,000	0	0%
Tanja Tinnesz (161) Zaunweg 8 4063 Horsching, Austria	18,000	**	18,000	0	0%
Dr. Franz J. Dahlkamp (162) Oelbergstr. 10 D 53343 Wachtberg, B. Bonn, Germany	125,000	**	125,000	0	0%
Bernhard Schmidt (163) Hagenauer Str. 16 81479 Munich, Germany	9,000	**	9,000	0	0%
Tretter Tobias (164) Maxhtplatz 2 92681 Exbendorf, Germany	18,000	**	18,000	0	0%
Insight K Investments Ltd. (165) North Church Street Harbour Centre, 4th Floor George Town, Grand Cayman, BV1	112,500	**	112,500	0	0%
Marian Mastiliak (166) 308 Panorama Crescent Courtenay, BC V9N 6V2	30,000	**	30,000	0	0%
Marion Mark Mastiliak (167) 308 Panorama Crescent Courtenay, BC V9N 6V2	60,000	**	60,000	0	0%
David Coffin (168) 101 - 1184 Denmand Street, #172 Vancouver, BC V6G 2M9	7,500	**	7,500	0	0%
Stuart Clark (169) P.O. Box 262 Palo Alto, CA 94306	225,000	**	225,000	0	0%
Richard Steinberger (170) 19 Whispering Sands Dr. Unit #1003 Sarasota, FL 34242	30,000	**	30,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Richard Appel (171) 817 W. Park Ave. 2nd Floor Ocean, NJ 07712	60,000	**	60,000	0	0%
Stephen G. Kehas (172) 158 Whitford Street Manchester, NH 03104	45,000	**	45,000	0	0%
Laura Davidson (173) 2909 218 Ave. SE Sammamish, WA 98075	22,500	**	22,500	0	0%
Stibor Family Trust (Robert & Jacqueline Stibor) (174) 9016 Thornbury Lane Las Vegas, NV 89134	75,000	**	75,000	0	0%
Robert Libauer (175) 1004-3704 North Charles St. Baltimore, MD 21218	37,500	**	37,500	0	0%
Toni Cameron (176) 21730 Marglee St. #39 Woodland Hills, CA 91367	15,000	**	15,000	0	0%
UIL LLC (177) 12100 San Bernardino Ave. NE Albuquerque, NM 87122	75,000	**	75,000	0	0%
Jason Sturgis, TTEE (178) 1515 Foothill Road Gardnerville, NV 89460	22,500	**	22,500	0	0%
Barbara Fodor & P.B. Fodor (179) 2280 Century Hill Los Angeles, CA 90067	112,500	**	112,500	0	0%
George Duggan (180) 900 - 700 West Georgia Street Vancouver, BC V7Y 1H4	225,000	**	225,000	0	0%
The Cunningham Family Trust (181) 812 Matagual Drive Vista, CA 92081	7,500	**	7,500	0	0%
Donald Farris (182) 425 31st Street Manhattan Beach, CA 90266	435,000	1.26%	435,000	0	0%
William Gibbens (183) 921 Vandehei Ave. Cheyenne, WY 82009	22,500	**	22,500	0	0%
Nerd Gas Company LLC (184) P.O. Box 3003 Casper, WY 82602	1,500,000	4.28%	1,500,000	0	0%
Herbert M. Dwight (185) 1313 West Dry Creek Road Healdsbourg, CA 95448	75,000	**	75,000	0	0%
Steve & Jessica Carroll Living Trust 1998 (186) 40 Evergreen Dr. Kentfield, CA 94904	75,000	**	75,000	0	0%
Inservice Limited (187) The Armoury Building 2nd Floor, 37 Reid Street Hamilton, HM12, Bermuda	52,500	**	52,500	0	0%
Benjamin B. Vincent (188) 2248 Forestglade Drive Stone Mountain, GA 30087	15,000	**	15,000	0	0%
Flautner Andreas (189) Schnitzlerweg 18 4030 Linz, Austria	12,000	**	12,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Tanja Tinnesz (190) Zaunweg 8 4063 Hoersching, Austria	15,000	**	15,000	0	0%
Pauline Mader (191) Grollweg 12 4040 Linz, Austria	15,000	**	15,000	0	0%
Keith MacDougall (192) 12244 Sullivan Street Surrey, BC V4A 3B6	15,000	**	15,000	0	0%
Bryan Kenneth Velve (193) 3310 West 13th Avenue Vancouver, BC V6R 2R9	30,000	**	30,000	0	0%
Brian Valentine (194) 16807 98 Ave. N.W. Edmonton, AB T5P 0G9	15,000	**	15,000	0	0%
Robertson Financial Services (195) 6326 112 Street Edmonton, AB T6H 3J6	52,500	**	52,500	0	0%
Brent Bailey (196) 6326 112 Street Edmonton, AB T6H 3J6	22,500	**	22,500	0	0%
Ronald K. Netolitzky (197) #611 - 675 W. Hastings Street Vancouver, BC V6B 1N2	12,900	**	12,900	0	0%
CW Marketing Ltd. (198) Suite 2500-1066 W. Hastings St. P.O. Box 12539 Vancouver, BC V6E 3X1	15,000	**	15,000	0	0%
Terry A. Lyons (199) 2039 West 35th Avenue Vancouver, BC V6M 1J1	45,000	**	45,000	0	0%
Rob Morrison (200) 15 Wellond Rise Calgary, AB T3R 1L3	30,000	**	30,000	0	0%
Dave Morrison (201) 16 Hawkford Crescent N.W. Calgary, AB T3G 3G2	15,000	**	15,000	0	0%
D. Terry Russell (202) #109 - 52319, RR 231 Sherwood Park, AB T8B 1A8	37,500	**	37,500	0	0%
James Robertson (203) 4714 Woodgreen Drive West Vancouver, BC V7S 2Z6	15,000	**	15,000	0	0%
Rupert Allan (204) 3323 Redfern Place North Vancouver, BC V8L 1N1	12,900	**	12,900	0	0%
Marina Newson (205) 1100 - 250 Howe Street Vancouver, BC V6C 3S9	15,000	**	15,000	0	0%
MLF Holdings, Inc. (206) 1177 West Hastings Street Vancouver, BC V6E 2K3	7,500	**	7,500	0	0%
Damir Miskovic (207) 1277 West 33 Avenue Vancouver, BC V6M 1A4	7,500	**	7,500	0	0%
Thomas Bilodeau (208) 4908 - 97 Street Edmonton, AB T6E 5S1	150,000	**	150,000	0	0%
Namesh Hansjee (209) 9 The Vineyard Richmond, Surrey TW106AQ United Kingdom	45,000	**	45,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Richard A.P. Hunt (210) Chalet Nicolas 60, Les Nants 74100 Morzine, France	22,500	**	22,500	0	0%
Rochfort James de Burgh Young (211) Vincent House Pembridge Gdns., Notting Hill Gate London W2 4EG England	37,500	**	37,500	0	0%
William John Howard Whitbread (212) 6, Abbotsbury Place London W14 8EG UK	90,000	**	90,000	0	0%
Yellowcake PLC (213) 126, Aldersgate Street London, England ECIA 4JQ	18,000	**	18,000	0	0%
Michael Hampton (214) 45 Westwick Gardens London W14-0BS, England	15,000	**	15,000	0	0%
Bansco & Co. Gold Arrow Global Mining Fund (Offshore) Limited (215) CIBC Financial Centre Grand Cayman, Cayman Islands	150,000	**	150,000	0	0%
Frank Baldry (216) 411 Frobisher Place Saskatoon, SK S7K 4Y9	15,000	**	15,000	0	0%
Alexander Wegner (217) Hoehestrasse 11 61348 Bad Homburg, Germany	75,000	**	75,000	0	0%
Squad Capital (218) 1B, Parc D’Activite Syrdall L-5365 Munsbach Luxembourg	412,500	1.19%	412,500	0	0%
Wilhelm Tretter (219) Marktplatz 2 92684 Erbendorf, Germany	10,500	**	10,500	0	0%
Dick B.W. Wong (220) 11298 162A Street Surrey, BC V4N 4P6	7,500	**	7,500	0	0%
Siegbert Spanier (221) Robert-Koch-Str. 11 a 86179 Augsburg, Germany	30,000	**	30,000	0	0%
Taylor Hard Money Advisors, Inc. (222) 33 - 42 61st Street Woodside, NY 11377	7,500	**	7,500	0	0%
Passport Materials Master Fund, LP (223) 402 Jackson Street San Francisco, CA 94111	900,000	2.59%	900,000	0	0%
Gary A. Higginson and Beula F. Higginson (224) 912 Henderson Dr. Blackfoot, ID 83221	7,500	**	7,500	0	0%
Donald Farris (225) 425 31st Street Manhattan Beach, CA 90266	165,000	**	165,000	0	0%

Name	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Johanna M. Brosch-Kirchner (226) 330 - 325 Keevil Crescent Saskatoon, SK S7N 4R8	30,000	**	30,000	0	0%
Mohamed Jessa XC1-5573-U (227) #109, 34A-2755 Lougheed Hwy Port Coquitlam, BC V3B 5Y9	7,500	**	7,500	0	0%
Paul Saxton (228) 188 Stonegate Dr. Furry Creek, BC V0N 3G4	250,000	**	100,000	150,000	**
Gordon H. Lloyd(229) 3996 Michener Court North Vancouver, BC V7K 3C7	250,000	**	250,000	0	0%
Senate Captial Group, Inc. (230) Suite 1410, 800 W. Pender Street Vancouver, British Columbia V6C 2V6	1,500,000	4.35%	1,500,000	0	0%
Senate Equities Corp. (231) Suite 1410, 800 W. Pender Street Vancouver, British Columbia V6C 2V6	375,000	1.09%	375,000	0	0%
George Hartman (232) 1220 Elkhorn Valley Drive Casper, Wyoming 82609	981,000	2.80%	500,000	481,000	1.37%
Haywood Securities (233) Suite 2000- 400 Burrard Street Vancouver, British Columbia	178,553	**	178,553	0	0%
Dave Coffin (234) 101-1184 Denman Street Vacouver British Columbia	36,536	**	36,536	0	0%
Ascenta Finance (235) 701-117 West Hastings St. Vancouver, British Columbia	90,909	**	90,909	0	0%
Pacific International Securities (236) 1900-666 Burrard Street Vancouver, British Columbia V6C 3N1	27,000	**	27,000	0	0%
Tony Ker (237) 4924 - 45th Ave., Delta, BC. V4K 1K3	1,000	**	1,000	0	0%
Gehard Ruhrmann (238) Hochheimer Weg 3 53343 Wachtberg Germany	50,000	**	50,000	0	0%

**- Designates of percentage of ownership of less than 1%

(1)

All percentages are based on 34,510,338 shares of common stock issued and outstanding on December 13, 2006. Beneficial ownership is calculated by the number of shares of common stock that each selling shareholder owns or controls or has the right to acquire within 60 days of December 13, 2006.

(2)

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling shareholders are not required to sell their shares. See “Plan of Distribution” beginning on page 43.

(3)	Assumes that all shares registered for resale by this prospectus have been issued and sold.
(4)

Includes 250,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Douglas Higgs is a relative of Dennis Higgs, who is the Chairman of the Board and director to the Company.

(5)	Stephanie Norris exercises sole voting control and dispositive power over these securities.
(6)

Includes 2,098,334 shares of common stock, 350,000 shares of common stock acquirable upon exercise of Options within 60 days of December 13, 2006 (not being registered under this prospectus), and 75,667 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Dennis Higgs exercises sole voting control and dispositive power over these securities. Mr. Higgs is the Chairman of the Board and director to the Company.

(7)

These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Darcy Higgs is a relative of Dennis Higgs, the Chairman of the Board and director to the Company.

(8)

Includes 62,500 shares of common stock and 7500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(9)

Includes 620,000 shares of common stock and 85,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Robert A. Montgomery, PO Box CB 13997, Nassau, Bahamas, who exercises sole voting control and dispositive power over these securities.

(10)	These shares are held by Mike Stuart, 412 Sherbrooke Street, New Westminster, BC V3L 3N2, who exercises sole voting control and dispositive power over these securities.
(11)

Includes 975,000 shares of common stock, 250,000 shares of common stock acquirable upon exercise of Options within 60 days of December 13, 2006 (not being registered under this prospectus), and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Aileen Lloyd exercises sole voting control and dispositive power over these securities. Mrs. Lloyd is an employee of the Company.

(12)

Includes 143,333 shares of common stock and 16,666 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(13)

These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(14)	Brien F. Lundin exercises sole voting control and dispositive power over these securities.
(15)

Includes 475,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of Options within 60 days of December 13, 2006 (not being registered under this prospectus). Kenneth D. Cunningham exercises sole voting control and dispositive power over these securities.

(16)

Includes 225,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of Options within 60 days of December 13, 2006. Joseph P. Hébert exercises sole voting control and dispositive power over these securities.

(17)

These shares are held by RBC Dain Rauscher Inc., 510 Marquette Ave. S., Minneapolis, MN 55402 in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(18)

Includes 1,420,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Glenn J. Catchpole exercises sole voting control and dispositive power over these securities.

(19)

These shares are held by Harder & Co., Suite 1800 - 999 West Hastings St., Vancouver, BC V6C 2W2, in trust for BC Ltd. (Highland Capital). Bruce Nurse in his capacity as President to BC Ltd. (Highland Capital) exercises sole voting control and dispositive power over these securities.

(20)	Eckard Kirsch exercises sole voting control and dispositive power over these securities.
(21)	Devinder Randhawa exercises sole voting control and dispositive power over these securities.
(22)

Includes 150,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Joachim Brunner exercises sole voting control and dispositive power over these securities.

(23)	Joerg Schweizer in his capacity as President to Accent Marketing Limited exercises sole voting control and dispositive power over these securities.
(24)

Includes 162,500 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Ralf Sommer exercises sole voting control and dispositive power over these securities.

(25)

Includes 125,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Michael Bunkherr exercises sole voting control and dispositive power over these securities.

(26)	Oliver Frank exercises sole voting control and dispositive power over these securities.
(27)	Alexander Flechsig exercises sole voting control and dispositive power over these securities.
(28)

Includes 450,000 shares of common stock and 275,000 shares of common stock upon exercise of Options within 60 days of December 13, 2006. Dr. Gerhard Kirchner exercises sole voting control and dispositive power over these securities. Mr. Kirchner is a director to the Company.

(29)	Johanna M. Brosch Kirchner exercises sole voting control and dispositive power over these securities. Mrs. Kirchner is a relative of Gerhard Kirchner, who is a director to the Company.
(30)

Includes 100,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Bjorn Kirchner exercises sole voting control and dispositive power over these securities. Bjorn Kirchner is a relative to Gerhard Kirchner, who is a director to the Company.

(31)

Includes 450,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Douglas Casey in his capacity as President to Bunnaton Ltd. exercises sole voting control and dispositive power over these securities.

(32)	Harald Reindl exercises sole voting control and dispositive power over these securities.
(33)	Craig Steinke exercises sole voting control and dispositive power over these securities.
(34)

Includes 186,500 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006 and 8,250 shares of common stock acquirable upon exercise of Commission Warrants within 60 days of December 13, 2006. Gary Freeman in his capacity as President to GF Consulting Group exercises sole voting control and dispositive power over these securities. GF Consulting Group was provided Commission Warrants as part of the March 3, 2006 private placement.

(35)	Frank Vogel exercises sole voting control and dispositive power over these securities.
(36)	Michael Bruin exercises sole voting control and dispositive power over these securities.
(37)	Andrew Muir exercises sole voting control and dispositive power over these securities.
(38)

Includes 270,000 shares of common stock and 60,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Donald Goss exercises sole voting control and dispositive power over these securities.

(39)	Philip O’Neill exercises sole voting control and dispositive power over these securities.
(40)

Includes 125,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Bob Zarchekoff exercises sole voting control and dispositive power over these securities.

(41)	Dave Forest exercises sole voting control and dispositive power over these securities.
(42)

These shares are held by Pacific Inter. Securities, Suite 1900 - 666 Burrard St., Vancouver, BC, in trust for Bronze Resources Ltd. Bradley Aelicks, in his capacity as President to Bronze Resources Ltd., exercises sole voting control and dispositive power over these securities.

(43)	John Thiessen in his capacity as President to Vertex One Asset Mgmt. exercises sole voting control and dispositive power over these securities.
(44)	Alex Wurm in his capacity as President to Euromerica Capital Group Inc. exercises sole voting control and dispositive power over these securities.
(45)	Mark Mastiliak exercises sole voting control and dispositive power over these securities.
(46)	Elisabeth Kirchner exercises sole voting control and dispositive power over these securities. Ms. Kirchner is a relative of Gerhard Kirchner, who is a director to the Company.
(47)	Eric Coffin exercises sole voting control and dispositive power over these securities.
(48)	Alexander Holtermann exercises sole voting control and dispositive power over these securities.
(49)	Suma Men exercises sole voting control and dispositive power over these securities.
(50)

Includes 356,250 shares of common stock and 37,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Joe Eberhard, in his capacity as President to JTE Finance, exercises sole voting control and dispositive power over these securities.

(51)

Includes 125,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Holnik Capital Inc. Dawn Peck, in her capacity as President to Holnik Capital Inc., exercises sole voting control and dispositive power over these securities.

(52)

Includes 107,500 shares of common stock and 35,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Millerd Holdings Ltd. Don Millerd, in his capacity as President to Millerd Holdings Ltd. exercises sole voting control and dispositive power over these securities.

(53)

Includes 47,500 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Trafalgar 1805 Ltd. J.M. Clarke in his capacity as President to Trafalgar 1805 Ltd. exercises sole voting control and dispositive power over these securities.

(54)

Includes 35,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(55)

Includes 35,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(56)

Includes 35,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for A.M. Millenium Trust. Aenas Mackay in his capacity as President to A.M. Millenium Trust exercises sole voting control and dispositive power over these securities.

(57)

Includes 62,500 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(58)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(59)

Includes 27,500 shares of common stock and 6,250 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(60)

Includes 62,500 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Dana Prince Law Cooperation. Dana Prince in her capacity as President to Dana Prince Law Cooperation exercises sole voting control and dispositive power over these securities.

(61)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(62)

Includes 187,500 shares of common stock and 18,750 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(63)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(64)

Includes 248,333 shares of common stock and 30,416 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for David Elliott ESP Inventory. David Elliott in his capacity as Broker and Inventory Accountant to ESP Inventory exercises sole voting control and dispositive power over these securities.

(65)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(66)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(67)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(68)

Includes 125,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(69)

Includes 125,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(70)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(71)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(72)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(73)

These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(74)

Includes 675,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(75)

Includes 40,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Eckart Keil exercises sole voting control and dispositive power over these securities.

(76)	Werner John Ullmann exercises sole voting control and dispositive power over these securities.
(77)	Werner Christian Ullmann exercises sole voting control and dispositive power over these securities.
(78)

Includes 700,000 shares of common stock and 200,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Thomas Amend, as CEO to Banque de Luxembourg S.A. Stabilitas Gold and Resources Funds, exercises sole voting control and dispositive power over these securities.

(79)

Includes 175,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Annette Holloway in her capacity as Secretary to CGT Management Ltd exercises sole voting control and dispositive power over these securities.

(80)	Christian Russemberger in his capacity as President to CR Innovations AG 9 exercises sole voting control and dispositive power over these securities.
(81)	Hartmut Thome exercises sole voting control and dispositive power over these securities.
(82)	Barry Davis as administrator of the Barry Davis Roth IRA exercises sole voting control and dispositive power over these securities.
(83)

Includes 1,025,000 shares of common stock and 300,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Michael Baybak in his capacity as President to Baybak Family Partners, exercises sole voting control and dispositive power over these securities.

(84)	Christopher Bruening exercises sole voting control and dispositive power over these securities.
(85)	Russ Cranswick exercises sole voting control and dispositive power over these securities.
(86)

Includes 87,500 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Michelle Ann Alger exercises sole voting control and dispositive power over these securities.

(87)

These shares are held by Harrington & Partners Ltd., The Armoury Bldg., 2nd Floor, 37 Reid Street, Hamilton, HM12, Bermuda, in trust for Inservice Ltd. Douglas Tufts in his capacity as President to Inservice Ltd. exercises sole voting control and dispositive power over these securities.

(88)	Lloyd Lamont Chambers exercises sole voting control and dispositive power over these securities.
(89)	Leah Sturgis exercises sole voting control and dispositive power over these securities.
(90)	William Lowe exercises sole voting control and dispositive power over these securities.
(91)	David Cole exercises sole voting control and dispositive power over these securities.
(92)	Richard Steinberger exercises sole voting control and dispositive power over these securities.
(93)	Stuart Clark exercises sole voting control and dispositive power over these securities.
(94)	Paul Dines and Holly Watkins, as joint tenants, exercise sole voting control over these securities.
(95)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(96)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(97)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Waterra Pumps Limited. John McAdam in his capacity as President to Waterra Pumps Limited exercises sole voting control and dispositive power over these securities.

(98)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Dragon Equities Limited. Graham Potts in his capacity as President for Dragon Equities Limited exercises sole voting control and dispositive power over these securities.

(99)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust Linda Benson, who exercises sole voting control and dispositive power over these securities.

(100)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for AK Abbi Professional Corp. Arun Abbi in his capacity as President to AK Abbi Professional Corp. exercises sole voting control and dispositive power over these securities.

(101)

Includes 11,500 shares of common stock and 5,750 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for 927051 Alberta Ltd. Neil Derchand in his capacity as President to 927051 Alberta Ltd. exercises sole voting control and dispositive power over these securities.

(102)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(103)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(104)

Includes 7,500 shares of common stock and 3,750 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(105)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(106)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(107)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(108)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(109)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Burdock Ltd. Nancy Lake in her capacity as President to Burdock Ltd. exercises sole voting control and dispositive power over these securities.

(110)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(111)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 -

400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(112)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(113)

Includes 15,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Whistler Investments Ltd. Bernard Fahy in his capacity as President to Whistler Investments Ltd. exercises sole voting control and dispositive power over these securities.

(114)

Includes 40,000 shares of common stock and 2,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(115)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are Bank Sal. Oppenheim Zurich, Uraniastr. 28, CH-8022 Zurich, in trust for Swiss American Securities. Cathy Arreola in her capacity as Account Officer to Swiss American Securities exercises sole voting control and dispositive power over these securities.

(116)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(117)

Includes 35,000 shares of common stock and 17,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Asia Asset Management Inc. Munir Ali in his capacity as President to Asia Asset Management Inc. exercises sole voting control and dispositive power over these securities.

(118)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(119)

Includes 45,000 shares of common stock and 22,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(120)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(121)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individuals who exercise sole voting control and dispositive power over these securities.

(122)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(123)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(124)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(125)

Includes 7,500 shares of common stock and 2,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities. Neil Higgs is a relative of Dennis Higgs, who is the Chairman of the Board and director to the Company.

(126)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(127)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(128)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(129)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(130)

Includes 12,500 shares of common stock and 6,250 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(131)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(132)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(133)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(134)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Remap Management Ltd. Robert Saunders in his capacity as President Remap Management Ltd. exercises sole voting control and dispositive power over these securities.

(135)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Charteck Consultants Ltd. H.G. Young in his capacity as President to Charteck Consultants Ltd. exercises sole voting control and dispositive power over these securities.

(136)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(137)

Includes 85,000 shares of common stock and 42,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Munday Home Sales Ltd. Max Munday as President to Munday Home Sales Ltd. exercises sole voting control and dispositive power over these securities.

(138)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(139)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(140)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(141)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Addax Financial Inc. Edward petre Mears acting in his capacity as Director to Addax Financial Inc. exercises sole voting control and dispositive power over these securities.

(142)

Includes 120,00 shares of common stock and 60,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Robert Sarcher in his capacity as CEO to Financial.de Ag exercises sole voting control and dispositive power over these securities.

(143)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Sascha Opel exercises sole voting control and dispositive power over these securities.

(144)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. J. David Pescod exercises sole voting control and dispositive power over these securities.

(145)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Royal Trust Corporation of CDA, 1025 West Georgia Street, 4th Floor, Vancouver, BC V6B 4M9, in trust for Vertex One Asset Management. John Thiessen in his capacity as President to Vertez One Asset Management exercises sole voting control and dispositive power over these securities.

(146)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Michael Wilhelm exercises sole voting control and dispositive power over these securities.

(147)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Rupert Zuechert in his capacity as Placee to Bankhaus Spaengler exercises sole voting control and dispositive power over these securities.

(148)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Gundyco, 161 Bay Street, 10th Floor, Toronto, ON, M5J 2S8, in trust for Pinetree Resource Partnership. Larry Goldberg in his capacity as President for Pinetree Resource Partnership exercises sole voting control and dispositive power over these securities.

(149)

Includes 150,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Double U Master Fund L.P. is a master fund in a master-funder structure with B&W Equities, LLC as its general partner. Isaac Winehouse is the manager of B&W Equities, LLC and exercises sole voting control and dispositive power of these securities. Mr. Winehouse disclaims beneficial ownership of these securities.

(150)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Ron Struthers exercises sole voting control and dispositive power over these securities.

(151)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Natalie Duell exercises sole voting control and dispositive power over these securities.

(152)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. J.P. Morgan Chase exercises sole voting control and dispositive power over these securities.

(153)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. James Douglas Glass exercises sole voting control and dispositive power over these securities.

(154)

Includes 143,000 shares of common stock, 50,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006, and 21,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. David Nobrega exercises sole voting control and dispositive power over these securities.

(155)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Marshall Farris exercises sole voting control and dispositive power over these securities.

(156)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Susan Ing exercises sole voting control and dispositive power over these securities.

(157)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. William Iverson in his capacity as President to Aumentare Productions exercises sole voting control and dispositive power over these securities.

(158)

Includes 40,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Martin Reindl exercises sole voting control and dispositive power over these securities.

(159)

Includes 200,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Banque de Luxembourg Axxion S.A., 14 Boulevard Royal, L-2449 Luxembourg, in trust for Falken Funds. Thomas Amend in his capacity as CEO to Falken Funds exercises sole voting control and dispositive power over these securities.

(160)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Pauline Mader exercises sole voting control and dispositive power over these securities.

(161)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Tanja Tinnesz exercises sole voting control and dispositive power over these securities.

(162)

Includes 100,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Dr. Franz J. Dahlkamp exercises sole voting control and dispositive power over these securities.

(163)

Includes 9,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Bernhard Schmidt exercises sole voting control and dispositive power over these securities.

(164)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Tretter Tobias exercises sole voting control and dispositive power over these securities.

(165)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Julie Venables and Nicholas Deardan in their capacity as sole directors to Insight K Investments Ltd. exercise sole voting control and dispositive power over these securities.

(166)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Union Securities, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(167)

Includes 40,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Union Securities, 900-700 West Georgia Street, Vancouver, BC V7Y 1H4, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(168)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Union Securities, 900-700 West Georgia Street, Vancouver, BC V7Y 1H4, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(169)

Includes 150,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Stuart Clark exercises sole voting control and dispositive power over these securities.

(170)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Richard Steinberger exercises sole voting control and dispositive power over these securities.

(171)

Includes 40,000 shares of common stock and 2,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Richard Appel exercises sole voting control and dispositive power over these securities.

(172)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Stephen G. Kehas exercises sole voting control and dispositive power over these securities.

(173)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Laura Davidson exercises sole voting control and dispositive power over these securities.

(174)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Robert and Jacqueline Stibor exercise sole voting control and dispositive power over these securities.

(175)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Robert Libauer exercises sole voting control and dispositive power over these securities.

(176)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Toni Cameron exercises sole voting control and dispositive power over these securities.

(177)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Simon Hickey in his capacity as President to UIL LLC exercises sole voting control and dispositive power over these securities.

(178)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Jason Sturgis in his capacity as Trustee to Jason Sturgies TTEE exercises sole voting control and dispositive power over these securities.

(179)

Includes 75,000 shares of common stock and 37,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Barbara Fodor and P.B. Fodor exercise sole voting control and dispositive power over these securities.

(180)

Includes 150,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. These shares are held by Union Securities, 900-700 West Georgia Street, Vancouver, BC V7Y 1H4, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(181)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Keith Cunningham in his capacity as President to The Cunningham Family Trust exercises sole voting control and dispositive power over these securities.

(182)

Includes 290,000 shares of common stock and 145,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Donald Farris exercises sole voting control and dispositive power over these securities.

(183)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. William Gibbens exercises sole voting control and dispositive power over these securities.

(184)

Includes 1,000,000 shares of common stock and 500,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Mick McMurry in his capacity as President to Nerd Gas Company LLC exercises sole voting control and dispositive power over these securities.

(185)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Herbert M. Dwight exercises sole voting control and dispositive power over these securities.

(186)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Steve Carroll in his capacity as President to the Steve & Jessica Carroll Living Trust 1998 exercises sole voting control and dispositive power over these securities.

(187)

Includes 35,000 shares of common stock and 17,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Douglas Tufts in his capacity as President to Inservice Ltd. exercises sole voting control and dispositive power over these securities.

(188)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Benjamin B. Vincent exercises sole voting control and dispositive power over these securities.

(189)

Includes 8,000 shares of common stock and 4,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Flautner Andreas exercises sole voting control and dispositive power over these securities.

(190)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Tanja Tinnesz exercises sole voting control and dispositive power over these securities.

(191)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Pauline Mader exercises sole voting control and dispositive power over these securities.

(192)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. These shares are held by CIBC Wood Gundy, 250 - 6th Ave.

S.W., Suite 2000, Calgary, AB T2P 3H7, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(193)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Bryan Kenneth Velve exercises sole voting control and dispositive power over these securities.

(194)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Brian Valentine exercises sole voting control and dispositive power over these securities.

(195)

Includes 35,000 shares of common stock and 17,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Garry Robertson in his capacity as President to Robertson Financial Services exercises sole voting control and dispositive power over these securities.

(196)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Brent Bailey exercises sole voting control and dispositive power over these securities.

(197)

Includes 8,600 shares of common stock and 4,300 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Ronald K. Netolitzky exercises sole voting control and dispositive power over these securities.

(198)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. William Boden in his capacity as President to CW Marketing Ltd. exercises sole voting control and dispositive power over these securities.

(199)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Terry A. Lyons exercises sole voting control and dispositive power over these securities.

(200)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Rob Morrison exercises sole voting control and dispositive power over these securities.

(201)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Dave Morrison exercises sole voting control and dispositive power over these securities.

(202)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. D. Terry Russell exercises sole voting control and dispositive power over these securities.

(203)

Includes 8,600 shares of common stock and 4,300 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Rupert Allan exercises sole voting control and dispositive power over these securities.

(204)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. James Robertson exercises sole voting control and dispositive power over these securities.

(205)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. These shares are held by Odlum Brown Limited, 1100-250 Howe Street, Vancouver, BC V6C 3S9, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(206)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Marshall Farris in his capacity as President to MLF Holdings Inc. exercises sole voting control and dispositive power over these securities.

(207)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Damir Miskovic exercises sole voting control and dispositive power over these securities.

(208)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Thomas Bilodeau exercises sole voting control and dispositive power over these securities.

(209)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Namesh Hansjee exercises sole voting control and dispositive power over these securities.

(210)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Richard A.P. Hunt exercises sole voting control and dispositive power over these securities.

(211)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Rochfort James de Burgh Young exercises sole voting control and dispositive power over these securities.

(212)

Includes 60,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. William John Howard Whitbread exercises sole voting control and dispositive power over these securities.

(213)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Robert Wallace in his position as President to Yellowcake PLC exercises sole voting control and dispositive power over these securities.

(214)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. These shares are held by Canaccord Capital Ltd, in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(215)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. These shares are held by CIBC Bank & Trust, CIBC Financial Centre, Grand Cayman, Cayman Islands, in trust for Bansco & Co. Gold Arrow Global Mining Fund (Offshore) Limited. Kjeld Thygesen in his capacity as Portfolio Manager to Bansco & Co. Gold Arrow Global Mining Fund (Offshore) Limited exercises sole voting control and dispositive power over these securities.

(216)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Frank Baldry exercises sole voting control and dispositive power over these securities.

(217)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Alexander Wegner exercises sole voting control and dispositive power over these securities.

(218)

Includes 275,000 shares of common stock and 137,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. These shares are held by Banque de Luxembourg Axxion SA, 14 Boulevard Royal, L-2449 Luxembourg, on behalf of Squad Capital. Thomas Amend in his capacity as CEO to Squad Capital exercises sole voting control and dispositive power over these securities.

(219)

Includes 7,000 shares of common stock and 3,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Wilhelm Tretter exercises sole voting control and dispositive power over these securities.

(220)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Dick B.W. Wong exercises sole voting control and dispositive power over these securities.

(221)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Siegbert Spanier exercises sole voting control and dispositive power over these securities.

(222)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Taylor Hard in his capacity as President to Taylor Hard Money Advisors Inc. exercises sole voting control and dispositive power over these securities.

(223)

Includes 600,000 shares of common stock and 300,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Joanne Poile in her capacity as CFO to Passport Materials Master Fund, LP exercises sole voting control and dispositive power over these securities.

(224)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Gary A. Higginson and Beulah F. Higginson, exercise joint voting control and dispositive power over these securities.

(225)

Includes 110,000 shares of common stock and 55,000 shares of common stock acquirable upon exercise of May Warrants within 60 days of December 13, 2006. Donald Farris exercises sole voting control and dispositive power over these securities.

(226)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Johanna M. Brosch-Kirchner exercises sole voting control and dispositive power over these securities. Ms. Kirchner is a relative of Gerhard Kirchner, who is a director of the Company.

(227)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of December 13, 2006. Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(228)

Includes 100,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of Options within 60 days of December 13, 2006 (not being registered under this prospectus). Paul Saxton exercises sole voting control and dispositive power over these securities.

(229)	Gordon H. Lloyd exercises sole voting control and dispositive power over these securities. Mr. Lloyd is the spouse of Aileen Lloyd who is an employee of the Company.
(230)

Dennis Higgs, as President of Senate Capital Group Inc., exercises sole voting control and dispositive power over these securities. Mr. Higgs is the Chairman of the Board and a director to the Company.

(231)	Dennis Higgs, as President of Senate Equities Corp., exercises sole voting control and dispositive power over these securities. Mr. Higgs is the Chairman of the Board and a director to the Company.
(232)

Includes 500,000 shares of common stock  and 481,000 shares of common stock acquirable upon exercise of Options within 60 days of December 12, 2006. Mr. Hartman is Chief Operating Officer, Executive Vice President, and a director to the Company.

(233)

Includes 119,035 shares of common stock and 59,518 shares acquirable upon exercise of Commission Warrants within 60 days of December 13, 2006. Commission shares and warrants were issued in connection with Haywood Securities Inc. acting as underwriter to the Company’s private placements.

(234)

Includes 24,357 shares of common stock and 12,179 shares acquirable upon exercise of Commission Warrants within 60 days of December 13, 2006. Commission shares and warrants were issued in connection with Dave Coffin acting as underwriter to the Company’s private placements.

(235)

Includes 60,606 shares of common stock and 30,303 shares acquirable upon exercise of Commission Warrrants within 60 days of December 13, 2006. Commission shares and warrants were issued in connection with Ascenta Finance acting as underwriter to the Company’s private placements.

(236)

Includes 18,000 shares of common stock and 9,000 shares acquirable upon exercise of Commission Warrants with 60 days of December 13, 2006. Commission shares and warrants were issued in connection with Pacific International Securities acting as underwriter to the Company’s private placements.

(237)	The named individual exercises sole voting control and dispositive power of these securities.
(238)	The named individual exercises sole voting control and dispositive power of these securities.

Based on information provided to us, none of the selling shareholders are affiliated or have been affiliated with any broker-dealer in the United States except as otherwise provided in this prospectus. Except as otherwise provided in this prospectus, none of the selling shareholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

TRANSACTIONS WITH SELLING SHAREHOLDERS

Transactions with Private Placement Selling Shareholders

We completed the following private placement transactions with the selling shareholders:

May 2006 Placement

On May 19, 2006, we completed a private placement with four investors of 720,000 units at a price of $1.75 per unit for total proceeds of $1,260,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On May 19, 2006, we completed a private placement with thirty-six investors of 1,422,200 units at a price of $1.75 per unit for total proceeds of $2,488,850 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 2,142,200 Shares and 1,071,100 Warrants, with each Warrant entitling the holder to purchase one additional Share of our common stock for a period of one year at an exercise price of $2.25 per Share until May 19, 2007. No warrants were exercised as at October 17, 2006.

March 2006 Placement

On March 3, 2006, we completed a private placement with twenty-three investors of 2,755,000 units at a price of $1.00 per unit for total proceeds of $2,755,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at a price of $2.50 during the second year. We paid a commission equal to 7 1/2% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On March 3, 2006, we completed a private placement with one hundred and eleven investors of 4,490,000 units at a price of $1.00 per unit for total proceeds of $4,490,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at a price of $2.50 during the second year. We paid a commission equal to 71/2% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 7,245,000 shares and 3,622,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007 and at an exercise price of $2.50 per share until March 3, 2008. In aggregate we have paid total commissions in cash of $88,660 and 186,232 units. No warrants were exercised as at October 17, 2006.

November 2005 Placement

On November 17, 2005, we completed a private placement with two investors of 175,000 units at a price of $0.40 per unit for total proceeds of $70,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 175,000 shares and 87,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until November 17, 2006. All 87,500 warrants were exercised as at October 17, 2006.

October 2005 Placement

On October 17, 2005, we completed a private placement with fifteen investors of 1,132,500 units at a price of $0.40 per unit for total proceeds of $453,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On October 17, 2005, we completed a private placement with sixty-six investors of 4,112,500 units at a price of $0.40 per unit for total proceeds of $1,645,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 5,245,000 shares and 2,622,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until October 17, 2006. As at December 13, 2006, 2,497,500 warrants were exercised and 125,000 warrants expired.

We are registering the shares of common stock issued in the private placements for resale by the selling shareholders in the registration statement in which this prospectus is included.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders. When we refer to selling shareholders, we intend to include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Sales of shares may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Amex, the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the selling shareholders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

Upon being notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•	the name of each selling shareholder(s) and of the participating broker-dealer(s),
•	the number of shares involved,
•	the price at which the shares were sold,
•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,
•	that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and
•	other facts material to the transaction.

LEGAL PROCEEDINGS

Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to our current directors, executive officers and key employees. The term for each director expires at our next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of December 13, 2006.

Name	Current Office	Principal Occupation	Director/Officer Since	Age
Glenn Catchpole	President and Chief Executive Officer; Director	President and Chief Executive Officer Uranerz Energy Corporation	March 1, 2005	63

George Hartman	Executive Vice-President, Mining and Chief Operating Officer; Director	Executive Vice-President, Mining Uranerz Energy Corporation	May 9, 2005	66

Dennis Higgs	Chairman	Chairman Uranerz Energy Corporation	May 26, 1999	48

Paul Saxton	Director	President of Lincoln Gold Corporation	October 26, 2004	60

Dr. Gerhard Kirchner	Director	Chairman, Mindoro Resources Limited	March 13, 2005	76

Peter Bell	Director	President of Ezon Healthcare Corporation	May 10, 2006	71

Arnold J. Dyck	Director	Self-Employed, General Contractor	May 23, 2006	66

Richard Holmes	Director	Secretary, Treasurer PhosMex Corporation	May 23, 2006	65

Benjamin Leboe	Chief Financial Officer and Corporate Secretary	Chief Financial Officer, Corporate Secretary of Uranerz Energy Corporation	May 23, 2006	61

The following is a description of the business background of the directors and executive officers of Uranerz Energy Corporation.

Mr. Glenn Catchpole was appointed to the Board and became our President on March 1, 2005. Mr. Catchpole is a licensed engineer who holds an M.S. in civil engineering from Colorado State University. He has been active in the uranium solution mining industry since 1978, holding various positions including well field engineer, project manager, general manager and managing director of several uranium solution mining operations.

In 1988 Mr. Catchpole joined Uranerz U.S.A., Inc. and Uranerz Exploration and Mining Ltd. and became Director of Regulatory Affairs, Environmental Engineering and Solution Mining. Mr. Catchpole’s responsibilities included the monitoring and oversight of the environmental and regulatory aspects of two large uranium mines in Canada and the operational aspects of one uranium solution mine in the United States. In 1996 Mr. Catchpole was appointed General Manager and Managing Director of the Inkai uranium solution mining project located in the Republic of Kazakhstan (Central Asia). In 1998 Cameco Corporation acquired Uranerz U.S.A. Inc., and Mr. Catchpole continued his post with the Inkai project. Mr. Catchpole spent six years taking the Inkai project from acquisition through feasibility study, joint venture formulation, government licensing, environmental permitting, design, construction and first phase start-up.

Following his departure from Cameco in 2002, Mr. Catchpole has been an independent consulting engineer providing project management to the oil and gas, mining, and construction industries from 2002 until joining our company in March 2005.

Mr. George Hartman was appointed to the Board of Directors and the role of Vice-President, Mining on May 9, 2005. He has thirty-seven years experience in developing green field projects into mining production companies including both metals and industrial mineral projects. He has an M. S. degree in Mineral Economics (Colorado School of Mines) and a B. S. in Chemical Engineering (University of Denver). Four process patents have been granted in his name. His experience includes thirteen years managing several in-situ recovery uranium mines from green field exploration sites through commercial production.

For the past fourteen years Mr. Hartman was General Manager for Fort Cady Minerals Corporation where he had complete responsibility for solution mining and process development, permitting, design, procurement, construction, production and property management. Property management included federal mining claims and private leases for a large deposit of borate mineral. He managed the project from test stage through construction and operation of a demonstration production facility. He was also involved with product marketing.

From 1982 to 1989 Mr. Hartman was General Manager, In Situ Leach Projects, for Uranerz USA. During this period he managed the interests of all in situ uranium projects which Uranerz USA owned including Ruth, Crow Butte, and North Butte. Under his management, Uranerz served as the contract operator for the successful test solution mining of the Christenson Ranch uranium property now owned by Arevanc Inc. He was on the Uranerz acquisition team that studied potential uranium and precious and base metal properties in Nebraska, Colorado, Texas, New Mexico, Utah, California and Wyoming.

Prior to joining Uranerz, Mr. Hartman was president of Ogle Petroleum Inc. from 1979 to 1982 where he was in overall operating charge of this uranium production company that joint ventured with Duke Power on a commercial solution mine in Wyoming. He was responsible for managing the project from green field exploration through commercial production (shipped filtered yellowcake to the converter). Mr. Hartman personally designed the processing plant facilities.

Previous to his work with Uranerz, Mr. Hartman was the Texas Mines Manager for Wyoming Mineral Corporation (Westinghouse) from 1976 to 1979, where he was responsible for the management of two production in situ uranium mines with ion exchange processing plants in Bruni, and Three Rivers, Texas (shipped dried yellow cake to the converter).

Mr. Dennis Higgs is a member of the board of directors. Mr. Higgs was appointed to the board of directors as President and Chief Executive Officer on May 26, 1999, and resigned as President and Chief Executive Officer on March 1, 2005. Mr. Higgs became Chairman of our Board of Directors on February 1, 2006

Mr. Higgs has been involved in the financial and venture capital markets for over twenty years, raising several millions of dollars in the United States, Canada and Europe. He founded his first junior exploration company in 1983 and took it public through an initial public offering in 1984. Since then, Mr. Higgs has been involved in the founding, financing and initial public listing of several companies, including Arizona Star Resource Corp. (TSX: “AZS”) and BioSource International Inc. (NASDAQ: “BIOI” BioSource was acquired by Invitrogen Corporation at $12.50/share in October, 2005).

In July 1990, Mr. Higgs established Senate Capital Group Inc., a private venture capital company which provides management consulting and investor relations services.

At present, Mr. Higgs serves as a director and officer of Miranda Gold Corp., a Canadian public gold exploration company, which he founded in May 1993.

Mr. Paul Saxton was appointed to the Board of Directors on October 26, 2004. Mr. Saxton is a mining engineer who also holds an MBA from the University of Western Ontario. He has been active in the mining industry since 1969, holding various positions including mining engineer, mine superintendent, president and chief executive officer of numerous Canadian mining companies.

Following 10 years with Cominco, Mr. Saxton became vice-president and president of Mascot Gold Mines Ltd. (from 1983 to 1986), initially working on the design and construction of the Nickel Plate mine in British Columbia, Canada. Subsequently Mr. Saxton became a vice-president of Corona Corporation (from 1986 to 1987 where he was responsible for western operations and exploration for the company and was instrumental in the re-opening of the Nickel Plate Mine. In 1989, Mr. Saxton was appointed senior vice-president of Viceroy Resource Corporation where he was responsible for helping to obtain financing and the construction and operations of the Castle Mountain mine in California. In 1994, Mr. Saxton was appointed as president of Loki Gold Corporation and Baja Gold Inc. where he was responsible for arranging over $45 million in mine financing and bringing the Brewery Creek Gold mine into production. Loki Gold, Baja Gold and Viceroy Resource Corp. were merged in 1996 and Mr. Saxton became President of Viceroy at that time.

Following his departure from Viceroy in 1998, Mr. Saxton became president of Standard Mining Corp., organizing the company and supervising its exploration activities until 2001, when Standard Mining Corp. was merged with Doublestar Resources Ltd. In March 2004, Mr. Saxton was appointed and continues to serve as a director and president of Lincoln Gold Corporation, a company engaged in mineral exploration in the State of Nevada. Mr. Saxton is also Chairman and COO of Pinnacle Mines Ltd., a TSX Venture company, engaged in exploration and mine development in Canada, China and Mexico.

Dr. Gerhard F. Kirchner was appointed to the Board March 13, 2005. Dr. Kirchner has 40 years of international mine development and management experience including 20 years with Uranerz Exploration and Mining Ltd. (from1975 to 2005). At Uranerz, Dr. Kirchner spent nine years as General Manager and 11 years as Senior Vice President. He and his team were responsible for the Key Lake uranium discovery and the engineering and development of projects such as the Midwest uranium deposit, Eagle Point North uranium deposit, Star Lake gold deposit and the Crow Butte ISL uranium deposit.

Previous to his work with Uranerz, Dr. Kirchner spent six years developing and managing the Kamoto Mine in Kolwezi, Zaire from (1968 to 1974); six years consulting on mining and civil engineering projects in several countries including Surinam, Nigeria, Congo, Saudi Arabia and Austria (from 1962 to 1968); five years as a mine superintendent and exploration manager in Greenland (from 1957 to 1962) where he discovered the Molybdenum Porphyry Erzberg.

During the past ten years, Dr. Kirchner has served as director on the board of Mindoro Resources Limited.

Dr. Kirchner received a multidisciplinary education in mining engineering and economic geology and a Doctorate in Mining Sciences from the University of Leoben, Austria.

Mr. Arnold J. Dyck was appointed to the Board of Directors on May 10, 2006. Mr. Dyck was employed at Uranerz Exploration and Mining Limited from 1977 to 1998. Mr. Dyck progressed through various positions with Uranerz Canada Limited, Uranerz Exploration and Mining Limited, and Uranerz U.S.A. Inc. to become the Senior Vice-President and Chief Financial Officer for the Uranerz group of companies. He also served as a member of the board of directors for Uranerz U.S.A. Inc. and as chairman of the board with a subsidiary mining company. Uranerz Exploration and Mining Limited, Uranerz Canada Limited, Uranerz U.S.A. and the original Uranerz group of companies are not connected with, or a predecessor company to Uranerz Energy Corporation. The original Uranerz group of companies was acquired by Cameco, the world’s largest primary uranium producer, in 1998.

During the past five years, Mr. Dyck has been self employed as a general contractor in designing, constructing and selling new homes and renovating older homes and offices.

Mr. Dyck is a graduate of the Registered Industrial Accountant education program and was awarded the designation of Certified Management Accountant in 1975.

Mr. Dyck has been appointed to the Company’s audit committee and compensation committee.

Mr. Richard W. Holmes was appointed to the Board of Directors on May 23, 2006 Mr. Holmes was an assistant controller with Duke Power Company (now Duke Energy) from 1971 to 1981. Duke Energy has operated nuclear plants for more than thirty years. While at Duke Power Mr. Holmes was Assistant Controller of the parent company. He was also Treasurer of Eastover Land Company, a $100 million subsidiary of Duke’s with interests in coal properties in Kentucky and West Virginia. Concurrently, Mr. Holmes was Treasurer of Western Fuel, Duke’s uranium mining project in Wyoming.

Mr. Holmes left Duke in 1981 to become Treasurer and Controller of Ogle Resources Inc., an oil and gas company with offshore exploration, drilling and production from 1981 to 1986. At the same time, Mr. Holmes was Treasurer and Controller for a sister company with an investment in in-situ recovery uranium mining in Wyoming.

During the past five years, , although retired, Mr. Holmes is active as Secretary, Treasurer for PhosMex Corporation, a California phosphate mining corporation.

Mr. Holmes received his bachelor’s degree in accounting from the University of Wisconsin. He held the position of Senior Auditor at Arthur Andersen & Co. in Chicago, Illinois, from 1968 to 1971. Mr. Holmes was an active certified public accountant from 1971 to 2003.

Mr. Holmes has been appointed to the Company's audit committee, and the nominating and corporate governance committee.

Mr. Peter Bell was appointed to the Board of Directors on May 10, 2006. Mr. Bell practiced as a licensed pharmacist until 1968. Since that time he has been a self-employed consultant and a director and member of a number of private and public companies and professional organizations. Mr. Bell is a director of Current Technology Corporation which markets an electrostatic hair maintenance and re-growth process, since 1992. Since 1997, Mr. Bell has been a director and is the President of Ezon Healthcare Corporation, a private company that is involved in the development of a graphic labeling system for pharmaceutical products.

Mr. Bell has provided a wide range of consultant services to businesses and health care companies and organizations. These consultant services included: sales management and reorganization of sales force; regional market development and marketing strategy; medical opinion surveys and market analysis; medical device product market development; business immigration program presentations; management studies in healthcare organizations; development and growth of public corporations.

Mr. Bell holds a Bachelor of Science Degree in Pharmacy from the University of Manitoba and a Masters in Business Administration from the University of Western Ontario.

Mr. Bell has been appointed to the Company's audit committee, the nominating and corporate governance committee, and the compensation committee.

Mr. Benjamin Leboe was appointed as the Company’s Chief Financial Officer on May 23, 2006 and became our Corporate Secretary on October 12, 2006. Mr. Leboe was a senior consultant, management consulting of the Business Development Bank of Canada, from January 2005 to February 2006. Previously, Mr. Leboe was president, secretary, treasurer, principal financial and accounting officer and a director of Asia Payment Systems Inc., a United States and Hong Kong based company engaged in payment processing services and related applications from June 1998 to January 2005. Concurrently, from January 2003 to January 2005, Mr. Leboe was the chief financial officer of C-Chip Technologies Inc. (now Manaris Corporation), a Montreal based corporation developing high-tech products and services for security and risk mitigation activities.

Mr. Leboe has been the principal of Independent Management Consultants of British Columbia from 1990 to date. Concurrently, Mr. Leboe was previously vice-president and chief financial officer of VECW Industries Ltd. from 1990 to 1993, and a partner of KPMG Consulting from 1978 to 1990.

Mr. Leboe received his bachelor of commerce degree from the University of British Columbia. Mr. Leboe is a chartered accountant and a certified management consultant in the Province of British Columbia.

Advisory Board

We have an advisory board that consists entirely of professional geologists.

Dr. Franz J. Dahlkamp has over 45 years experience as an economic geologist, with specific emphasis in uranium. He started as an economic geologist with several mining companies in Germany and abroad. In 1968 he began working with the Uranerz group of companies and by 1974 he became the head of their exploration department. While at Uranerz he organized and established the Uranerz group of subsidiary companies for uranium exploration in Australia, Canada, and the USA, and conducted reconnaissance surveys for uranium worldwide.

Since 1978 Dr. Dahlkamp has been consulting for mining companies, utilities, national and international institutions (governments of Germany, Austria, USA, Egypt, Iran, Mongolia; UN/IAEA, OECD/NEA). Also, since 1978 to 2002, Dr. Dahlkamp lectured at the Universities of Leoben and Salzburg, Austria, and Munich, Germany (on uranium deposits: geology, economics, and exploration).

Dr. Dahlkamp literally “wrote the book” on uranium ore deposits. He has published over fifty papers including six books (eg. Uranlagerstätten 1979, Uranium Ore Deposits 1993)

Dr. Dahlkamp has a PhD (1958), a Dr. of Science (Habilitation 1979), and is an Honorary Chair (Honorar-Professor) at Mining-University of Leoben (1990).

Dr. Gerhard Ruhrmann has close to 30 years experience in uranium exploration, mining and mine waste management. From 1976 to 1981, Dr. Ruhrmann was project geologist and exploration manager for Uranerz Exploration and Mining (UEM) in Canada, supervising field work in the Otish Mountains of Quebec, the Athabasca Basin in Saskatchewan, and the Thelon Basin in Nunavut. In 1982, Dr. Ruhrmann joined Key Lake Mining Corporation, to develop exploration tools for high grade unconformity-related uranium deposits on the basis of geological and mineralogical research at the Key Lake open pits and other mines in the Athabasca Basin. This resulted in a number of papers published in a variety of scientific periodicals including technical documents of the International Atomic Energy Agency.

In 1988, Dr. Ruhrmann became engaged in hydrogeological and geotechnical work in Cameco’s engineering division, assessing above-ground uranium tailings management facilities and contributing to the in-pit tailings disposal concept at the Deilmann open pit in Saskatchewan.

In 1993, Uranerzbergbau (UEB) in Germany called Dr. Ruhrmann to join its consulting branch. Assignments included the assessment of exploration and mining projects in central Asia and western Africa, managing a subsidiary exploration company in Guinea, providing technical assistance to regulatory agencies in Papua New Guinea, monitoring the reclamation work at the former uranium mines in eastern Germany, designing reclamation concepts for closed-out uranium mines in central Asia and eastern Europe as well as reviewing the mining practice in Vietnam. On the basis of this experience, Dr. Ruhrmann co-authored a book on environmental mine management, published in 2001.

Since 2003, Dr. Ruhrmann is practicing as an independent consultant to the mining industry and international technical assistance agencies. Assignments include a review of the mining industry in Mongolia, enhancement of small-scale mining in Papua New Guinea, quality control at uranium mine rehabilitation projects and the assessment of uranium prospects.

Dr. Ruhrmann has a diploma in geology and holds a doctor degree in geology from the University of Tuebingen, Germany. Since 2001, Dr. Ruhrmann is teaching mineral exploration at the University of Leoben, Austria.

Mr. Kenneth Cunningham brings over thirty years of experience from diversified mineral exploration and mining geology through to executive management. Eighteen of these years have been focused in Nevada. Currently Mr. Cunningham is the President and Chief Executive Officer of Miranda Gold Corp. where he aggressively positioned this company in the Cortez Gold Trend and successfully negotiated joint ventures with major mining companies including Newmont, Placer Dome, Newcrest and Barrick. Previously, he was Exploration Manager with Uranerz U.S.A. Inc. During his tenure with Uranerz Mr. Cunningham led the exploration and acquisition effort that resulted in two Nevada gold discoveries; a three-million-ounce discovery in the Battle Mountain trend and a one-plus-million ounce discovery in the northern Carlin trend. Mr. Cunningham has also been Vice President of Tenneco Minerals Company and a Resident Manager with Echo Bay Mining Company.

Mr. Cunningham started his career with Houston Oil and Minerals as a member of its uranium exploration team. In 1978 he was responsible for the discovery of the Death Valley uranium deposit on Alaska’s Seward Peninsula. This deposit contains ten-million-pounds of uranium at a grade of .25% U3O8.

Mr. Joe Hebert is currently Vice President of Exploration for Miranda Gold Corp. Most recently, Mr. Hebert was the senior exploration geologist for the Cortez Joint Venture (Placer Dome and Kennecott Minerals) located on the Battle Mountain Trend in North Central Nevada. He was a member of the exploration team who discovered the 7.5 million ounce Cortez Hills gold deposit. During his tenure at Cortez he directed all generative and acquisition efforts within the joint venture area of interest.

From 1992 to 1999 Mr. Hebert consulted for Uranerz USA, Inc. where he conducted project evaluations and generative programs primarily in north central Nevada. The most significant result of this program was the recognition of gold potential and acquisition recommendations of the Nike-Converse property in Buffalo Valley where Uranerz discovered approximately 3 M oz of gold resource. He also recommended the REN property for acquisition, where currently development drilling on a high-grade resource is being conducted.

During the period when he was consulting, Mr. Hebert initiated a countrywide evaluation of Mongolia, identifying essentially unexplored epithermal systems from regional compilation and focused reconnaissance. He focused his client in gold-belts of NE Mongolia, acquiring for them two large concessions with multiple ore-grade showings in large epithermal and intrusive-related alteration cells. This program required interaction with high-level government officials, Mongolian junior companies, Mongolian Geological Survey and supervising native crews in remote camps.

Mr. Hebert is credited with team participation in multiple gold discoveries in Nevada and Utah over the course of his career. He has also had staff and contract positions with several US majors over the years including Superior Oil, Tenneco, and Freeport Minerals.

COMMITTEES OF THE BOARD OF DIRECTORS

Set forth below are our company's current practices relating to the functions associated with an audit committee, a compensation committee and a corporate governance and nominating committee.

Audit Committee

We have a standing audit committee and audit committee charter, which complies with Rule 10A-3 and the requirements of the American Stock Exchange. Our audit committee is comprised of three “independent” directors (in accordance with Rule 10A-3 and the requirements of the American Stock Exchange): Arnold Dyck, Peter Bell and Richard Holmes. Mr. Arnold Dyck satisfies the requirement of a “financial expert” as defined under Item 401(e) of Regulation S-B and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Our audit committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our audit committee reviews our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

Our audit committee will monitor our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our audit committee will appoint our external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the audit committee. Our audit committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors which are not related to the audit.

Compensation Committee

We have a Compensation Committee comprised of three independent directors: Peter Bell, Arnold J. Dyck and Paul Saxton. We have a Compensation Committee charter that complies with the requirements of the American Stock Exchange. Our Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. Our Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation. In addition, our Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes any awards of stock options.

Corporate Governance and Nominating Committee

We have a Corporate Governance and Nominating Committee comprised of three independent directors: Richard Holmes, Peter Bell and Paul Saxton. We have a Nominating Committee charter that complies with the requirements of the American Stock Exchange.

Our Corporate Governance Committee is responsible for developing our approach to corporate governance issues.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. Our code of ethics provides written standards that are reasonably designed to deter wrongdoing and to promote:

o	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
o	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
o	Compliance with applicable governmental laws, rules and regulations; and
o	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
o	Accountability for adherence to the code.

Our Code of Ethics is available at our website at www.uranerzenergy.com. No waivers were granted from the requirements of our Code of Ethics during the year ended December 31, 2005 or during the subsequent period from January 1, 2006 through the date of this prospectus.

Corporate Cease Trade Orders and Bankruptcies

Except as disclosed in this prospectus, none of our directors or officers is, or has been within the ten years before the date of this prospectus, a director or officer of any other company that, while such person was acting in that capacity, was the subject of a cease trade or similar order, or an order that denied the company access to any statutory exemptions under applicable securities legislation, for a period of more than 30 consecutive days, or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

Penalties and Sanctions

None of our directors or officers has been subject to any penalties or sanctions imposed by a court relating to any securities legislation or by any securities regulatory authority or has entered into a settlement agreement with any securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

None of our directors or officers has, within the ten years before the date of this report, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromises with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or officer.

Conflicts of Interest

To our knowledge, and other than as disclosed in this prospectus, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the “named executive officers”) for the fiscal years ended December 31, 2005, 2004 and 2003. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Salary” and “Bonus” columns in the table.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary $	Bonus $	Other Annual Compensation ($)	Common Shares Under Options/SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	Long Term Incentive Plan Payouts ($)	All Other Compensation ($)
Dennis Higgs (1) Chairman, and Director	2005 2004 2003	$52,282(1) $Nil $Nil	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Glenn Catchpole(2) President and CEO	2005 2004 2003	$80,000(2) $Nil $Nil	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

George Hartman(3) Vice President Mining	2005 2004 2003	$86,000 $Nil $Nil	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Benjamin Leboe(4) Chief Financial Officer; Corporate Secretary	2005 2004 2003	$Nil $Nil $Nil	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(1)

We have paid a management fee of $ 52,282 to a private holding company of Mr. Dennis Higgs during our fiscal year ended December 31, 2005. Mr. Higgs resigned as our President and Chief Executive Officer on March 1, 2005. Mr. Higgs became Chairman of our Board on February 1, 2006.

(2)

We have paid a management fee of $ $80,000 to a private holding company of Mr. Glenn Catchpole during our fiscal year ended December 31, 2005. Mr. Catchpole was appointed President and CEO on March 1, 2005.

(3)	Mr. Hartmann was appointed Vice President Mining on May 9, 2005.
(4)	Mr. Leboe was appointed Chief Financial Officer on May 23, 2006 and Corporate Secretary on October 12, 2006.

Director and Officer Stock Option/Stock Appreciation Rights (“SARs”) Grants

The following table summarizes the continuity of the Company’s stock options:

		Weighted
		average
	Number of	exercise
	Shares	price $

Outstanding, December 31, 2005	-	-
Granted	2,684,640	1.01
Exercised	(12,800)	0.70
Outstanding, September 30, 2006	2,671,840	1.01

	Outstanding and Exercisable
		Weighted
		average	Weighted
		remaining	average
	Number of	contractual	exercise
Exercise prices	shares	life (years)	price

$ 0.00 - $ 0.75	2,057,600	4.27	$ 0.75
$ 0.76 - $ 1.50	49,080	4.24	$ 1.08
$ 1.51 - $ 2.25	558,600	4.65	$ 1.95
$ 2.26 - $ 3.00	6,560	4.70	$ 2.58

	2,671,840	4.35	$ 1.01

The fair value for stock options granted during the period was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.49 per share. The weighted average assumptions used are as follows:

Nine Months	Nine Months
Ended	Ended
September 30,	September 30,
2006	2005
$	$

Expected dividend yield	0%	-
Risk-free interest rate	4.4%	-
Expected volatility	239%	-
Expected option life (in years)	2.5	-

Grants to Officers and Directors

No options or stock appreciation rights were granted during the fiscal year ended December 31, 2005. No stock appreciation rights were awarded.

Aggregated Option/SAR Exercises in Last Fiscal Year- and Fiscal Year-End Option/SAR Values

No stock options were exercised by our officers and directors during the fiscal year ending December 31, 2005. No options or stock appreciation rights were outstanding at December 31, 2005. No stock appreciation rights were outstanding as of December 31, 2005

Long Term Incentive Plan Awards

No long-term incentive awards have been made by us up to December 13, 2006.

Defined Benefit or Actuarial Plan Disclosure

We do not provide retirement benefits for the directors or officers.

Compensation of Directors

During the fiscal year ended December 31, 2005 we had no arrangements pursuant to which our officers and directors are compensated by us for their services in their capacity as directors or officers, or for committee participation, involvement in special assignments or for services as consultants or experts during the most recently completed financial year. A compensation plan for Directors was implemented in 2006.

Our officers and directors are reimbursed for any out-of-pocket expenses incurred by them on our behalf.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

None

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None.

Board Compensation Committee Report on Executive Compensation

The primary objectives of our executive compensation program are to enable us to attract, motivate and retain outstanding individuals and to align their success with that of our shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual's overall experience, responsibility and performance. Our executive compensation program consists of a base salary, performance bonuses and stock options. Our board of directors approves all compensation to our executive officers.

Employment Contracts

We have entered into a consulting agreement with Catchpole Enterprises Inc. Catchpole Enterprises is wholly owned by Glenn and Judy Catchpole, our President. The Agreement states that we will pay a monthly consulting fee of US $8,000 in consideration of the provision of the services of Mr. Catchpole as our President and Chief Executive Officer.

We have entered into a consulting agreement with Ubex Capital Inc. Ubex Capital is wholly owned by Dennis Higgs, our Chairman. The Agreement states that we will pay a monthly consulting fee of CDN$10,000.

We have entered into a consulting agreement with Independent Management Consultants of British Columbia. (IMC). IMC is wholly owned by Benjamin Leboe, our Chief Financial Officer. The Agreement states that we will pay for consulting services provided, based upon a rate of CDN$10,000 per month.

Stock Option Plan

We have adopted a 2005 Nonqualified Stock Option Plan for persons employed or associated with us, including without limitation any employee, director, general partner, officer, attorney, accountant, consultant or advisor that is intended to advance our best interests by providing additional incentive to those persons who have a substantial responsibility for our management, affairs, and growth by increasing their proprietary interest in our success, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of Stock Options under the Plan supports and increases our ability to attract, engage and retain individuals of exceptional talent upon whom, in large measure, our sustained progress growth and profitability for the shareholders depends. The plan is administered by our Compensation Committee.

The total number of shares available for grants of Stock Options under the Plan is 10,000,000 Common Shares, subject to adjustment as herein provided, which shares may be either authorized but unissued or reacquired Common Shares of the Company. All Stock Options granted hereunder must be granted within ten years from the date this Plan is adopted. No Stock Option granted hereunder shall be exercisable after the expiration of ten years from the date such Option is granted. The Committee, in its discretion, may provide that an option shall be exercisable during such ten year period or during any lesser period of time. The Committee may establish installment exercise terms for a Stock Option such that the Option becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such Option . The Committee may also accelerate the exercise of any Option.

Equity Compensation Plan Information

As at December 31, 2005, we had one equity compensation plan under which our common shares have been authorized for issuance to our officers, directors, employees and consultants, namely our 2005 Stock Option Plan. Our 2005 Stock Option Plan has not been approved by our shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of November 8, 2006 regarding the ownership of our common stock by:

•	each person who is known by us to own more than 5% of our shares of common stock; and
•	each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 34,510,338 shares of common stock outstanding as of December 13, 2006.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following December 13, 2006 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	Dennis Higgs Director, Chairman Suite 1410 - 800 West Pender St. Vancovuer, B.C., V6C 2V6	4,399,001 (2)	12.59%
Common Stock	Glenn Catchpole Director, President and CEO 222 Carriage Circle Cheyenne, WY., 82009	1,785,500 (3)	5.12%
Common Stock	George Hartman Director, Chief Operating Officer 1220 Elkhorn Valley Drive Casper, WY., 82609	981,000 (4)	2.80%
Common Stock	Dr. Gerhard Kirchner 330 - 325 Keevil Crescent Saskatoon, Saskatchewan S7N 4R*	720,000 (5)	2.07%
Common Stock	Paul Saxton 188 Stonegate Drive Furry Creek, BC., V0N 3G4	250,000 (6)	**
Common Stock	Peter Bell #105 - 3389 Capilano Road North Vancouver, B.C., V7R 4W7	150,000 (7)	**
Common Stock	Arnold J. Dyck 504 - 230 Saskatchewan Crescent East Saskatoon, Saskatchewan S7N 0K6	153,000 (8)	**
Common Stock	Richard Holmes 2611 Tanbridge Road Charlotte, NC., 28226	150,000 (9)	**
Common Stock	Benjamin Leboe 16730 Carrs Landing Road Lake Country, BC V4V 1B2	100,000 (10)	**
Total		8,573,801	22.60%
5% Stockholders	Nil

**- indicates ownership less than 1%

(1)	The percent of class is based on 34,510,338 shares of common stock issued and outstanding as of December 13, 2006.
(2)

Includes 2,098,334 shares in the name of Dennis Higgs, 375,000 shares held in the name of Senate Equities Corp., which is wholly owned by Menace Capital Corp., which is in turn wholly owned by Dennis Higgs, and 1,500,000 shares were acquired in the name of Senate Capital Group Inc. in exchange for the assignment of the Burner Hills mineral claims. Senate Capital is wholly owned by Dennis Higgs. Includes 75,667 exercisable warrants and 350,000 exercisable Share Purchase Options.

(3)	Includes 5,500 shares in the name of Judith Catchpole, wife of Glenn Catchpole, 10,000 exercisable warrants and 350,000 exercisable Share Purchase Options.
(4)	Includes Nil exercisable Warrants and 481,000 exercisable Share Purchase Options
(5)	Includes Nil exercisable Warrants and 275,000 exercisable Share Purchase Options.
(6)	Includes Nil exercisable Warrants and 150,000 exercisable Share Purchase Options
(7)	Includes Nil exercisable Warrants and 150,000 exercisable Share Purchase Options
(8)	Includes 3,000 shares in the name of Arnold Dyck, includes Nil exercisable Warrants and 150,000 exercisable Share Purchase Options
(9)	Includes Nil exercisable Warrants and 150,000 exercisable Share Purchase Options
(10)	Includes Nil exercisable Warrants and 100,000 exercisable Share Purchase Options

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

o	Any of our directors or officers;

o	Any person proposed as a nominee for election as a director;

o	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

o	Any of our promoters;

o	Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Dennis Higgs, director and Chairman acquired 375,000 shares of our common stock in his own name at a price of $0.001 per share on February 26, 2001. Mr. Dennis Higgs paid a total purchase price of $375 for these shares. Senate Equities Corp., a company that is wholly owned and operated by Menace Capital Corp., acquired 375,000 shares of our common stock at a price of $0.001 per share on February 26, 2001. Senate Equities Corp. paid a total purchase price of

$375 for these shares. Mr. Dennis Higgs is the sole stockholder of Menace Capital Corp, which is the sole shareholder of Senate Equities Corp.

In addition to this acquisition of stock, Mr. Dennis Higgs acquired a beneficial interest in 1,500,000 shares of our common stock through the issuance of common stock to Senate Capital Group Inc. in exchange for its assignment of the Burner Hills mineral claims. Mr. Dennis Higgs owns all of the stock of Senate Capital Group. Senate Capital Group also received $10,052 as part of this transaction. We have since decided to terminate our interest in the Burner Hills mineral claims.

On April 15, 2005, Mr. Dennis Higgs purchased 1,049,500 shares of our common stock in his own name at a price of $0.10 per share for a total price of $104,950 for these shares.

On August 31, 2005, Mr. Dennis Higgs purchased 800,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $800 for these shares.

On March 3, 2006, Mr. Dennis Higgs purchased 151,334 units of our common stock in his own name at a price of $1.00 per share for a total price of $151,334 for these units.

In September, 2005, Senate Capital Group has entered into a three-year office facilities and service contract with us in which Senate Capital Group provides office space, services, phones and equipment usage in exchange for a payment of $10,511 per month.

In 2004 Senate Capital Group advanced $10,700 to enable us to continue phase three of the exploration program on the Burner Hills property. Of that amount, $7,470 was available at year end 2004 to complete this program. This commitment to advance funds is capped at a maximum of $13,000, being the budgeted cost of phase three. Any funds that would be advanced as a loan is repayable on demand without interest. We have since decided to terminate our interest in the Burner Hills mineral claims.

Our Saskatchewan property, called the Cochrane River property consists of two Mineral Prospecting Permits (MPP 1237 and MPP 1238) located in northern Saskatchewan. Title to MPP 1237 and MPP 1238 has been sold to us by Ubex Capital Inc. ("Ubex"). We entered into a mineral property purchase agreement with Ubex dated April 26th, 2005, to acquire an undivided 100% right, title and interest in the two mineral exploration properties. The agreement is subject to Ubex retaining a 2% royalty. Total consideration for this acquisition consists of a cash payment in the amount of CDN $40,756.95, which is Ubex's cost of acquisition of the two permits. On October 20, 2005 an amendment to this agreement was signed that allows us the one time right exercisable for 90 days following completion of a bankable feasibility study to buy up to one half (50.0%) of Ubex's royalty interest (i.e. an amount equal to 1% Royalty) for $1,000,000 (Canadian currency), leaving Ubex to retain not less than a 1% Royalty. Ubex Capital Inc. is 100% owned by Dennis Higgs, one of our directors. Ubex will retain the royalty on the property and will split the royalty with Darcy Higgs, Dennis Higgs' brother.

In May, 2005 Glenn Catchpole entered into a purchase agreement for a 100% interest in the Khavtsal project including the historical files of data on past work on the project, and commissions, for a total purchase price of $105,945. Although the permit is recorded in the name of Glenn Catchpole, we paid this acquisition price directly because we had not set up a Mongolian corporation at the time the transaction was negotiated. He subsequently transfered ownership of the project to a subsidiary corporation formed by us in Mongolia for holding all of our Mongolian permits and projects.

We acquired leases from the State of Wyoming for the minerals on seventeen (17) state-owned sections of land. The applications for these state leases are in the name of either Glenn J. Catchpole, our President, or George J. Hartman, our Vice-President, Mining. The ownership of each lease was subsequently transferred to us.

Mr. Glenn Catchpole, President, Chief Executive Officer, and director acquired 50,000 shares of our common stock in his own name at a price of $0.10 per share on April 15, 2005. Mr. Catchpole paid a total purchase price of $5000 for these shares.

On August 31, 2005, Mr. Glenn Catchpole purchased 1,200,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $1,200 for these shares.

On October 17, 2005 Mr. Glenn Catchpole purchased 100,000 units of common stock in his own name at a price of $0.40 per unit for a total purchase price of $40,000.

On March 3, 2006, Mr. Glenn Catchpole purchased 20,000 shares of our common stock in his own name at a price of $1.00 per share for a total price of $20,000 for these shares.

On August 31, 2005, Mr. George Hartman, director and Vice-President, Mining, purchased 500,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $500 for these shares.

On August 31, 2005, Dr. Gerhard Kirchner, director, purchased 400,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $400 for these shares.

On October 17, 2005, Dr. Gerhard Kirchner purchased 50,000 shares of our common stock in his own name at a price of $0.40 per share for a total price of $20,000.

On August 31, 2005, Mr. Paul Saxton, director, purchased 100,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $100 for these shares.

On April 15, 2005, Mr. Kenneth Cunningham, a member of our advisory board, purchased 50,000 shares of our common stock in his own name at a price of $0.10 per share for a total price of $5,000.

On August 31, 2005, Mr. Kenneth Cunningham, purchased 350,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $350 for these shares.

On October 17, 2005, Mr. Kenneth Cunningham purchased 50,000 shares of our common stock in his own name at a price of $0.40 per share for a total price of $20,000.

On April 15, 2005, Mr. Joe Hebert, a member of our advisory board, purchased 50,000 shares of our common stock in his own name at a price of $0.10 per share for a total price of $5,000.

On August 31, 2005, Mr. Joe Hebert, purchased 175,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $175 for these shares.

On August 31, 2005, Dr. Franz J. Dahlkamp, a member of our advisory board, purchased 50,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $50 for these shares.

On March 3, 2006, Dr. Franz J. Dahlkamp also purchased 50,000 units of our common stock in his own name at a price of $1.00 per unit for a total price of $50,000 for these units.

On August 31, 2005, Dr. Gerhard Ruhrmann, a member of our advisory board, purchased 50,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $50 for these shares.

Other than as described herein, no selling shareholder has had a material relationship with us or any affiliate of us.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 . As at December 13, 2006, there were 34,510,338 shares of our common stock issued and outstanding and NIL shares of preferred stock outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The preferred stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within the limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Warrants

We have issued and do have outstanding 4,812,849 warrants to purchase our shares of common stock as at December 13, 2006, as follows:

o	3,622,499 Warrants exercisable at $1.75 to March 3, 2007; exercisable at $2.50 to March 3, 2008; and
o	1,071,100 Warrants exercisable at $2.25 to May 19, 2007.
o	119,250 Warrants exercisable by underwriters at a price ranging from $1.75 to $2.50, depending upon the time of exercise and type of commission warrant.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Nevada Corporate Law

The Nevada Business Corporation Law contains a provision governing "acquisition of controlling interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-

held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the Control Share Acquisition Act, would bring its voting power within any of the following three ranges:

•	20 to 33 1/3%;
•	33 1/3 to 50%; or
•	more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Acquisition Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the Control Share Acquisition Act.

The Control Share Acquisition Act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which:

•	has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and
•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the Control Share Acquisition Act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested shareholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having:

•	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
•	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
•	representing 10 percent or more of the earning power or net income of the corporation.

An “interested shareholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested shareholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of:

•

the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher;

•	the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or
•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

TRANSFER AGENT

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes Section 78.7502, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. This includes indemnifying each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee, except for gross negligence or willful misconduct. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under Nevada law, and indemnification for such a person may be greater or different from that provided in the bylaws.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF THE BUSINESS

GENERAL

Uranerz Energy Corporation was incorporated under the laws of the State of Nevada as Carleton Ventures Corp. on May 26, 1999. On July 5, 2005, we changed our name from Carleton Ventures Corp. to Uranerz Energy Corporation. Our executive offices are located at Suite 1410 - 800 West Pender Street, Vancouver, British Columbia Canada V6C 2V6, and our phone number is 604-689-1659.

Our principal business offices are located at Suite 1410-800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6, and our telephone number is (604) 689-1659. Our operations office is located at 1701 East "E" Street, PO Box 50850, Casper, Wyoming 82605-0850, USA and our phone number there is 307-265-8900.

We are an exploration stage company engaged in the acquisition, exploration and if warranted, development of uranium properties. We have an interest in the properties described below.

We own interests in properties in Wyoming, USA; Saskatchewan, Canada; and Mongolia. We have entered into joint venture agreements for each of our Saskatchewan and Mongolia properties whereby the joint venture partner for each property can earn an ownership interest in the property. We have also joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore or if warranted, develop our projects in the Powder River Basin area of Wyoming. We anticipate that our joint venture partners will conduct exploration of our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties.

We are an exploration stage company. All of our projects are at the exploration stage and there can be no assurance that a commercially viable mineral deposit, or reserve, exists on any of our properties until appropriate exploratory work is done and a comprehensive evaluation based on such work concludes legal and economic feasibility. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of any of our properties is determined. There is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists on any of our mineral properties. We anticipate that we will require additional financing in order to pursue full exploration and development of these properties. We do not have sufficient financing to undertake full exploration and development of our properties at present and there is no assurance that we will be able to obtain the necessary financing. Because of the long lead times for environmental permitting of mining operations in North America, we have started collecting environmental baseline data on two of our properties in the Powder River Basin area of Wyoming that we feel have the potential, based on data in our possession, of being developed into commercial in-situ recovery uranium mines.

MINERAL PROPERTIES AND PLAN OF OPERATIONS

We hold interests in the following mineral properties:

Name of Property	Location
State Mineral Leases, Federal Mining Claims and Private (Fee) Mineral	Powder River Basin, Wyoming, USA
State Mineral Leases, Federal Mining Claims (option and joint venture agreement in place)	Great Divide Basin, Wyoming, USA
Cochrane River Property (option and joint venture agreement in place)	Saskatchewan, Canada
Eight Exploration Licenses (option and joint venture agreement in place)	Mongolia

Our plan of operations is to carry out exploration of our Wyoming Powder River Basin properties while our joint venture partners will be responsible for carrying out exploration of our Wyoming Great Divide Basin properties, Saskatchewan, and Mongolia properties. Most of our exploration programs are preliminary in nature in that their completion may not result in a determination that our properties contain commercially exploitable quantities of uranium mineralization.

Our exploration program in the Wyoming Powder River Basin will be directed by our management and will be supervised by Mr. George Hartman, our vice-president of mining. We will engage contractors to carry out our exploration programs under Mr. Hartman’s supervision. Contractors that we plan to engage include project geologists, drilling companies and geophysical logging companies, each according the specific exploration program on each property. Exploration of our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties will be undertaken by our partners, Black Range Minerals, Triex Minerals Corporation and Bluerock Resources Ltd., respectively.

Our board of directors will make determinations as to whether to proceed with the additional exploration of our Wyoming mineral properties based on the results of the preliminary exploration that we undertake. In completing these determinations, we will make an assessment as to whether the results of the exploration are sufficiently positive to enable us to achieve the financing that would be necessary for us to proceed with more advanced exploration. On our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties our partners are committed to certain minimum exploration expenditures over the earn-in period. The management of Black Range, Triex Minerals and Bluerock Resources will be responsible for overseeing the exploration in Wyoming Great Divide Basin, Saskatchewan and Mongolia, respectively.Triex and Bluerock are required to submit reports on the results of their exploration efforts in Canada and Mongolia.

We plan to continue exploration of our mineral properties for so long as the results of the geological exploration that we complete indicate that further exploration of our mineral properties is warranted, and we are able to obtain the additional financing necessary to enable us to continue exploration.

DESCRIPTION OF PROPERTIES

We maintain our head office at Suite 1410 - 800 West Pender Street, Vancouver, B.C., V6C 2V6 and an exploration and operations office at 1701 East “E” Street, Casper, Wyoming, 82601.

We currently have properties that are prospective for uranium mineralization located in Saskatchewan, Mongolia and Wyoming.

COCHRANE RIVER PROPERTY

Location and Access

The Cochrane River property is a single contiguous block of irregular outline, extending for approximately 62 km in a northeast-southwest direction and approximately 15 km in a northwest-southeast direction. The centre of the property is approximately 102< 40’ W, 58< 45’ N. The property occupies portions of NTS map sheets 64 L/9, 10, 15 and 16.

The property extends to the northeast of the northern portion of Wollaston Lake. The closest community is the Village of Wollaston Lake which is located 50 km to the south. This community is served by a year-round scheduled air link to the cities of Saskatoon and Prince Albert in central Saskatchewan. A winter road (during January, February and March) links the Wollaston Lake community with Provincial Highway 905 (and the provincial road network) on the west side of Wollaston Lake.

There is presently no road access to the Cochrane River property. Numerous lakes within the property can be accessed by float- and ski-equipped light aircraft which are available for charter at Points North Landing (75 km to the southwest) and at the Town of La Ronge (400 km to the south-southwest).

Property Location Map

Cochrane River Property, Athabasca Basin Area, Saskatchewan

MPP 1238
MPP 1237
McClean Lake
Eagle Point
Collins Bay
Rabbit Lake
Wollaston Lake

NTS Map Sheet 64 L

Figure 2

Ownership Interest

Our Saskatchewan property, called the Cochrane River property consists of two Mineral Prospecting Permits (MPP 1237 and MPP 1238) with a combined total areal extent of 67,480 ha (166,747 acres). The property is located in northern Saskatchewan. Ubex Capital Inc. (“Ubex”) filed an application with Saskatchewan Industry and Resources (“SIR”) to acquire the permits on 31st January, 2005, and certificates confirming title were subsequently issued by SIR on 4th March, 2005. The permits are registered in the name of Ubex Capital Inc. with 100% unencumbered ownership.

Permit application fees which were submitted by Ubex, payable to SIR, were as follows:

For each permit, a refundable deposit of $15,000, and a recording fee of $0.15 per hectare.

The legal description of the permits consists of a listing of corner coordinates (NAD 27), as follows:

Permit MPP 1237

1.	102< 47' 19.68" W 58< 45’ 00” N
2.	102< 34’ 58.80” W58< 40’30” N
3.	102< 52’ 08.40” W 58< 30’ 00” N
4.	103< 00’ 00” W 58< 30’ 00” N
5.	103< 00' 00" W 58< 39' 19.08" N

Permit MPP 1238

1.	102< 47' 19.68" W 58< 45' 00" N
2.	102< 34' 58.80" W 58< 40' 30" N
3.	102< 25' 01.20" W58< 46' 16.32" N
4.	102< 27' 52.20" W 58< 47' 44.88" N
5.	102< 15' 34.20" W58< 54' 11.16" N
6.	102< 17' 14.28" W 58< 55' 02.64" N
7.	102< 34' 00" W 58< 49' 55.56" N
8.	102< 40' 22.08" W58< 48' 05.94" N

Title to MPP1237 and MPP 1238 has been sold to us by Ubex. We have entered into a mineral property purchase agreement with Ubex dated April 26th, 2005, to acquire an undivided 100% right, title and interest in the two mineral exploration properties. The agreement is subject to Ubex retaining a 2% royalty. Total consideration for this acquisition consists of a cash payment in the amount of CDN $40,756.95, which is Ubex’s cost of acquisition of the two permits. The sale of the properties to us has been completed.

Ubex Capital Inc. is 100% owned by Dennis Higgs, one of our directors. Ubex will retain a royalty of 2% on the property and will split the royalty with Darcy Higgs, Dennis Higgs’ brother.

On October 20, 2005 an amendment to this agreement was signed that allows us the one time right exercisable for 90 days following completion of a bankable feasibility study to buy up to one half (50.0%) of Ubex’s royalty interest (i.e. an amount equal to 1% Royalty) for $1,000,000 (Canadian currency), leaving Ubex to retain not less than a 1% Royalty.

Saskatchewan mineral dispositions including permits are administered by SIR on behalf of the Crown of Canada in accordance with The Mineral Disposition Regulations, 1986. The holder of a permit is granted the exclusive right to explore for minerals (though not to extract, recover or produce minerals except for testing and scientific purposes) within the permit outline. A permit is valid for a period of 2 years and may not be renewed. While in compliance with the requirements of the regulations, a permit holder is entitled to convert any portion of a permit to mineral claims which may be held indefinitely. A claim holder may subsequently convert his claim into a mineral lease which allows for commercial extraction of minerals.

To maintain a mineral prospecting permit in good standing, SIR requires the filing of reports documenting acceptable exploration expenditures of $1.25 per hectare in the first permit year, and $4.00 per hectare in the second permit year. Reports and statements of expenditures must be filed not later than 90 days following the permit anniversary dates.

Excess expenditures may be carried over and applied to the following permit year and/or claim year. Annual expenditure requirements to maintain mineral claims in good standing are $12 per hectare for the first 10 years and $25 per hectare thereafter. In the case of claims converted from exploration permits, the deemed effective dates are the effective dates of the permits.

After the first permit year, and subject to acceptance of the required filing of exploration expenditures, a permit may be reduced in size to a single block not less than 10,000 ha in size.

The deposit of $15,000 per permit is refundable to the registered holder after the first or second permit years if acceptable exploration expenditures have been filed. The deposit would normally be rolled over to apply to the second permit year unless the holder elected to surrender the permit after the first year.

On November 4, 2005, we signed an agreement to joint venture our Cochrane River property located in northern Saskatchewan, Canada, with Triex Minerals Corporation. Triex can earn a 60% interest in the Cochrane River property by making payments to us of Cdn$75,000 and spending Cdn$1,500,000 on the property by May 1, 2008. After completing the 60% earn-in phase, Triex can elect to earn an additional 10% interest in the project by spending an additional Cdn$1,500,000 by November 1, 2009.

History of Operations

A first phase of exploration work has been conducted by our joint venture partner (Triex) on the Cochrane River property. No mineralized material is known to exist.

Present Condition of the Property and Proposed Exploration Program

Our Saskatchewan mineral properties are undeveloped and do not contain any open-pit or underground mines. There is no plant or equipment located on our Saskatchewan mineral properties.

Since we have signed an agreement to joint venture our Cochrane River property with Triex Minerals Corporation, Triex will be the operator of the exploration programs for this joint venture. Any exploration undertaken by Triex will be at its expense under the terms of the joint venture agreement. There is no assurance that Triex will make the cash payments or undertake the full amount of the exploration expenditures necessary for it to earn an interest in our Saskatchewan properties.

A compilation and analysis of prior exploration was prepared by Robertshaw Geophysics Ltd. of Saskatoon, Saskatchewan. Previous exploration on the Cochrane River property has identified several electromagnetic conductors. As of January 2006, Triex has completed a detailed airborne geophysics survey on the Cochrane River properties. Fugro Airborne Surveys completed helicopter-borne DIGHEM V geophysical surveys (EM and magnetic) over four grids on the Cochrane River property for a total of 1,949 line kilometres. All the grids were flown at 100 metre line spacing to produce high resolution data. The grid areas covered major boundary zones on regional airborne magnetic maps, and on the location of known mineral occurrences, geochemical anomalies and previously defined conductors.

A first phase of exploration work has been conducted by our joint venture partner (Triex) on the Cochrane River property. Follow-up exploration on the ground is being planned by Triex for the Cochrane River permits. Final budgets and logistics are pending for a late 2006 program. It is intended that a remote field camp will be established, serviced from Points North. Work is planned to include:

•	lake sediment geochemistry for grids over lakes; such areas were not explored in the past such that any new geochemical/geophysical targets will be new;

•

comprehensive digital compilation of all industry and government data (drill holes, showings, lake sediment data) is now in hand; archived work by the Saskatchewan Research Council archival work will be incorporated into the compilation;

•	detailed structural mapping of grids areas, including detailed lithogeochemistry;

•	grid-based soil geochemistry on specific targets; and

•	lineament analysis to incorporate recently completed structural models for uranium deposits in the eastern Athabasca

The target on the Cochrane River property is structurally controlled, basement-hosted deposits at or near surface. It is planned that the structural models prepared for Eagle Point and other deposits in the eastern Athabasca Basin over the past 5 years will be incorporated into the program. Conductors were the focus of exploration in the 1970s. Triex plans to build on that work, not repeat it, by prioritizing targets related to conductors based on their structural setting.

Geology

The property is underlain by highly deformed Paleoproterozoic Wollaston Group metasediments and Archean age granites which form part of a 60 km wide, northeast trending fold-thrust belt known as the Wollaston Domain. The Cochrane River property is located within the western portion of the Wollaston Domain where the metasediments contain abundant graphitic horizons.

The Athabasca Basin, which extends for some 425 km east-west x 220 km north-south, hosts several world class uranium deposits (McArthur River, Cigar Lake, Key Lake, and others). These deposits occur at and around the contact between western Wollaston Group metasediments and overlying Athabasca Group sandstone units and are generally termed unconformity-type deposits. Although much of the uranium ore is generally hosted by the overlying Athabasca Group sandstones, significant uranium mineralization commonly extends vertically beneath into the Wollaston Group rocks. This is particularly evident at the McArthur River deposit, where the majority of the uranium ore and the highest grades of mineralization occur in the underlying basement rocks.

The Athabasca Group sandstone rocks are approximately 1.7 billion years in age, and there is evidence that these rocks were once thicker (by probably 2 km or more) and much more extensive in area. The Cochrane River property may have been overlain by Athabasca Group sandstones for a significant portion of its geological history. Unconformity-type uranium deposits could have formed within the property at that time. Although now eroded to below the level of Athabasca Group coverage, any underlying basement-hosted or root zones of mineralization should be preserved. These are the targets of the present exploration program at the Cochrane River property.

Faults, particularly the common northeast-oriented strike slip faults of this region, tend to be localized within the soft, graphitic horizons of the Wollaston Group sediments, particularly where adjacent to relatively rigid basement units such as Archean granites. Fault movements, particularly strike-slip movements, enhance the electrical conductivity of graphitic horizons by aligning the graphite grains and promoting electrical continuity. Reactivated basement faults also provide enhanced fluid permeability in the basement which facilitates fluid flow and mixing which are thought to be key components in the formation of the uranium deposits of the Athabasca Basin region. Thus, faults and particularly graphitic conductors are commonly sought as exploration targets for uranium mineralization. Graphitic conductor horizons which are in close proximity to Archean granite bodies are thought to be particularly favorable.

MONGOLIA

Location and Access

Our eight exploration licenses in Mongolia are spread out across the country into four regional areas that we call the North Gobi Project, the East Gobi Tamtsag Project, the Central Gobi Project, and the West Central Highland Project. A tabulation of the eight licenses is presented below that includes location coordinates. A location map follows the table. Generally speaking, access to all eight licenses is by vehicles departing from the capital city of Ulaan Baatar. Roads, except in the immediate vicinity of Ulaan Baatar, are unimproved dirt/gravel and often just two track. Four wheel drive vehicles are the standard means of travel by western field crews on the Mongolian road system. Access to the capital city of Ulaan Baatar from outside of the country is by commercial air.

Table of Mongolian Licenses

No.	License No	Name Of licence	Coordinates		Aimag* and Soum (Province)	Area (Hectares)
1	8560X	Ulaankhushuu (Khavtsal)	109 01 20 10911 20 109 11 20 109 01 20	45 34 10 45 34 10 45 27 30 45 27 30	DG (Airag)	16091
2	10166X	Ovor bel	116 01 00 116 19 00 116 19 00 116 01 00	47 20 10 47 20 10 46 50 30 46 50 30	DO Matad	124527
3	10167X	Tasarkhai	115 30 00 116 00 00 116 00 00 115 30 00	47 00 00 47 00 00 46 54 00 46 54 00	DO Matad	42325
4	10165X	Khudgiin us	109 20 00 109 29 50 109 29 50 109 20 00	45 42 40 45 42 40 45 40 00 45 40 00	DG Airag	6308
5	10168X	Khartolgoi	105 05 00 105 25 00 105 25 00 105 05 00	45 00 00 45 00 00 44 51 30 44 51 30	DU Khuld, Delger khangai	41430
6	10169X	Chuluut	105 55 00 106 08 00 106 08 00 106 05 40 106 05 40 106 08 00 106 08 00 105 55 00	45 00 00 45 00 00 44 58 50 44 58 50 44 56 40 44 56 40 44 47 00 44 47 00	DU Khuld, Olziit	39987
7	10241X	Chuluut	100 27 00 100 30 00 100 30 00 100 36 00 100 36 00 100 27 00	48 17 00 48 17 00 48 17 10 48 17 10 48 11 30 48 11 30	AR Ondor ulaan, Tariat	11589
8	10315X	Tolgod	109 00 00 109 05 20 109 05 20 109 00 00	45 54 00 45 54 00 45 52 00 45 52 00	DG Dalan jargalan	2558

DG - Dornogobi, DU - Dundgobi, AR - Arkhangai, DO - Dornod

The Khavtsal property (license no. 8560X), our most advanced exploration property in Mongolia, is 321 kilometers south-southeast of Ulaan Baatar, the capital city of Mongolia in the Dornogovi province and Armag sub province. The approximate geographic center of the property is at 45(32'42" and 109(07'08'. Access to the property is by surfaced and undeveloped roads that head southerly from Ulaan Baatar. These roads parallel the main railway between Ulaan Baatar and southern Mongolia. The property is 30 kilometers south from the station Khar Armag along this railway.

License numbers 10168X and 10169X are located 108km southwest and 80km southwest respectively from the city of Mandalgobi in the Dungovi province of Mongolia. Access is by primary improved and secondary roads.

License numbers 10165X and 10315X are located 108km southeast from the city of Sumber in the Dornogovi province of Mongolia. Access is provided by primary and secondary roads that parallel the central Mongolia railway between the capital of Ulaan Baatar and the border with China to the south.

License number 10241X is within an area known as Chuluut, approximately 102km northwest of the city of Tsetserleg in the province of Arhangav of Mongolia.

License numbers 10167X and 10166X are located 139km and 145km southeast respectively southeast of Choibalsan. Access is by primary and secondary roads.

Ownership Interest

In May 2005, Glenn Catchpole, our president, acquired a 100% interest in the Khavtsal property through a purchase of an exploration license legally recorded and transferred in accordance with the Mongolian Mining Law. The Khavtsal property is recorded at the OGMC by license number #8560X and covers 16,091 hectares.

Mongolia allows for the application of a mineral exploration license through the Office of Geological and Mining Cadastre Office ("OGMC"), an agency of the Mineral Resource Authority of Mongolia. Exclusive rights to explore are granted to individuals or companies, subject to approval of a correctly submitted license application and exploration conducted in compliance with specified mineral law.

Glenn Catchpole entered into a purchase agreement, subject to due diligence and confirmation of title, to purchase a 100% interest in the Khavtsal project including the historical files of data on past work on the project, and commissions, for a total purchase price of $105,945. No additional payments or work commitments will be required subsequent to closing of the sale. The permit was recorded in the name of Glenn Catchpole because we had not set up a Mongolian corporation at the time the transaction was negotiated. Glenn Catchpole subsequently provided us with a signed or executed bill of sale in our favor and we transferred ownership of the property to our wholly owned Mongolian subsidiary, Rolling Hills Resources LLC.

The exploration license that was being held by our consulting geologist, Dr. Tumenbayar, is license number 10315X. Dr. Tumenbayar has transferred title to the property to our wholly owned Mongolian subsidiary, Rolling Hills Resources, which was acquired on January 9, 2006. There is no known previous exploration for uranium on this license area.

The legal status of exploration licenses are maintained by the payment of $0.10 per hectare in annual fees (for the second and third years) on or before the anniversary dates of the issuance of the licenses, and by submitting exploration plans and reports annually.

We can maintain all our exploration licenses in good standing by paying the annual license fees on or before the license issuance anniversary dates, and by filing suitable exploration plans and reports to the OGMC of Mongolia. Exploration Licenses may be held for seven years during which the exclusive right to obtain a mining license within the boundary of the license is held by the owner.

History of Operations

In late September and early October of 2005 we had two contract geologists visit the properties covered by four of our exploration licenses (8560X, 10315X, 10165X & 10241X), and perform a limited amount of surface exploration. No other exploration by Uranerz has occurred on our eight exploration licenses up to this point in time. Bluerock Resources, our joint venture partner, is currently conducting exploration on these licenses. With the exception of the Khavtsal license (8560X) discussed below, we do not have in our possession any prior geologic information on our Mongolian exploration licenses except that of a general nature discussed below.

Previous occupiers of the Khavstal property have conducted some exploration activity. A summary report on file at the Geologic Information Center within the offices of the Mineral Resource Authority of Mongolia (MRAM) provides the following summary of exploration work completed on the Khavtsal property:

1.	Geologic and radiometric exploration.
2.	Gamma Spectrometry Mapping.
3.	Surface trenching totaling 3046m3
4.	Drilling totaling 1808 meters (44 holes estimated)
5.	Channel sampling of 43.25 meters
6.	Rock sampling totaling 625 samples
7.	Magnetic Survey at 100m by 20m stations over 12.4km2
8.	Electric (geophysical) profiles on 100m by 20m stations over 10km2

The Khavtsal property was the subject of historic work completed and reported on by the Russian-Mongolian Survey in 1987.

Exploration on Khavtsal was conducted by the Russian-Mongolian Geologic Survey. This work consisted of an airborne gamma spectrometry survey in 1981 that identified a significant anomaly and the work described above that was conducted in 1987. No other exploration work is recorded in information acquired by us.

We have acquired two Russian-Mongolian Survey reports from the Geologic Information Center in the offices of the Mineral Resource Authority of Mongolia. Translations and additional data searches are being provided to us by a Mongolian consultant based in Ulaan Baatar, Mongolia.

We have not completed any exploration work on the other seven properties except as noted above. All our licenses fall within areas that the Russian-Mongolian Survey completed airborne radiometric surveys during regional uranium exploration in the 1980s. Some properties will have summary reports on file at the Geologic Information Center within the offices of the Mineral Resource Authority of Mongolia (MRAM). These reports will be researched to determine the extent of ground work completed by the Russian-Mongolian survey in following up selected radiometric anomalies that may fall on our license areas. The license acquisitions are for the purpose of uranium exploration and do not have proven reserves. Some of the licenses may have limited drill-indicated or trench-sampled uranium mineralization suggesting favorable exploration potential but this is not yet substantiated by a thorough review of data files and reports at the Geologic Information Center of MRAM or other sources.

Exploration work on these seven license areas in some cases is limited to airborne radiometric surveys conducted by the Russian-Mongolian Geologic Survey. The extent of other ground work conducted, if any, is still under review by us.

We have acquired only very preliminary summaries (brief translations) of Russian-Mongolian Survey reports from the Geologic Information Center in the offices of the Mineral Resource Authority of Mongolia that may have information useful for exploring on our license areas. Most of these reports are of a general nature, and regional studies are not necessarily property specific. Translations and additional data searches are being provided to us by a Mongolian geologic consultant based in Ulaan Baatar, Mongolia.

Present Condition of the Property and Current State of Exploration

Our Mongolian mineral properties are undeveloped and do not contain any open-pit or underground mines. There is no plant or equipment located on our Mongolian mineral properties.

We signed a letter agreement dated February 17, 2006, amended March 22, 2006, and September 8, 2006, to option and joint venture our eight Mongolian exploration licenses to Bluerock Resources Ltd. Under the terms of the amended agreement, we have granted to Bluerock the option to acquire an undivided 70% interest in the properties, subject to a joint venture agreement to be entered into by Bluerock and us upon exercise of the option. The joint venture agreement to be entered into will be based upon the Rocky Mountain Mineral Law Foundation's Model Exploration, Development and Mine Operating Agreement, 1996 Edition ("Form 5A").

As consideration for the grant of the option, Bluerock paid us a total of $35,000 and issued to us 150,000 common shares of Bluerock. The cash payments were completed and the shares issued after an initial due diligence period and receipt by Bluerock of TSX Venture exchange approval.

Bluerock has the option to earn a 70% interest in our Mongolian properties by paying to us additional cash payments totaling $85,000 and by incurring exploration expenditures in the amount of $1,500,000 on the properties by October 18, 2009. The required cash payments and exploration expenditures required in order to enable Bluerock to exercise the option and acquire a 70% interest are summarized as follows:

(a)	Cash Consideration
	(i)	$15,000 by October 18, 2006 (paid);
	(ii)	$20,000 by October 18, 2007;
	(ii)	$25,000 by October 18, 2008; and
	(iii)	$25,000 by October 18, 2009.

(b)	Exploration Expenditures
	(i)	$200,000 in year ended October 18, 2006;
	(ii)	$250,000 in year ended October 18, 2007;
	(iii)	$450,000 in year ended October 18, 2008; and
	(iv)	$600,000 in year ended October 18, 2009.

In the event that Bluerock does not complete the full $200,000 expenditure by October 18, 2006, any shortfall will be carried forward to be incurred by October 18,2007.

We have retained the right to acquire back a 21% interest in the joint venture, exercisable within 120 days following receipt by the parties of a feasibility study on the Mongolian properties.,We can exercise this back-in right by paying to Bluerock an amount calculated in relation to the quantity of U3O8 within the Mongolian properties, as determined by the feasibility study. For measured mineral resources, we would pay a price of $0.42 per pound of U3O8; for indicated mineral resources, we would pay a price of $0.26 per pound of U3O8.

Similar terms allow for us to acquire back a 21% interest in the joint venture if a gold deposit is discovered, based on a back-in price of $5.25 per ounce of measured gold resources and $3.15 per ounce of indicated gold resources.

The joint venture agreement will be entered into upon Bluerock having completed the cash payments and having incurred $1,500,000 in exploration expenditures on the Mongolian properties by October 18, 2009. In this event, Bluerock will own a 70% interest in the Mongolian properties and we will own a 30% interest. Upon Bluerock earning a 70% interest in the project, the parties will enter a joint venture for the further development of the properties. Upon receipt of a feasibility study we have the right to acquire back a 21% interest in the joint venture, as described above. If we exercise this right, then we would hold a 51% interest in the joint venture, with Bluerock holding a 49% interest in the joint venture.

The exploration programs to be carried out on our Mongolian properties during the term of our agreement will be managed by Bluerock. Bluerock expects to focus an aggressive exploration campaign on the Khavtsal Property, while conducting more reconnaissance level work on the other seven licenses. It is hoped that this campaign will give a clearer view of the economic potential of the Khavtsal project. The exploration team will consist of both Bluerock and Uranerz consultants, with the objective of combining the strengths of both companies to deliver an effective and efficient exploration program. Any exploration undertaken by Bluerock will be at its expense under the terms of the joint venture agreement. There is no assurance that Bluerock will make the cash payments or undertake the full amount of the exploration expenditures necessary for it to earn an interest in our Mongolian properties.

The joint venturing of the exploration of these Mongolian projects will allow us to focus our resources on the exploration of our Wyoming Powder River Basin projects.

Exploration license fees are established by law and paid annually on or before the anniversary of license issue as:

Per hectare:	$0.05 for the first year, and $0.10 for each of the second and third years.
Per hectare:	$1.00 for each of the fourth and fifth year of the license.
Per hectare:	USD $1.50 for each of the sixth and seventh year of the license.

Geology

Khavtsal is one of approximately sixty significant sediment-hosted uranium occurrences identified and explored by the Russian-Mongolian Survey during the 1980s. The local geologic setting is referred to as the Ulaan Nuur depression. Uranium occurs within a sedimentary sequence that includes significant amounts of organic and carbonaceous material.

The geology of the area includes a basement of Proterozoic to Paleozoic metamorphic igneous rocks that are covered by Jurassic basalts and quartz-porphyries. This sequence of Jurassic igneous rocks is covered by Upper Jurassic and Lower Cretaceous conglomerates and sandstones which are covered by young alluvial deposits.

All of our license areas have prospective characteristics that indicate favorability for hosting sediment-hosted, near-surface uranium deposits including a proximity to known sandstone-hosted uranium occurrences as identified by Russian-Mongolian survey work, radiometric anomalies and/or favorable geology. The licenses fall within areas surface mapped as or inferred to contain Upper Jurassic to Lower Cretaceous sedimentary sequences, and generally occur within basins framed by uplands comprised of crystalline rocks likely to provide a source for secondary transport of uranium into the basin by groundwater flow. These geologic setting in Mongolia have demonstrated uranium deposit potential by comparison to known deposit occurrences. Similar geologic settings in China, the Commonwealth of Independent States ("CIS") and Russia, countries surrounding Mongolia, have demonstrated economic uranium production as well.

WYOMING

We have several projects in the Great Divide and Powder River Basins of Wyoming. We have joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore and if warranted, develop our projects in the Powder River Basin area of Wyoming. Each of these projects comprises several federal mineral claims, State mineral leases, or private fee mineral property. In some cases the projects will comprise a combination of State leases and private or federal mineral claims

Location and Access

Wyoming Mining Claims (federal mineral)

Through a combination of claim staking and purchasing we now have a total of over 350 federal lode mining claims on federal and private surface lands in the state of Wyoming where the mineral rights are owned by the federal government. In general, the claim staking is either in the Powder River Basin or the northern Great Divide Basin. We have staked individual mining claims covering approximately 2,700 hectares (6,650 acres) and they have been recorded with the county and federal governments. It is our objective to purchase or lease additional mineral claims and fee minerals directly from current private owners during the next twelve months, although there is no assurance that any acquisitions will be completed. The company has acquired the rights to other federal mining claims in the Powder River Basin from private individuals covering about 437 hectares (1080 acres). We plan to continue acquiring additional federal mining claims through the normal claim staking and filing process, primarily in the Powder River Basin.

A typical claim will have the dimensions of 1,500 feet by 600 feet and approximately 20 acres in size. The county fee for filing a mineral claim varies between counties but is typically about $8 per claim. The federal fee for filing a mineral claim is $170 per claim.

Wyoming State Mineral Leases

We have acquired 17 state mineral leases in Wyoming covering approximately 14,280 acres of land, and we will continue to apply for additional state mineral leases as our exploration program identifies areas of good potential and the associated land is available for leasing. None of our current state mineral leases have known uranium resources, but they are located in geologically favourable areas.

The fee for the applications is a flat $25 per application plus $1 per acre for the first year rental making the total $665 per state section. The total amount paid for leasing of the seventeen plus sections is $11,530. The owner of a mineral lease on state land has the right to explore for and extract any solid mineral lying on or below the surface of the land.

The above mentioned state mineral leases are in the name of George J. Hartman, our Vice-President, Mining or Uranerz Energy Corporation. The leases that are in the name of our Vice-President are held in trust for us. We expect that legal title to these leases will be transferred to us in the near future.

Ownership Interest

Wyoming Mining Claims (federal mineral)

The annual maintenance fee is $125 per claim payable to the federal Bureau of Land Management. There are no minimum annual work requirements. The owner of the mineral claim must conduct his activities in a manner that is consistent with all applicable environmental laws and regulations.

Wyoming State Mineral Leases

The annual rental fee is $1 per acre for the first five years, and $2 per acre for years six through ten. If any uranium is produced from these state leases a mineral royalty will have to be paid to the State of Wyoming. There are no minimum annual work requirements. The owner of the mineral lease must conduct his activities in a manner that is consistent with all applicable environmental laws and regulations.

History of Operations

Wyoming Mining claims (federal mineral)

We completed some exploratory drilling on three of our Wyoming properties during 2006 and plan to conduct more drilling programs during 2007. On most of the lands where we are staking the property reflects previous exploration work.

Wyoming State Mineral Leases

No exploration work has taken place by us on any of our state mineral leases.

Present Condition of the Property and Proposed Exploration Program

Our Wyoming mineral properties are undeveloped and do not contain any open-pit or underground mines. There is no plant or equipment located on our Wyoming mineral properties.

Wyoming Mining Claims (federal mineral)

Our plan of operations for exploration of our Wyoming federal mining claims is generally as follows:

Year 1 - obtain all possible existing geologic information and evaluate the information. Describe surface geology. Review all available regional information and information that may be available from neighbors. Identify those claim areas with best potential and design exploration programs that include some drilling. Prepare a summary geologic report on each property. Commence exploration drilling and logging based on the aforementioned research, evaluate results and prepare summary reports. Start environmental permitting on two properties in the Powder River Basin to obtain commercial ISR mining approvals from the relevant state and federal agencies.

Year 2 - continue exploration by drilling on those claim areas identified in Year 1 as having the best potential. Evaluate the results of the drilling program and prepare summary reports for management including reserve calculations where appropriate. At the end of the year drop those claims that have been identified as having low potential. Design exploration drilling programs for the next year on those areas continuing to show significant uranium potential. Continue environmental permitting on the aforementioned properties, and start environmental permitting one or two additional properties in the Powder River Basin.

Year 3 - conduct exploration drilling program on the claims with best potential. Evaluate results of the drilling program. At end of the year drop any of the claims that been identified from the drilling to have low potential. Prepare summary reports for management including an assessment of mineralization and recommendations for development using in-situ recovery mining. Continue the environmental permitting effort with the possibility of obtaining one of the mining permits during the year.

Wyoming State Mineral Leases

Our plan of operations for exploration of our Wyoming state mineral leases is generally as follows:

Year 1 - obtain all possible existing geologic information and evaluate the information. Describe surface geology. Review all available regional information and information that may be available from neighbors. Identify those state leases with best potential and design exploration programs that may include some drilling. Prepare summary geologic report on each state section for management. No drilling is planned for Year 1.

Year 2 - conduct either exploration by surface sampling and/or exploration by drilling on those state leases identified as having the best potential. Evaluate the results of the drilling program and prepare summary reports for management. At the end of the year drop those state leases that have been identified as having low potential. Design exploration drilling programs for the next year on those state leases continuing to show significant uranium potential.

Year 3 - conduct exploration drilling program on the state leases with best potential. Evaluate results of the drilling program. At end of the year drop any of the state leases that have been identified from the drilling to have low potential. Prepare summary report for management including an assessment of mineralization and recommendations for development using in-situ recovery mining.

Wyoming Private (Fee) Mineral

We have initiated a program to acquire the rights to explore and mine on certain lands in the Powder River Basin where the mineral is owned by private parties. To acquire the rights it is necessary to sign an agreement with the mineral and the surface owner. This program to date has yielded only minor and relatively insignificant results, and it is not known with certainty that uranium exists on any of these properties. We will continue to attempt to acquire the surface and mineral rights on privately owned mineral on lands that we think are geologically favourable or we have historical information in our possession that indicates uranium mineralization might be present. At this point it is not planned to spend any significant amounts of money on exploration on any of the private mineral rights we have acquired. This could change and we would spend money on exploration if we are able to acquire fee mineral with known historical resources.

Geology

Wyoming Mining claims (federal mineral)

We do have some geologic information on most of the mining claims we have staked or acquired or are currently being staked. In general, we are staking claims on ground located in sandstone basins of Cretaceous or Tertiary age with known uranium mineralization.

Wyoming State Mineral Leases

We do not have detailed geology on any of our state mineral leases. In general, we have applied for state leases located in sandstone basins of Cretaceous or Tertiary age with known uranium mineralization.

Environmental Permitting

In May of 2006 Uranerz made the decision to initiate preparation of the environmental permit applications for two of its properties, the Hank and the Nichols Ranch projects, in the central Powder River Basin of Wyoming. Historical exploration drill hole information was included with the acquisition of these projects. Approval of the environmental permit applications will allow Uranerz to proceed with commercial development of the two properties leading to production of yellowcake using the in-situ recovery (ISR) method of uranium mining. It is currently planned that the main production facility will be located at the Nichols Ranch property, and the Hank property will have a satellite facility providing uranium-loaded resin or enriched eluate to the main facility.

The primary regulatory approvals for an ISR uranium mine come from the Wyoming Department of Environmental Quality (DEQ) at the state level, and from the U.S. Nuclear Regulatory Agency (NRC) at the federal level. The former agency issues a Permit to Mine, and the latter agency issues a Source Material License. Both the state and federal agencies look at all environmental aspects of a proposed ISR mine including reclamation of the land surface following mining operations, and restoration of impacted ground water. Work place safety and the safety of the public are also closely monitored by regulatory agencies. Posting of a reclamation bond by the mine operator with the regulatory agencies in an amount to totally cover the cost of reclamation by a third party is also a requirement of the law. The reclamation bond must be a "hard" bond which means it must be either cash, certificate of deposit, letter of credit or some other similar type of financial instrument.

Uranerz has engaged TRC Mariah Associates based in Laramie, Wyoming as the prime contractor for performing the several environmental baseline studies. Hydro Engineering (George Hoffman) from Casper, Wyoming has been engaged to perform the necessary aquifer pump tests, and prepare the hydrology section of the environmental permit applications. Environmental surveys such as vegetation, soils, wildlife, cultural resources, radiation and water quality are either on-going or have been completed. For those surveys that have been completed, reports are being prepared in a format acceptable to the DEQ and NRC.

The Company has completed installing hydrologic test wells at the Hank and Nichols Ranch properties. These test wells were installed in order to perform aquifer pump tests. Core samples of the deposit were also taken while installing the test wells in connection with the radiation environmental studies. The pump tests are used to demonstrate that the aquifers are confined, and to test the permeability of the mineralized sandstone unit for both feasibility and permitting purposes. The Wyoming DEQ has approved Uranerz Energy's plans for the hydrologic testing of the uranium-mineralized confined aquifers. The hydrologic test wells were installed in accordance with the plan. Uranerz Energy will also be collecting ground water samples in the near term at water wells in the region, and has reached an agreement with Cameco Corporation's wholly-owned US subsidiary, Power Resources Inc., to sample some of their monitor wells located on adjacent uranium properties.

Mine planning for both the Hank and Nichols Ranch properties is underway. Uranerz Energy's target date for submitting the environmental permit applications to the state and federal agencies is the second half of 2007.

Selection of Contractor Factors

Wyoming State Sections

There is currently a shortage of drilling rigs in Wyoming because of the rapid growth of the coal bed methane business. This situation will most likely get worse as the demand for the same type of drilling rigs for the uranium industry grows over the next two to three years. It is hoped that this situation will improve as drilling contractors recognize the business potential and begin acquiring additional drilling rigs and training crews. We may start soon contacting drilling contractors to make arrangements for additional exploration drilling in Year Two of the work program

Mineral Claims (federal mineral)

Same as above.

Regulations Affecting Mineral Exploration

Exploration by drilling in Wyoming requires compliance with Wyoming Statute 35-11-404 and Chapter 8 of Land Quality Division non-coal regulations. These regulation require us to post a $10,000 bond for each exploration area, reclaim drill sites and properly plug each drill hole, and file a termination report. After submitting the termination report, a government inspector will check the exploration area, including the drill hole plugging, for compliance before releasing the bond.

Government Regulation

Exploration activities are subject to various national, state, foreign and local laws and regulations in the United States, Canada and Mongolia, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the United States, Canada and Mongolia.

Environmental Regulation

Exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Competition

We compete with other mining companies in connection with the acquisition of mineral properties. There is competition for the limited number of uranium acquisition opportunities, some of which is with other companies having substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties.

Employees

Currently we have seven full-time contract employees and one part-time contract employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS

This discussion and analysis should be read in conjunction with the accompanying Consolidated Financial Statements and related notes. The discussion and analysis of the financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis the company reviews its estimates and assumptions. The estimates were based on historical experience and other assumptions that the company believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but the company does not believe such differences will materially affect our financial position or results of operations. Critical accounting policies, the policies the company believes are most important to the presentation of its financial statements and require the most difficult, subjective and complex judgments, are outlined below in "Critical Accounting Policies," and have not changed significantly.

This section of the prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of metals, commodities and precious metals, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of ore reserve development and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue, the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined below, and, from time to time, in other reports we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statement. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ material.

OVERVIEW

We are engaged in the acquisition, exploration and investigation of uranium properties. We own interests in properties in Wyoming, USA; Saskatchewan, Canada; and Mongolia. We have entered into joint venture agreements for each of our Saskatchewan and Mongolia properties whereby the joint venture partner for each property can earn an ownership interest in the property. We have also joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore or, if warranted, develop our projects in the Powder River Basin area of Wyoming.

We hold interests in the following mineral properties:

Name of Property	Location
State Mineral Leases, Federal Mining Claims and Private (Fee) Mineral	Powder River Basin, Wyoming, USA
State Mineral Leases and Federal Mining Claims (option and joint venture agreement in place)	Great Divide Basin, Wyoming, USA

Mineral Prospecting Permits (option and joint venture agreement in place)	Saskatchewan, Canada
Eight Exploration Licenses (option and joint venture agreement in place)	Mongolia

Our plan of operations is to carry out exploration of our Wyoming Powder River Basin properties while our joint venture partners will be responsible for carrying out exploration of our Wyoming Great Divide Basin properties, Saskatchewan, and Mongolia properties. The information regarding the location and access for our Saskatchewan, Mongolian and Wyoming properties, together with history of operations, present condition and geology of each of our properties, is presented in Item 2 of our Annual Report on Form 10-KSB for the year ended December 31, 2005 under the heading "Description of Properties", previously filed with the Securities and Exchange Commission ("SEC") April 14, 2006.

We are an exploration stage company. All of our projects are at the exploration stage and there can be no assurance that a commercially viable mineral deposit, or reserve, exists on any of our properties until appropriate exploratory work is done and a comprehensive evaluation based on such work concludes legal and economic feasibility. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of any of our properties is determined. There is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists on any of our mineral properties. We anticipate that we will require additional financing in order to pursue full exploration and, if warranted, development of these claims. We do not have sufficient financing to undertake full exploration and development of our mineral claims at present and there is no assurance that we will be able to obtain the necessary financing. Because of the long lead times for environmental permitting of mining operations in North America, we have started collecting environmental baseline data on two of our properties in Powder River Basin area of Wyoming that we feel have the potential, based on data in our possession, of being developed into commercial in-situ recovery uranium mines.

PLAN OF OPERATIONS

Our plan of operations for Wyoming for the next twelve months is to continue mineral property acquisition and to conduct exploration on our Wyoming Powder River Basin properties. Unlike our properties in Saskatchewan, Mongolia and the Great Divide Basin area of Wyoming where we have farmed out exploration to joint venture partners, we will carry out these exploration activities using our staff and contractors.

Our planned exploration expenditures for the next twelve months on our Wyoming mineral properties, together with amounts due to maintain our interest in these federal claims and state leases, are summarized as follows:

Property	Planned Exploration Program Expenditures for the Next Twelve Months:	Amount of Annual Claim/Lease Maintenance Fees due;	Amount of Property Payment Due:	Surface Use Payment to Landowner
Powder River Basin	$450,000	$85,000	$58,000	$30,000
Great Divide Basin (1)	Nil	Nil	Nil	Nil

(1) Our properties in the Great Divide Basin have been farmed out to Black Range Minerals and they are now responsible for these payments.

Our plan of operations for Wyoming for the next twelve months also includes work on the preparation of the environmental permit applications for our planned commercial mining facilities to be located in the Powder River Basin. As part of preparing the environmental permit applications it will be necessary for us to prepare the preliminary design of the facilities. The cost break down for these two functions are presented below:

Location	Preliminary Environmental Permits Preparation (next 12 months)	Preliminary Design (next 12 months)
Powder River Basin	$450,000	$75,000

In addition to our planned exploration expenditures, and environmental and design expenditures, we anticipate spending approximately $250,000 for ongoing general and administrative expenses per month for the next twelve months. The general and administrative expenses for the year will consist primarily of salaries for our senior officers, staff salaries, consulting fees, and professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as investor relations and general office expenses. Mineral property acquisitions, if any, will be additional and dependent upon opportunities that may arise.

We had cash in the amount of $10,951,490 and working capital of $10,803,318 as of September 30, 2006. Accordingly, we have sufficient funds with which to pursue our plan of operations over the next twelve months. We intend to focus most of our exploration efforts in Wyoming, as discussed above.

During the twelve month period following the date of this quarterly report, we anticipate that we will not generate any revenue. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock and share purchase warrants. We received $1,479,750 for the exercise of warrants in October 2006. There is no assurance that we will be able to achieve additional sales of our common stock and exercises of share purchase warrants.

Our exploration and plans will be continually evaluated and modified as exploration and environmental results become available. We are currently investigating other resource properties including potential opportunities in uranium. There is no assurance that we will be able to complete an acquisition if a mineral property is targeted.

Modifications to our plans will be based on many factors, including: results of exploration, assessment of data, weather conditions, exploration costs, the price of uranium and available capital. Further, the extent of our exploration programs that we undertake will be dependent upon the amount of financing available to us.

RESULTS OF OPERATIONS

Three-month period ended September 30, 2006 compared to three-month period ended September 30, 2005

Revenue

We have not earned any revenues to date and we anticipate that we will not generate any revenues during the twelve month period following the date of this quarterly report.

Operating Expenses

We incurred total operating expenses of $1,045,730 for the three-month period ended September 30, 2006, as compared to $4,139,143 for the corresponding period in 2005. The decrease of operating expenses in the amount of

$3,093,413 (or 75%) was primarily contributed by stock based compensation included in general and administrative and impairment loss on mineral property costs.

We had no financing expense for the three-month period ended September 30, 2006. We earned $146,136 of interest income for the three-month period ended September 30, 2006 as compared to none for the corresponding period in 2005. This income resulted from short term investments.

Net loss for the three-month period ended September 30, 2006 was $899,594, as compared to $4,139,143 for the corresponding period in 2005, a decrease of $3,239,549.

This decrease mainly resulted from the decrease in stock based compensation included in general and administrative and reduced impairment loss on mineral property costs during the reporting period.

Nine-month period ended September 30, 2006 compared to nine-month period ended September 30, 2005

Revenue

We have not earned any revenues to date and we anticipate that we will not generate any revenues during the twelve month period following the date of this quarterly report.

Operating Expenses

We incurred total operating expenses of $6,033,049 for the nine-month period ended September 30, 2006, as compared to $4,457,716 for the corresponding period in 2005. The increase of operating expenses reflects our increasing general and administrative expenses, impairment losses on mineral property costs and mineral property expenses during our organizational development and start up of operations.

We had no financing expense for the nine-month period ended September 30, 2006. We earned $267,460 of interest income for the nine-month period ended September 30, 2006 as compared to none for the corresponding period in 2005. This income resulted from short term investments.

Net loss for the nine-month period ended September 30, 2006 was $5,801,995, as compared to approximately $4,457,716 for the corresponding period in 2005 This increase of $1,344,279 mainly resulted from increased general and administrative expenses and increased mineral property costs during the reporting period.

Year ended December 31, 2005 compared to year ended December 31, 2004

Our general and administrative and our exploration expenditures increased substantially to $4,482,133 for fiscal 2005 compared to $18,227 for fiscal 2004, resulting in a significantly increased loss for fiscal 2005. Our loss for fiscal 2005 increased to $5,002,225 or $0.38 per share, compared to $20,096, or $0.00 per share in fiscal 2004. these increases are attributable largely to our acquisition of mineral properties which were initially capitalized and then fully impaired during fiscal 2005, our increased exploration activities during fiscal 2005, as described in detail in Item 2 of this Annual Report on Form 10-KSB entitled Description of Properties, and a stock compensation expense in the amount of $3,808,975. We anticipate that our exploration expenses will continue to increase throughout the 2006 fiscal year in comparison with 2005 as a result of our planned exploration activities and as a result of payments required to maintain our interests in our mineral properties. In addition, we anticipate continued increased professional fees as we comply with our obligations as a reporting company under the Securities Exchange Act of 1934. We anticipate that we will not earn any revenues during the current fiscal year or in the foreseeable future as we are presently engaged in the exploration of our mineral properties.

Liquidity and Capital Resources

At September 30, 2006, we had cash of $10,951,490, as compared to the ending cash balance of $1,925,021 as at December 31, 2005. As of September 30, 2006, total current assets exceeded total current liabilities by $10,803,318 compared to $1,775,579 at December 31, 2005.

Plan of Operations

We have sufficient cash to continue our exploration and planning and to meet on-going operating expenses for the next twelve months. To date, our primary source of funds has been equity investments, and this trend is expected to continue over the next year. We may also raise additional funds in a public or private offering or from the exercise of currently outstanding options and warrants. To the extent that additional capital is raised through the sale of equity or equity-related securities or the exercise of currently outstanding options and warrants, the issuance of such securities could result in dilution of our stockholders. The Company's common shares trade on the American Stock Exchange under the symbol URZ.

Cash Used in Operating Activities

Net cash used in operating activities was $1,239,073 for the nine-month period ended September 30, 2006, compared to $449,869 for the corresponding period in 2005. The increase in net cash used in operations reflects the growth of our operations.

Cash Used in Investing Activities

We invested $545,919 in mineral properties and operating assets the nine month period ended September 30, 2006, compared to $7,086 for the corresponding period in 2005.

Cash Provided by Financing Activities

Net cash provided by financing activities amounted to $10,810,835 for the nine-month period ended September 30, 2006, primarily from private placements of common stock, compared to $1,262,445 for the corresponding period in 2005.

Subsequent to September 30, 2006, we received an additional $1,479,750 from the exercise of outstanding warrants in October 2006.

Going Concern

The accompanying condensed consolidated financial statements have been prepared on the basis that the Company will continue as a going concern which assumes the realization of assets and settlement of liabilities in the normal course of business. Since its inception, the Company has been engaged in organizational and pre-operating activities. In the first nine months of 2006, the Company has a net loss of $899,594 and net cash used in operations activities of $1,239,073. We have not attained profitable operations and are dependent upon cash reserves and financing to pursue our plan of operations. For these reasons our independant auditors, in their report on the year ended December 31, 2005, indicated there is substantial doubt about the Company's ability to continue as a going concern. As of September 30, 2006 the Company has working capital of $10,803,318, an accumulated deficit of $10,952,526 and stockholders' equity of $10,910,812. In October 2006 we received an additional cash of $1,479,750 from the exercise of outstanding warrants.

Management believes that we have sufficient funds with which to carry out our plan of operations over the next twelve months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Mineral Property Costs

We have been in the exploration stage since our formation on May 26, 1999 and has not yet realized any revenues from our planned operations. We are primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". We assess the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. Payments received for the option of a mineral property are accounted for as other income. When we have determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations. During the three and nine months ended September 30, 2006, mineral property acquisition payments totaling $65,735 and $439,827 were impaired as there are no proven or probable reserves on these properties.

Foreign Currency Translation

Our functional currency is the United States dollar and management has adopted SFAS No. 52, "Foreign Currency Translation". The functional currency of our wholly owned subsidiary is the Mongolian Togrog. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars and Mongolian Togrogs. We have not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Stock-based Compensation

Prior to January 1, 2006, we accounted for stock-based awards in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments", using the modified retrospective transition method. We had not issued any stock options or share based payments prior to January 1, 2006. Accordingly, there was no effect on our reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The selling shareholders are offering their securities for sale in this offering. Their shares will be sold at the going market price. No shares are being offered by us. Our shares are traded on the American Stock Exchange under the symbol "URZ", and previously on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "URNZ", formerly known as "CVTU". Our common stock began trading on the American Stock Exchange on August 10, 2006 and on the Bulletin Board on May 6, 2004.

The following table shows the high, low and closing bid price for our common shares for the quarters indicated.

For the Period Ending	High	Low	Close
09/30/06*	$3.22	$1.70	$2.20
06/30/06	$3.22	$1.70	$2.20
03/31/06	$2.69	$1.12	$2.39
12/31/05	$1.36	$0.84	$1.10
09/30/05	$1.79	$0.55	$1.36
06/30/05	$1.05	$0.50	$1.05
03/31/05	$1.20	$0.51	$0.51
12/31/04	-0-	-0-	-0-
09/30/04	-0-	-0-	-0-
06/30/04	$0.10	$0.10	$0.10

*Our common stock began trading on the American Stock Exchange on August 10, 2006

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions. As of January 11, 2007, the closing bid quotation for our common stock was $3.65 per share as quoted by AMEX.

HOLDERS

As of December 13, 2006 we have 34,510,338 shares issued and outstanding. Based on research into the indirect holdings registered in the names of depositories and financial institutions, we estimate that we have approximately 1,900 beneficial shareholders.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

We have not submitted any matters to a vote of our shareholders during the years ended December 31, 2005 or 2006.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Pacific Stock Transfer Company located at 500 East Warm Spring Road, Suite 240, Las Vegas, Nevada 89119.

LEGAL MATTERS

The law firm of Lang Michener of Vancouver, British Columbia, has acted as our counsel by providing an opinion on the validity of the securities.

EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Engagement of Manning Elliott LLP

Morgan & Company, Chartered Accountants were dismissed as our principal independent accountant effective May 6, 2005. We engaged Manning Elliott LLP, Chartered Accountants as our principal independent accountant effective May 6, 2005. The decision to change principal independent accountants was approved by our board of directors.

The report of Morgan & Company dated March 18, 2005 on the balance sheets of the Company as at December 31, 2004 and 2003, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2004, 2003 and 2002, and the period from May 26, 1999 (inception) to December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is a substantial doubt that the Company will be able to continue as a going concern.

In connection with the audit of the years ended December 31, 2004, 2003 and 2002 and the period from May 26, 1999 (inception) to December 31, 2004 and the subsequent interim period through to May 6, 2005, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Morgan & Company would have caused them to make reference thereto in their reports on the Company's audited financial statements.

We provided Morgan & Company with a copy of the foregoing disclosures and requested in writing that Morgan & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. We received the requested letter from Morgan & Company wherein they have confirmed their agreement to our disclosures and a copy of Morgan & Company's letter has been filed as an exhibit to our Current Report on Form 8-K filed on May 12, 2005.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form SB-2 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Uranerz Energy Corporation

(An Exploration Stage Company)

Interim Financial Statements September 30, 2006

(unaudited)

Uranerz Energy Corporation

(An Exploration Stage Company)

Financial Statements December 31, 2005

Our audited financial statements, as set forth below, were included our Annual Report on Form 10-KSB.

PAGE
Auditors' Reports	F-22, F-23

Consolidated Balance Sheets, December 31, 2005 and 2004	F-24

Consolidated Statements of Operations for the years ended December 31, 2005 and 2004 and for the period from inception (May 26, 1999) to December 31, 2005	F-25

Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the periods from inception (May 26, 1999) to December 31, 2005	F-26

Consolidated Statements of Stockholders' Equity for the period from inception (May 26, 1999) to December 31, 2005	F-27

Notes to Consolidated Financial Statements	F-28

Uranerz Energy Corporation

(An Exploration Stage Company)

Consolidated Balance Sheets

(Expressed in US dollars)

(unaudited)

	September 30 2006 $	December 31, 2005 $
ASSETS
Current Assets
Cash	10,951,490	1,925,021
Amounts receivable	4,345	-
Investment securities	67,000	-
Prepaid expenses	51,929	20,686
Advances to related party (Note 6(b) and (d))	23,508	23,358

Total Current Assets	11,098,272	1,969,065
Property and Equipment (Note 3)	107,494	9,278

Total Assets	11,205,766	1,978,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	147,085	27,699
Accrued liabilities	108,566	22,087
Due to related parties (Note 6(a) and (c))	39,303	143,700

Total Liabilities	294,954	193,486

Commitments and Contingencies (Notes 1, 4 and 9)
Subsequent Event (Note 10)
Stockholders' Equity
Preferred Stock, 10,000,000 shares authorized, $0.001 par value;
Nil shares issued and outstanding
Common Stock, 100,000,000 shares authorized, $0.001 par value;
31,803,498 and 21,995,000 shares issued and outstanding, respectively	31,804	21,995
Additional Paid-in Capital	21,781,118	6,913,393
Subscriptions receivable (Note 7(d))	(8,960)	-
Subscriptions received (Note 8)	29,250	-
Accumulated Other Comprehensive Income	30,126	-
Deficit Accumulated During the Exploration Stage	(10,952,526)	(5,150,531)

Total Stockholders' Equity	10,910,812	1,784,857

Total Liabilities and Stockholders' Equity	11,205,766	1,978,343

(The accompanying consolidated notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation

(An Exploration Stage Company)

Consolidated Statements of Operations

(Expressed in US dollars)

(unaudited)

	Accumulated From May 26, 1999 (Date of Inception) to September 30,	Three Months Ended		Nine Months Ended
	2006 $	2006 $	2005 $	2006 $	2005 $
Revenue	-	-	-	-	-

Expenses
Depreciation	9,036	4,283	354	7,828	768
Foreign exchange	8,705	52	-	4,911	-
General and administrative (Note 6)	9,545,076	507,424	4,048,108	4,954,425	4,203,832
Impairment loss on mineral property costs	780,022	65,735	-	439,827	-
Mineral property costs	729,908	468,236	90,681	626,058	253,116

Total Operating Expenses	11,072,747	1,045,730	4,139,143	6,033,049	4,457,716
Operating Loss	(11,072,747)	(1,045,730)	(4,139,143)	(6,033,049)	(4,457,716)

Other Income (Expense)
Mineral property option payments received	93,667	-	-	72,500	--
Loss on settlement of debt	(240,906)	-	-	(108,906)	-
Interest income	267,460	146,136	-	267,460	-

Total Other Income (Expense)	120,221	146,136	-	231,054	-

Net Loss	(10,952,526)	(899,594)	(4,139,143)	(5,801,995)	(4,457,716)
Other Comprehensive Income
Foreign currency translation adjustment	626	626	-	626	-
Unrealized gain on investment securities	19,500	10,000	-	29,500	-

Comprehensive Loss	(10,932,400)	(888,968)	(4,139,143)	(5,771,869)	(4,457,716)

Net Loss Per Share - Basic and Diluted	-	(0.03)	(0.30)	(0.20)	(0.43)

Weighted Average Shares Outstanding	-	31,787,000	13,831,000	28,789,000	10,338,000

(The accompanying consolidated notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(Expressed in US dollars)

(unaudited)

	For the Nine Months Ended September 30, 2006 $	For the Nine Months Ended September 30, 2005 $
Operating Activities

Net loss for the period	(5,801,995)	(4,457,716)

Adjustments to reconcile net loss to cash used in operating
activities:
Depreciation	7,828	768
Impairment loss on mineral property costs	439,827	-
Loss on settlement of debt	108,905	-
Stock-based compensation	3,841,721	3,808,975

Changes in operating assets and liabilities:
Prepaid expenses	(31,243)	(5,590)
Investment securities	(37,500)	-
Accounts receivable	(4,345)	-
Accounts payable and accrued liabilities	214,608	42,709
Due to related parties	23,121	160,985

Net Cash Used in Operating Activities	(1,239,073)	(449,869)

Investing Activities
Acquisition of mineral properties	(439,827)	-
Acquisition of subsidiary, net cash paid	(48)	-
Purchase of property and equipment	(106,044)	(7,086)

Net Cash Flows Used In Investing Activities	(545,919)	(7,086)

Financing Activities
Common stock subscribed	29,250	623,565
Proceeds from issuance of common stock	10,796,585	698,815
Advances (to) from related parties	(15,000)	(59,935)

Net Cash Flows Provided By Financing Activities	10,810,835	1,262,445

Effect of Exchange Rate Changes on Cash	626	-

Increase In Cash	9,026,469	805,490

Cash - Beginning of Period	1,925,021	7,470

Cash - End of Period	10,951,490	812,960

Non-cash Investing and Financing Activities
Common stock issued for services	-	3,808,975

Supplemental Disclosures
Interest paid	-	-
Income taxes paid	-	-

(The accompanying consolidated notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

1.	Nature of Operations and Continuance of Business

Uranerz Energy Corporation (the "Company") was incorporated in the State of Nevada, U.S.A. on May 26, 1999 under the name Carleton Ventures Corp. Effective July 5, 2005 the Company changed its name to Uranerz Energy Corporation. The Company has acquired mineral property interests in Canada, Mongolia and United States.

On January 9, 2006, the Company acquired 100% of the issued and outstanding share capital of Rolling Hills Resources LLC, a Mongolian company. See Note 5.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of uranium and mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at September 30, 2006, the Company has working capital of $10,803,5%8 and has accumulated losses of $10,952,526 since inception. These factors raise doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These financial statements include the accounts of the Company and its wholly owned subsidiary, Rolling Hills Resources LLC, a Mongolian company. All intercompany transactions and balances have been eliminated. The Company's fiscal year-end is December 5%.

	b)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	d)	Property and Equipment

Property and equipment consists of computers, office and field equipment, is recorded at cost and is depreciated on a straight-line basis over five years.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

e)	Investment Securities

The Company reports investments in debt and marketable equity securities at fair value based on quoted market prices or, if quoted prices are not available, discounted expected cash flows using market rates commensurate with credit quality and maturity of the investment. All investment securities are designated as available for sale with unrealized gains and losses included in stockholders' equity. The Company regularly reviews investment securities for impairment based on criteria that include the extent to which the investment's carrying value exceeds its related market value, the duration of the market decline, the Company's ability to hold to recovery and the financial strength and specific prospects of the issuer of the security. Unrealized losses that are other than temporary are recognized in earnings. Realized gains and losses are accounted for on the specific identification method.

The Company periodically reviews these investments for other-than-temporary declines in fair value based on the specific identification method and writes down investments to their fair value when an other-than- temporary decline has occurred. When determining whether a decline is other-than-temporary, the Company examines (i) the length of time and the extent to which the fair value of an investment has been lower than its carrying value: (ii) the financial condition and near-term prospects of the investee, including any specific events that may influence the operations of the investee such as changes in technology that may impair the earnings potential of the investee: and (iii) the Company's intent and ability to retain its investment in the investee for a sufficient period of time to allow for any anticipated recovery in market value.

The Company's only investment consists of shares of a publicly traded mineral exploration company. Refer to Note 4(g). At September 30, 2006, the Company recognized an unrealized gain on the investment of $29,500 as a result of an increase in the value of the shares which is included in other comprehensive income.

f)	Mineral Property Costs

The Company has been in the exploration stage since its formation on May 26, 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. Payments received for the option of a mineral property are accounted for as other income. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations. During the three and nine months ended September 30, 2006, mineral property acquisition payments totaling $65,735 and $439,827 respectively were impaired as there are no proven or probable reserves on these properties.

g)	Financial Instruments

The fair values of cash, investment securities, amounts receivable, advances to related party, accounts payable, accrued liabilities and due to related parties approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of federally insured amounts. To date, the Company has not incurred a loss relating to this concentration of credit risk.

h)	Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

j)	Foreign Currency Translation

The Company's functional currency is the United States dollar and management has adopted SFAS No. 52, "Foreign Currency Translation". The functional currency of the Company's wholly owned subsidiary is the Mongolian Togrog. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars and Mongolian Togrogs. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k)	Stock-based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments", using the modified retrospective transition method. The Company had not issued any stock options or share based payments prior to January 1, 2006. Accordingly, there was no effect on the Company's reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

2005 Stock Option Plan

The Company adopted a Stock Option Plan dated November 7, 2005 under which the Company is authorized to grant options to acquire up to a total of 10,000,000 shares of common stock. Stock options remaining for future grants: 7,5%5,360 at September 30, 2006.

On May 23, 2006, the Company granted stock options to directors and consultants to acquire 550,000 common shares at an exercise price of $1.96 per share exercisable until May 23, 2011. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.80. During the three month period ended June 30, 2006, the Company recorded stock-based compensation of $992,5%3 as general and administrative expense.

On January 6, 2006, the Company granted stock options to directors to acquire 1,725,000 common shares at an exercise price of $0.75 per share exercisable to January 6, 2011. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.38. During the three month period ended March 5%, 2006, the Company recorded stock-based compensation of $2,383,950 as general and administrative expense.

On January 1, 2006, the Company granted stock options to consultants to acquire 270,000 common shares at an exercise price of $0.75 per share exercisable to January 6, 2011. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted, was $1.38. During the three month period ended March 5%, 2006, the Company recorded stock-based compensation of $373,140 as general and administrative expense.

During the six month period ended June 30, 2006, the Company granted stock options to a director to acquire 15%,000 common shares at exercise prices of $0.51 to $2.50 per share exercisable for 5 years to settle $112,620 of debt. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.69. During the six month period ended June 30, 2006, the Company recorded a loss on settlement of debt of $108,905.

During the six month period ended June 30, 2006, the Company granted stock options to a consultant to acquire 8,640 common shares at exercise prices ranging from $0.01 to $2.65 per share exercisable for 5 years to settle $8,743 of debt. The fair value of 7,640 of the options was determined to be the consideration received, as it was more reliably measurable. The fair value for 1,000 of options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.32. During the six month period ended June 30, 2006, the Company recorded stock-based compensation of $1,418 as general and administrative expense.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

k)	Stock-based Compensation (continued)

The following table summarizes the continuity of the Company's stock options:

		Weighted
		average
	Number of	exercise price
	Shares	$

Outstanding, December 31, 2005	-	-
Granted	2,684,640	1.01
Exercised	(12,800)	0.70
Outstanding, September 30, 2006	2,671,840	1.01

	Outstanding and Exercisable
		Weighted
		average	Weighted
		remaining	average
	Number of	contractual	exercise
Exercise prices	shares	life (years)	price

$ 0.00 - $ 0.75	2,057,600	4.27	$ 0.75
$ 0.76 - $ 1.50	49,080	4.24	$ 1.08
$ 1.51 - $ 2.25	558,600	4.65	$ 1.95
$ 2.26 - $ 3.00	6,560	4.70	$ 2.58

	2,671,840	4.35	$ 1.01

The fair value for stock options granted during the period was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.49 per share. The weighted average assumptions used are as follows:

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2006	2005
	$	$

Expected dividend yield	0%	-
Risk-free interest rate	4.4%	-
Expected volatility	239%	-
Expected option life (in years)	2.5	-

l)	Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2006, the Company's comprehensive income (loss) consisted of an unrealized holding gain on available-for-sale securities and foreign currency translation adjustments.

m)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

n)	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

o)	Reclassifications

Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

3.	Property and Equipment

			June 30,	December 31,
			2006	2005
		Accumulated	Net Carrying	Net Carrying
	Cost	Depreciation	Value	Value
	$	$	$	$

Computers and office equipment	55,822	5,620	50,202	9,278
Field equipment	60,708	3,415	57,293	-
	116,530	9,035	107,495	9,278

4.	Mineral Properties

a)	On April 26, 2005, the Company entered into an agreement (the "Agreement") to acquire a 100% interest in two mineral prospecting permits located in the Athabasca Basin area of Saskatchewan, Canada in consideration of Cdn$40,757 and a 2% royalty. This Agreement was with a company controlled by a director of the Company. On October 20, 2005, the Agreement was amended so that the Company has a one time right exercisable for ninety days following the completion of a bankable feasibility study to buy one half of the vendor's royalty interest for Cdn$1,000,000.

On November 4, 2005, the Company entered into an option agreement with a company (the "Optionee") on the Company's two mineral claims. The Optionee can earn a 60% interest in the property by paying the Company Cdn$75,000 in three annual installments of Cdn$25,000 each (Cdn$25,000 received) and incurring Cdn$1,500,000 in exploration expenditures in various stages by May 1, 2008. The Optionee can elect to earn an additional 10% interest by incurring an additional Cdn$1,500,000 by November 1, 2009.

b)	In May 2005 the President of the Company acquired, on behalf of the Company, a 100% interest to a mineral license in Mongolia for $105,945. Subsequently, the President of the Company transferred title to the property to the Company's wholly owned Mongolian subsidiary, which was acquired on January 9, 2006.

c)	A consultant to the Company acquired, on behalf of the Company, the right to one exploration license located in Mongolia for a nominal amount. Subsequently, the consultant transferred title to the property to the Company's wholly owned Mongolian subsidiary, which was acquired on January 9, 2006.

d)	An agent of the Company acquired, on behalf of the Company, the rights to six exploration licenses located in Mongolia for $13,300. The amount was advanced to the agent by the President of the Company. The agent transferred title to the property to a Mongolian company, which became the Company's wholly owned subsidiary which was acquired on January 9, 2006.

e)	The Company entered into an agreement dated November 18, 2005 to acquire a 100% interest in 10 mining claims located in the Powder River Basin area, Wyoming, in consideration of $250,000 payable in stages to January, 2007. As at September 30, 2006, $150,000 has been paid.

f)	The Company entered into an option agreement dated December 9, 2005 to acquire a 100% interest in 44 mining claims within six mineral properties located in the Powder River Basin area, Wyoming. The Company can earn a 100% interest in the properties by incurring $750,000 in exploration costs within a three-year period and paying an advance royalty of $250,000 (paid). The Company must pay a royalty fee of between 6% - 8%.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

4.	Mineral Properties (continued)

g)	On February 17, 2006, as amended on March 16, 2006 and September 8, 2006, the Company entered into a letter agreement to option its eight Mongolian projects to another company (the "Optionee"). The Optionee has the right to acquire a 70% interest in the projects in consideration for the following payments:

(i)	$5,000 upon execution of the letter agreement (received);
(ii)	$30,000 (received) and 150,000 shares (received) of the Optionee.
(iii)	$15,000 by October 18, 2006;
(iv)	$20,000 by October 18, 2007;
(v)	$25,000 by October 18, 2008; and
(vi)	$25,000 by October 18, 2009.

In addition, the Optionee must make the following expenditures:

(i)	$200,000 in year 2006;
(ii)	$250,000 in year 2007;
(iii)	$450,000 in year 2008; and
(iv)	$600,000 in year 2009.

Once the Optionee has exercised their option to acquire a 70% interest in the properties, the Company will have the right and option to acquire back a 21% interest within 120 days following receipt by the parties of a feasibility study on the properties, by paying the Optionee an amount calculated in relation to the quantity of U3O8 and gold determined under the said feasibility study, giving the Company a 51% interest and control of any further development.

h)	On March 24, 2006, the Company entered into a Mining Agreement to acquire mineral leases in the State of Wyoming in consideration for $14,775.

i)	On May 18, 2006, the Company entered into an Agreement with another company (the "Optionee") on two of the Company's exploration projects (the "projects") located within the Red Desert area of southwest Wyoming.

The Company and Optionee will form a joint venture to conduct further exploration and to develop the properties under the following conditions:

Stage 1

Under the terms of the joint venture the Optionee shall have the right to earn a 50% equity interest in the joint venture by managing and meeting the first $750,000 in exploration expenditures on the projects, at no cost to the Company, including land holding costs such as maintenance fees, lease costs etc.

The Optionee is obliged to spend at least $100,000 per year on exploration on the projects and to spend the first $750,000 on exploration within three (3) years of inception of the joint venture agreement.

Once the Optionee has spent $750,000 on the projects the Company's equity interest in the joint venture shall reduce to 50% and the Optionee's equity interest shall increase to 50%.

Stage 2

On completion of the first phase of the exploration program, should the Company elect not to contribute to the costs of the second phase of expenditure on a pro-rata basis, then the Optionee shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 70% (by spending $500,000).

On completion of the first phase of the exploration program, should the Optionee elect not to contribute to the cost of the second phase of expenditure on a pro-rata basis, then the Company shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the Projects, to a maximum interest in the joint venture of 70% (by spending $500,000).

Stage 3

On completion of the second phase of expenditure, should the Company elect not to contribute to all further expenditure on a pro-rata basis, then the Optionee shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the Projects to a maximum interest in the joint venture of 100% (by spending $750,000). The Company would be awarded a 6% royalty for their contribution up to that point.

On completion of the second phase of expenditure, should the Optionee elect not to contribute to all further expenditure on a pro-rata basis, then the Company shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 100% (by spending $750,000). The Optionee would be awarded a 6% royalty for their contribution up to that point.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

5.	Acquisition

Pursuant to an Agreement dated January 9, 2006, the Company acquired 100% of the outstanding shares of Rolling Hills Resources LLC ("Rolling Hills"), a Mongolian company, in consideration for $14,120. Rolling Hills was incorporated on September 22, 2005, is in the business of mineral exploration, and owns title to several mineral licenses. There is no material effect on the consolidated net loss, consolidated cash flows, or net loss per share for the six month period ended June 30, 2006, as Rolling Hills did not have any significant operations.

Allocation of purchase price was as follows:

$
Cash	852
Mineral properties	13,268
Total consideration paid	14,120

6.	Related Party Transactions

a)	During the nine month period ended September 30, 2006, the Company incurred $181,327 (2005 - $44,193) for consulting services and office expenses (included in general and administrative expenses) to companies controlled by a director of the Company. Other general and administrative expenses were reimbursed in the normal course of business. At September 30, 2006, $34,210 (December 31, 2005 - $90,562) is owing to the director and these companies, which is unsecured, non-interest bearing, and due on demand. As at September 30, 2006, the Company had $10,884 (December 31, 2005 - $19,815) in prepaid expenses to these companies.

b)	During the nine month period ended September 30, 2006, the Company incurred $134,000 (2005 - $49,000) for consulting services (included in general and administrative expenses) to a director. During the period ended September 30, 2006, the Company settled $112,620 of debt by the granting of 131,000 options. At September 30, 2006, $6,885 (December 31, 2005 - $Nil) is owed by this director, which is unsecured, non-interest bearing, and due on demand.

c)	During the nine month period ended September 30, 2006, the Company paid a total of $78,000 (2005 - $58,000) in consulting services (included in general and administrative expenses) to the President and a company controlled by the President of the Company. The Company also reimbursed the President of the Company for general and administrative expenses incurred on behalf of the Company. As at September 30, 2006, the President is owed $5,093 (December 31, 2005 - $53,138) for expenses incurred on behalf of the Company.

d)	At September 30, 2006, $16,623 (December 31, 2005 - $23,358) of advances to the President of the Company for costs to be incurred on behalf of the Company remained owing. Of the advances, $12,000 was used to pay expenses incurred by the Company's subsidiary and $13,118 was transferred to the subsidiary. The advances are unsecured, non-interest bearing, and due on demand.

e)	The mineral prospecting permits referred to in Note 4(a) were acquired from a company controlled by a director of the Company.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

7.	Common Stock

a)	In August 2006 the Company issued 32,500 shares of common stock upon the exercise of share purchase warrants at $0.60 per share for cash proceeds of $19,500.

b)	In June 2006 the Company issued 25,000 shares of common stock upon the exercise of share purchase warrants at $0.60 per share for cash proceeds of $15,000.

c)	In May 2006 the Company closed a private placement of 2,142,200 units at a price of $1.75 per unit for gross proceeds of $3,748,850 and net proceeds of $3,607,397. Each unit is comprised of one share of the Company's common stock and one-half of one share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of the Company's common stock until May 19, 2007 at an exercise price of $2.25 per share. A commission was payable, a portion of which was paid in units in the amount of 52,266 units. In aggregate the Company will issue a total of 2,194,466 shares of common stock and 1,097,233 warrants.

d)	In April 2006 the Company issued 12,800 common shares upon the exercise of stock options. As at September 30, 2006, subscriptions were receivable of $8,960 pending the determination of offsetting amounts relating to consulting services rendered.

e)	In April 2006 the Company issued 100,000 shares of common stock for consulting services with a fair value of $91,000.

f)	In March 2006 the Company issued 12,500 shares of common stock upon the exercise of share purchase warrants at $0.60 per share for cash proceeds of $7,500.

g)	In March 2006, the Company completed a private placement consisting of 7,245,000 units at $1.00 per unit for proceeds of $7,147,188 net of issue costs and commissions. Each unit consists of one share of common stock and one-half share purchase warrant. The Company issued 7,245,000 shares of common stock and 3,622,500 warrants. Each full warrant entitles the holder to purchase one additional share of common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007, and at an exercise price of $2.50 per share until March 3, 2008. The Company issued 186,232 units for commissions pertaining to this private placement.

8.	Stock Purchase Warrants

A summary of the changes in the Company's stock purchase warrants is presented below:

		Weighted
		Average
		Exercise
	Number	Price

Balance, December 31, 2005	2,710,000	0.60

Issued	4,812,849	1.86

Exercised	(70,000)
		0.60

Balance, September 30, 2006	7,452,849	1.42

As at September 30, 2006, the following stock purchase warrants were outstanding:

Number of
Warrants	Exercise Price	Expiry Date
2,552,500	0.60	October 17, 2006
87,500	0.60	November 17, 2006
3,715,616	1.75-2.50	March 3, 2007 and 2008
1,097,233	2.25	May 19, 2007

7,452,849

As at September 30, 2006, the Company received notice and payment for the exercise of 48,750 warrants to purchase common shares of the Company at $0.60 per share for proceeds of $29,250 recorded as subscriptions received pending the issuance of shares.

Uranerz Energy Corporation

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

September 30, 2006 and 2005

(Expressed in US dollars)

(Unaudited)

9.	Commitments

a)	On September 1, 2005, the Company entered into an office and administration services agreement with a company controlled by a director, at $10,511 (Cdn$12,305) per month, for a three-year term expiring on August 31, 2008. Future payments for the next three fiscal years are as follows:

2006	$31,500
2007	126,100
2008	84,100
$241,700

b)

The Company entered into an agreement with a company effective November 1, 2005 for public and investor relations services to be provided to the Company for an initial term of one year at $5,000 per month.

	c)	On July 1, 2005, the Company entered into an agreement with a company controlled by a director of the Company for consulting services to be provided to the Company at $8,598 (Cdn$10,000) per month.

	d)	On March 1, 2005, the Company entered into an agreement with a company controlled by the President of the Company for consulting services to be provided to the Company at $8,000 per month.

10.	Subsequent events

	a)	In October 2006, 2,466,250 warrants were exercised to purchase common shares of the Company at $0.60 per share for proceeds of $1,479,750.

b)

On October 30, 2006, the Company entered into an agreement with an officer, who is also a director of the Company ("related party"), to use certain geological reports held by this related party for the purposes of staking and acquiring potential areas of interest. Under the terms of the agreement, the Company agreed to pay the related party the sum of $0.40 for each measured and indicated pound of uranium staked by the Company and a fee of $750 for each claim registered with the Bureau of Land Management, based on the use of the geological reports. This fee is payable to the related party in shares of common stock of the Company. In connection with the issuance of the shares, the Company agreed to grant the related party registration rights for the resale of such shares and to obtain regulatory approval.

Our audited financial statements, as set forth below, were included our Annual Report on Form 10-KSB.

PAGE
Auditors' Reports	F-22, F-23

Consolidated Balance Sheets, December 31, 2005 and 2004	F-24

Consolidated Statements of Operations for the years ended December 31, 2005 and 2004 and for the period from inception (May 26, 1999) to December 31, 2005	F-25

Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the periods from inception (May 26, 1999) to December 31, 2005	F-26

Consolidated Statements of Stockholders' Equity for the period from inception (May 26, 1999) to December 31, 2005	F-27

Notes to Consolidated Financial Statements	F-28

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders

Uranerz Energy Corporation (formerly Carleton Ventures Corp.)

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Uranerz Energy Corporation (formerly Carleton Ventures Corp.) as of December 31, 2005, and the related statements of operations, cash flows and stockholders' equity for the year then ended and accumulated from January 1, 2005 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying balance sheet of Uranerz Energy Corporation as of December 31, 2004 and the related statements of operations, cash flows and stockholders' deficit for the year then ended and accumulated for the period from May 26, 1999 (Date of Inception) to December 31, 2004, were audited by other auditors in their report dated March 18, 2005. Those auditors expressed an unqualified opinion on those financial statements and included an explanatory paragraph describing the substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uranerz Energy Corporation as of December 31, 2005, and the results of its operations and its cash flows for the year then ended and accumulated from January 1, 2005 to December 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue and has incurred significant operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 23, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors of

Carleton Ventures Corp.

(An exploration stage company)

We have audited the accompanying balance sheet of Carleton Ventures Corp. (an exploration stage company) as at December 31, 2004 and the related statements of operations, cash flows, and stockholders' deficiency for the year ended December 31, 2004, and for the cumulative period from May 26, 1999 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and the results of its operations and its cash flows for the periods indicated in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $148,306 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	"Morgan & Company"

March 18, 2005	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Balance Sheets

(Expressed in US dollars)

	December 31,	December 31,
	2005	2004
	$	$
ASSETS

Current Assets

Cash	1,925,021	7,470
Prepaid expenses (Note 5(a) and (b)	20,686	-
Advances to related party (Note 5(d))	23,358	-

Total Current Assets	1,969,065	7,470

Property and Equipment (Note 3)	9,278	-

Total Assets	1,978,343	7,470

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

Accounts payable	27,699	14,278
Accrued liabilities	22,087	-
Due to related parties (Note 5)	143,700	50,823

Total Liabilities	193,486	65,101

Commitments and Contingencies (Notes 1, 4 and 8)
Subsequent Events (Note 10)

Stockholders' Equity (Deficit)

Preferred Stock, 10,000,000 shares authorized, $0.001 par value;
Nil shares issued and outstanding	-	-

Common Stock, 100,000,000 shares authorized, $0.001 par value;
21,995,000 and 5,640,500 shares issued and outstanding, respectively	21,995	5,641

Additional Paid-in Capital	6,913,393	85,034

Deficit Accumulated During the Exploration Stage	(5,150,531)	(148,306)

Total Stockholders' Equity (Deficit)	1,784,857	(57,631)

Total Liabilities and Stockholders' Equity (Deficit)	1,978,343	7,470

(The accompanying notes are an integral part of these financial statements)

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

	Accumulated From
	May 26, 1999
	(Date of Inception)	Years Ended
	to December 31,	December 31,
	2005	2005	2004
	$	$	$

Revenue	-	-	-

Expenses

Depreciation	1,207	1,207	-
Foreign exchange loss	3,794	3,794	-
General and administrative (Notes 5 and 6)	4,590,652	4,482,133	18,227
Impairment loss on mineral properties	340,195	315,143	-
Mineral exploration	103,850	89,115	1,869

Total Operating Expenses	5,039,698	4,891,392	20,096

Operating Loss	(5,039,698)	(4,891,392)	(20,096)

Other Income (Expense)

Mineral property option payment received	21,167	21,167	-
Loss on settlement of debt	(132,000)	(132,000)	-

Net Loss	(5,150,531)	(5,002,225)	(20,096)

Net Loss Per Share - Basic and Diluted		(0.38)	-

Weighted Average Shares Outstanding		12,995,000	5,640,500

(The accompanying notes are an integral part of these financial statements)

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

	Accumulated From
	May 26, 1999(Date
	of Inception)	Year Ended
	to December 31,	December 31,
	2005	2005	2004
	$	$	$
Operating Activities
Net loss	(5,150,531)	(5,002,225)	(20,096)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	1,207	1,207	-
Impairment loss on mineral properties	340,196	315,143	-
Loss on settlement of debt	132,000	132,000	-
Stock-based compensation	3,823,975	3,808,975	-
Changes in operating assets and liabilities:
Prepaid expenses	(20,686)	(20,686)	-
Accounts payable and accrued liabilities	169,909	115,508	16,819
Due to related parties	69,519	69,519	-
Net Cash Used in Operating Activities	(634,411)	(580,559)	(3,277)
Investing Activities
Acquisition of mineral properties	(340,196)	(315,143)	-
Purchase of property, plant and equipment	(10,485)	(10,485)	-
Net Cash Flows Used In Investing Activities	(350,681)	(325,628)	-
Financing Activities
Advances from related party	10,700	-	10,700
Proceeds from issuance of common stock	2,899,413	2,823,738	-
Net Cash Flows Provided By Financing Activities	2,910,113	2,823,738	10,700
Increase In Cash	1,925,021	1,917,551	7,423
Cash - Beginning of Period	-	7,470	47
Cash - End of Period	1,925,021	1,925,021	7,470

Non-cash Investing and Financing Activities
Common stock issued to settle debt	212,000	212,000
Common stock issued for mineral property	15,000	-	-

Supplemental Disclosures
Interest paid	-	-	-
Income taxes paid	-	-	-

(The accompanying notes are an integral part of these financial statements)

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Statements of Stockholders' Equity (Deficit)

For the Period from May 26, 1999 (Date of Inception) to December 31, 2005

(Expressed in US dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Exploration
	Shares	Amount	Capital	Stage	Total
	#	$	$	$	$
Balance, May 26, 1999 (Date of inception)	-	-	-	-	-
Net loss for the period	-	-	-	(2,465)	(2,465)
Balance, December 31, 1999	-	-	-	(2,465)	(2,465)
Net loss for the year	-	-	-	-	-
Balance, December 31, 2000	-	-	-	(2,465)	(2,465)
Shares issued for cash at $0.001 per share	1,500,000	1,500	-	-	1,500
Shares issued for cash at $0.01 per share	2,500,000	2,500	22,500	-	25,000
Shares issued to acquire mineral property interest
at $0.01 per share	1,500,000	1,500	13,500	-	15,000
Shares issued for cash at $0.35 per share	90,500	91	31,584	-	31,675
Net loss for the year	-	-	-	(47,158)	(47,158)
Balance, December 31, 2001	5,590,500	5,591	67,584	(49,623)	23,552
Shares issued for cash at $0.35 per share	50,000	50	17,450	-	17,500
Net loss for the year	-	-	-	(51,671)	(51,671)
Balance, December 31, 2002	5,640,500	5,641	85,034	(101,294)	(10,619)
Net loss for the year	-	-	-	(26,916)	(26,916)
Balance, December 31, 2003	5,640,500	5,641	85,034	(128,210)	(37,535)
Net loss for the year	-	-	-	(20,096)	(20,096)
Balance, December 31, 2004	5,640,500	5,641	85,034	(148,306)	(57,631)
Shares issued for cash at $0.10 per share,
net of issue costs of $911	6,959,500	6,959	688,080	-	695,039
Shares issued for cash at $0.40 per unit,
net of issue costs of $43,076	5,420,000	5,420	2,119,504	-	2,124,924
Shares issued to settle debt	200,000	200	211,800	-	212,000
Shares issued for compensation to related
parties with a fair value of $1.01 per share (Note 6(d)).	3,775,000	3,775	3,808,975	-	3,812,750
Net loss for the year	-	-	-	(5,002,225)	(5,002,225)
Balance, December 31, 2005	21,995,000	21,995	6,913,393	(5,150,531)	1,784,857

(The accompanying notes are an integral part of these financial statements)

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

1.	Nature of Operations and Continuance of Business

Uranerz Energy Corporation (the "Company") was incorporated in the State of Nevada, U.S.A. on May 26, 1999 under the name Carleton Ventures Corp. Effective July 5, 2005 the Company changed its name to Uranerz Energy Corporation. The Company has acquired mineral property interests in Canada, Mongolia and United States.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of uranium and mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at December 31, 2005, the Company has working capital of $1,775,579, and has accumulated losses of $5,150,531 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Subsequent to year end, the Company issued 7,245,000 units at $1.00 per unit to raise cash proceeds of $7,245,000, before issue costs. Refer to Note 10(d).

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is December 31.

b)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)	Property and Equipment

Property and equipment consists of computer hardware, is recorded at cost and is depreciated on a straight line basis over five years.

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

e)	Mineral Property Costs

The Company has been in the exploration stage since its formation on May 26, 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. Payments received from options for mineral properties are applied against mineral property costs, or if there are no capitalized costs to be offset, then option payments received are recognized directly in earnings for the period. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations. During the year ended December 31, 2005, mineral property acquisition payments totaling $315,143 were impaired as there are no proven or probable reserves on these properties.

f)	Financial Instruments

The fair values of cash, advances to related party, accounts payable, accrued liabilities and due to related parties approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of federally insured amounts. To date, the Company has not incurred a loss relating to this concentration of credit risk.

g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

h)	Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Foreign currency transactions are primarily undertaken in Canadian dollars and are translated into United States dollars using exchange rates at the date of the transaction in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are remeasured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

i)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". All transactions in which goods or services are provided to the Company in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

2005 Stock Option Plan

The Company adopted a Stock Option Plan dated November 7, 2005 under which the Company is authorized to grant options to acquire up to a total of 10,000,000 shares of common stock. As at December 31, 2005, no options have been granted.

j)	Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2005 and 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

k)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

l)	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

m)	Reclassifications

Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

3.	Property and Equipment

			December 31,	December 31,
			2005	2004
		Accumulated	Net Carrying	Net Carrying
	Cost	Depreciation	Value	Value
	$	$	$	$

Computer hardware	10,485	1,207	9,278	-

4.	Mineral Properties

a)	The Company entered into an agreement dated March 14, 2001 to acquire a 100% interest in fourteen mineral claims located in Elko County, Nevada, in consideration of $10,052 and the issuance of 1,500,000 shares of common stock with a fair value of $15,000. This agreement was with a company controlled by a director of the Company. During the year ended December 31, 2005, the Company terminated its interest in these claims.

b)	On April 26, 2005, the Company entered into an agreement (the "Agreement") to acquire a 100% interest in two mineral claims located in the Athabasca Basin area of Saskatchewan, Canada in consideration of Cdn$40,757 and a 2% net smelter royalty. This Agreement was with a company controlled by a director of the Company. On October 20, 2005, the Agreement was amended so that the Company has a one time right exercisable for ninety days following the completion of a bankable feasibility study to buy one half of the vendor's royalty interest for Cdn$1,000,000.

On November 4, 2005, the Company entered into an option agreement with a Company (the "Optionee") on the Company's two mineral claims. The Optionee can earn a 60% interest in the property by paying the Company Cdn$75,000 in three annual installments of Cdn$25,000 each (Cdn$25,000 received) and incurring Cdn$1,500,000 in exploration expenditures in various stages by May 1, 2008. The Optionee can elect to earn an additional 10% interest by incurring an additional Cdn$1,500,000 by November 1, 2009.

c)	In May 2005 the President of the Company acquired, on behalf of the Company, a 100% interest to a mineral license in Mongolia for $105,945. The President of the Company intends to transfer title to the property to the Company's wholly-owned Mongolian subsidiary, which was acquired subsequent to year end.

d)	A consultant to the Company acquired, on behalf of the Company, the right to one exploration license located in Mongolia for a nominal amount. The consultant intends to transfer title to the property to the Company's wholly- owned Mongolian subsidiary, which was acquired subsequent to year end.

e)	An agent of the Company acquired, on behalf of the Company, the rights to six exploration licenses located in Mongolia for $13,300. The amount was advanced to the agent by the President of the Company. The agent transferred title to the property to a Mongolian company, which became the Company's wholly-owned subsidiary subsequent to year end.

f)	The Company has 16 mineral leases in the State of Wyoming on 31 parcels of land, for an aggregate cost of $14,600. Some of the applications were made in the name of the President or the Vice-President of the Company and will be transferred to the Company in the next twelve months. The Company has also staked 208 mineral claims.

g)	The Company entered into an agreement dated November 18, 2005 to acquire a 100% interest in 10 mining claims located in the Powder River Basin area, Wyoming, in consideration of $250,000 payable in stages to January, 2007. As at December 31, 2005, $120,000 has been paid and $50,000 has been paid subsequent to year end.

h)	The Company entered into an option agreement dated December 9, 2005 to acquire a 100% interest in 44 mining claims within six mineral properties located in the Powder River Basin area, Wyoming. The Company can earn a 100% interest in the properties by incurring $750,000 in exploration costs within a three year period and paying an advance royalty of $250,000 (paid subsequently). The Company must pay a royalty fee of between 6% - 8%.

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

5.	Related Party Transactions

a)	During the year ended December 31, 2005, the Company incurred $49,068 (2004 - $12,000) for general and administrative expenses to a company controlled by a director of the Company. At December 31, 2005, $57,857 (2004 - $49,857) is owing to this company, which is unsecured, non-interest bearing, and due on demand. As at December 31, 2005, the Company had $10,599 (2004 - $Nil) in prepaid expenses to this Company.

b)	During the year ended December 31, 2005, the Company incurred $43,758 for consulting services (included in general and administrative expenses) to a company controlled by a director of the Company. At December 31, 2005, $18,336 is owing to this company, which is unsecured, non-interest bearing, and due on demand. As at December 31, 2005, the Company had $9,216 (2004 - $Nil) in prepaid expenses to this Company.

c)	During the year ended December 31, 2005, the Company incurred $86,000 for consulting services (included in general and administrative expenses), $5,791 towards mineral property costs, and $12,754 for general and administrative expenses to a director. At December 31, 2005, $53,138 is owing to this director, which is unsecured, non-interest bearing, and due on demand.

d)	During the year ended December 31, 2005, the Company paid a total of $80,000 in consulting services (included in general and administrative expenses) to the President and a company controlled by the President of the Company. The Company also reimbursed the President of the Company $19,867 for general and administrative expenses incurred on behalf of the Company. The President of the Company was advanced $167,900 during the year for costs to be incurred on behalf of the Company. Of these advances, $119,245 was used to acquire mineral licenses, $7,045 used for mineral exploration expenses and $18,252 used for general and administrative expenses. As at December 31, 2005, $23,358 of these advances remained owing to the Company, which is unsecured, non-interest bearing, and due on demand.

e)	During the year ended December 31, 2005, the Company incurred $21,983 of general and administrative expenses to a director. At December 31, 2005, $14,369 (2004 - $966) is owing to this director, which is unsecured, non-interest bearing, and due on demand.

f)	During the year ended December 31, 2005, the Company incurred $2,650 of general and administrative expenses to a director.

g)	During the year ended December 31, 2005, the Company incurred $853 of general and administrative expenses to a director.

h)	The mineral claims referred to in Note 4(b) were acquired from a company controlled by a director of the Company. The mineral licenses referred to in Note 4(c) and (f) were acquired and are held in the name of the President or the Vice President of the Company on behalf of the Company.

6.	Common Stock

a)	On November 17, 2005, the Company issued 175,000 units at $0.40 per unit for net proceeds of $65,800. The Company paid commission expenses of $4,200. Each unit consisted of one share of common stock and one half warrant. Each full warrant entitles the investor to purchase one additional share at an exercise price of $0.60 per share on or before November 17, 2006.

b)	On October 25, 2005, the Company issued 200,000 common shares at a fair value of $212,000 to settle a debt of $80,000 owing to a company for public and investor relations services, resulting in a loss on debt settlement of $132,000.

c)	On October 17, 2005 the Company issued 5,245,000 units at $0.40 per unit for net proceeds of $2,059,124. The Company paid commission expenses of $38,876. Each unit consisted of one share of common stock and one half warrant. Each full warrant entitles the investor to purchase one additional share at an exercise price of $0.60 per share for one year from the date of issue.

d)	On August 31, 2005, the Company issued 3,775,000 shares of common stock at $0.001 per share as compensation to directors, officers and members of the Company's Advisory Board. The Company received cash proceeds of $3,775 and the Company recorded stock-based compensation of $3,808,975 based on the fair value of the shares issued.

e)	On April 15, 2005, the Company issued 6,959,500 shares of common stock at $0.10 per share for proceeds of $695,039, net of offering costs of $911.

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

7.	Share Purchase Warrants

A summary of the changes in the Company's stock purchase warrants is presented below:

		Weighted
		Average
		Exercise
	Number	Price

Balance, December 31, 2003 and 2004	-	-

Issued	2,710,000	0.60

Balance, December 31, 2005	2,710,000	0.60

As at the December 31, 2005, the following share purchase warrants were outstanding:

Number of
Warrants	Exercise Price	Expiry Date

2,622,500	0.60	October 17, 2006
87,500	0.60	November 17, 2006

2,710,000	0.60

8.	Commitments

a)	On September 1, 2005, the Company entered into an office and administration services agreement with a company controlled by a director, at $10,511 (Cdn$12,305) per month, for a three-year term expiring on August 31, 2008. Future payments for the next three fiscal years are as follows:

2006	$126,100
2007	126,100
2008	84,100
$336,300

b)	The Company entered into an agreement with a company effective November 1, 2005 for public and investor relations services to be provided to the Company for an initial term of one year at $5,000 per month.

c)	The Company entered into an agreement with a company effective November 1, 2005 for public relations services to be provided to the Company for an initial term of three months. The Company agreed to pay $6,000 per month, and is to issue 100,000 shares of common stock.

d)	On July 1, 2005, the Company entered into an agreement with a company controlled by a director of the Company for consulting services to be provided to the Company at $8,598 (Cdn$10,000) per month.

e)	On May 24, 2005, the Company entered into an agreement to acquire certain uranium related data and receive consulting services. The Company must pay $24,000 for the data, payable $2,000 per month over twelve months.

f)	On March 1, 2005, the Company entered into an agreement with a company controlled by the President of the Company for consulting services to be provided to the Company at $8,020 per month.

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

9.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of approximately $1,194,000, which commence expiring in 2019. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the years ended December 31, 2005 and 2004, the valuation allowance established against the deferred tax assets increased by $371,300 and $7,000, respectively.

The components of the net deferred tax asset at December 31, 2005 and 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	2005	2004
	$	$
Net Operating Losses Carried Forward	1,194,000	133,000
Statutory Tax Rate	35%	35%
Effective Tax Rate	-	-
Deferred Tax Asset	417,900	46,600
Valuation Allowance	(417,900)	(46,600)
Net Deferred Tax Asset	-	-

10.	Subsequent Events

a)	Subsequent to year end, the Company granted a total of 2,112,230 stock options to various directors and consultants exercisable at $0.51 per share to $1.40 per share on or before January 27, 2011.

b)	On January 9, 2006, the Mongolian company, Rolling Hills Resources LLC, which was incorporated by an individual on behalf of the Company, was transferred to the Company to become a wholly owned subsidiary of the Company.

c)	On February 17, 2006, as amended on March 22, 2006, the Company entered into a letter agreement to option its eight Mongolian projects to another company (the "Optionee"). The Optionee has the right to acquire a 55% interest in the projects in consideration for the following payments:

(i)	$5,000 upon execution of the letter agreement (received);

(ii)	$30,000 and 150,000 shares of the Optionee paid on the later of the following: a 30 day due diligence period; or 10 days after the review of a report currently being written; or acceptance for filing by the TSX Venture Exchange ("TSX-V"). The payment must be made by April 21, 2006 upon TSX-V approval and certain conditions (good title, etc.) are met. If the good title condition is not met, the $5,000 deposit will be paid back to the Optionee;

(iii)	$30,000 by October 18, 2006;

(iv)	$40,000 by October 18, 2007;

(v)	$50,000 by October 18, 2008; and

(vi)	$50,000 by October 18, 2009.

In addition, the Optionee must make the following expenditures:

(i)	$400,000 in year 2006;

(ii)	$500,000 in year 2007;

(iii)	$900,000 in year 2008; and

(iv)	$1,200,000 in year 2009.

Once the Optionee has earned a 55% interest, the Company will have the right to earn back a 6% interest by spending $300,000.

Uranerz Energy Corporation

(formerly Carleton Ventures Corporation)

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005

(Expressed in US dollars)

10.	Subsequent Events (continued)

d)	On March 3, 2006, the Company completed a private placement consisting of 7,245,000 units at $1.00 per unit for total proceeds of $7,245,000. Each unit consists of one share of common stock and one-half share purchase warrant. The Company issued 7,245,000 shares of common stock and 3,622,500 warrants. Each full warrant entitles the holder to purchase one additional share of common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007, and at an exercise price of $2.50 per share until March 3, 2008. The Company paid $88,660 in cash and issued 185,750 units for commissions pertaining to this private placement.

URANERZ ENERGY CORPORATION

33,069,047 Shares of Common Stock

PROSPECTUS

______________________, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

Pursuant to our bylaws, we are required to indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Nevada Business Corporations Act, as now enacted or hereafter amended. Unless otherwise approved by our board of directors, we shall not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to our company or any of our shareholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Nevada law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors to our shareholders to the fullest extent permitted by Nevada law.

Item 25.   Other Expenses of Issuance and Distribution.

Amount
Securities and Exchange Commission Registration Fee	$11,756
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	5,000
Printing and Engraving Expenses	500
Miscellaneous Expenses	2,500
Total	$29,755

Item 26.   Recent Sales of Unregistered Securities

During the past three years, we have offered and sold the following securities in unregistered transactions pursuant to exemptions under the Securities Act of 1933, as amended.

May 2006 Placement

On May 19, 2006, we completed a private placement with four investors of 720,000 units at a price of $1.75 per unit for total proceeds of $1,260,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On May 19, 2006, we completed a private placement with thirty-six investors of 1,422,200 units at a price of $1.75 per unit for total proceeds of $2,488,850 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 2,142,200 Shares and 1,071,100 Warrants, with each Warrant entitling the holder to purchase one additional Share of our common stock for a period of one year at an exercise price of $2.25 per Share until May 19, 2007.

March 2006 Placement

On March 3, 2006, we completed a private placement with twenty-three investors of 2,755,000 units at a price of $1.00 per unit for total proceeds of $2,755,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at $2.50 during the second year. We paid a commission equal to 7 1/2% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On March 3, 2006, we completed a private placement with one hundred and eleven investors of 4,490,000 units at a price of $1.00 per unit for total proceeds of $4,490,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at $2.50 during the second year. We paid a commission equal to 71/2% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 7,245,000 shares and 3,622500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007 and at an exercise price of $2.50 per share until March 3, 2008. In aggregate we have paid total commissions in cash of $88,660 and 186,232 units.

November 2005 Placement

On November 17, 2005, we completed a private placement with two investors of 175,000 units at a price of $0.40 per unit for total proceeds of $70,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the

Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 175,000 shares and 87,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until November 17, 2006.

October 2005 Placement

On October 17, 2005, we completed a private placement with fifteen investors of 1,132,500 units at a price of $0.40 per unit for total proceeds of $453,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On October 17, 2005, we completed a private placement with sixty-six investors of 4,112,500 units at a price of $0.40 per unit for total proceeds of $1,645,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 5,245,000 shares and 2,622,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until October 17, 2006.

August 2005 Placement

On August 31, 2005, we completed a private placement of our common stock. We sold a total of 3,775,000 restricted shares of our common stock to ten (10) persons who are officers, directors and members of our advisory board. The shares were sold at a price of $0.001 per share for a total of $3,775.00. These shares were issued as compensation to the ten individuals for acting as officers, directors, and as members of our advisory board. There were no commissions paid in connection with the private placement and no underwriters were involved therein. The shares issued to U.S. residents were issued pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Each recipient was in possession of the same information that can be found in a Form SB-2 registration statement and each recipient was a sophisticated investor. The shares issued to non-US persons were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The sales to the non US persons were closed outside of the United States of America

April 2005 Placement

On April 15, 2005, we completed a private placement with nine investors of 2,600,000 shares of common stock at a price of $0.10 per share for total proceeds of $260,000 pursuant to Rule 506 of Regulation D of the Act. We did not pay any fee or commission in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On April 15, 2005, we completed a private placement with eight investors of 1,655,000 shares of common stock at a price of $0.10 per share for total proceeds of $165,500 pursuant to Rule 903 of Regulation S of the Act. We did not pay any fee or commission in connection with the completion of the offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On April 19, 2005, we completed the sale of 2,704,500 shares at a price of $0.10 per share for total proceeds of $270,450 pursuant to Section 4(2) of the Act to the following directors, officers and greater than 10% shareholders of the Company:

Name of Investor	Relationship to the Company	Number of Shares	Total Purchase Price
Glenn Catchpole	Director, President and Chief Executive Officer	50,000	$5,000
Dennis Higgs	Director	1,049,500	$104,950
	TOTAL	1,099,500	$109,950

Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Item 27.   Exhibits

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this Registration Statement:

EXHIBITS

3.1	Articles of Incorporation (1)
3.2	Bylaws, as amended (1)
3.3	Articles of Amendment (3)
5.1	Opinion of United States Counsel
4.1	Share Certificate (1)
10.1	Office and Administration Services Agreement between the Company and Senate Capital Group Inc. dated September 1, 2005 (2)
10.2	Agreement for Services between the Company and Highlands Capital, Inc. dated November 1, 2005(2)
10.3	Financial Public Relations Agreement between the Company and Accent Marketing Ltd. dated November 1, 2005(2)
10.4	Mineral Property Purchase Agreement between the Company and Ubex Capital Inc. dated April 26, 2005(2)
10.5	Joint Venture Agreement between the Company and Triex Minerals Corporation dated November 4, 2005(2)
10.6	Consulting Agreement between the Company and Ubex Capital Inc. for management and consulting services (2)
10.7	Consulting Agreement between Catchpole Enterprises and the Company (3)
10.8	Joint Venture Agreement between the Company and Bluerock Resources Ltd. (3)
10.9	Option and Purchase Agreement for federal mining claims in Wyoming(3)
10.10	Agreement to Purchase ten mining claims in Wyoming (3)
10.11	2005 Stock Option Plan (4)
10.12	Hartmann Letter(3)

23.1	Consent of United States Counsel (included in Exhibit 5.1)
23.2	Consent of Manning Elliot
23.3	Consent of Morgan & Company

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Form SB-2 filed March 15, 2002, and incorporated herein by reference

(2)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed November 21, 2005, and incorporated herein by reference

(3)	Filed as an exhibit to the Company's Annual Report on Form 10-KSB filed on April 14, 2006, and incorporated herein by reference

(4)	Filed as an exhibit to our Registration Statement on Form S-8 filed with the SEC on November 21, 2005, and incorporated herein by reference

Item 28.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)            Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)            that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such docu ment immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and the registrant has duly caused and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Casper, Wyoming, on January 17, 2007.

Uranerz Energy Corporation By: /s/ Glenn Catchpole ___________________________________________ Glenn Catchpole President and Chief Executive Officer (Principal Executive Officer)

Uranerz Energy Corporation By: /s/ Benjamin Leboe ___________________________________________ Benjamin Leboe Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

/s/ Glenn Catchpole* Director January 17, 2007
/s/ George Hartman* Director January 17, 2007
/s/ Dennis Higgs Chairman, Director January 17, 2007
/s/ Paul Saxton* Director January 17, 2007
/s/ Dr. Gerhard Kirchner* Director January 17, 2007
/s/ Peter Bell* Director January 17, 2007
/s/ Arnold J. Dyck* Director January 17, 2007
/s/ Richard Holmes* Director January 17, 2007

* Hereby executed by Dennis Higgs pursuant to Power of Attorney filed with the Commission on December 20, 2006 with the Registrant’s Form SB-2.

/s/ Dennis Higgs ___________________________ Dennis Higgs Attorney-in-Fact